Exhibit 1.2

Co.No.20600.

[कम्पनी अधिनियम, 1956 की धारा 18(3)]

[Section 18(3) of Companies Act, 1956]

एक राज्य से दूसरे राज्य में रजिस्ट्रीकृत कार्यालय के अन्तरण की पुष्टि करने वाले न्यायालय के आदेश के रजिस्ट्रीकरण का प्रमाण-पत्र

.... ने विशेष संकल्प द्वारा रजिस्ट्रीकृत कार्यालय का .... राज्य में .... राज्य में अन्तरण करके स्थान की बाबत संगम-ज्ञापन के उपबंधों में परिवर्तन कर दिया है और ऐसे परिवर्तन को .... तारीख .... के आदेश द्वारा पुष्टि कर दी गई है।

मैं एतद्द्वारा प्रमाणित करता हूं कि उक्त आदेश की प्रमाणित प्रति इस दिन रजिस्ट्रीकृत कर दी गई है।

मेरे हस्ताक्षर से यह तारीख .... को दिया गया।

(V. Sreenivasa Rao).
कम्पनियों का रजिस्ट्रार
Registrar of Companies
Karnataka : Bangalore.

जे. एस. सी.-6
J. S. C.-6

Co.No.20800.
[, 1956 18(3)]
(Section 18(3) of Companies Act, 1956)
CERTIFICATE OF REGISTRATION OF THE ORDER OF COURT CONFIRMING TRANSFER OF THE REGISTERED OFFICE FROM ONE STATE TO ANOTHER
The WIPRO LIMITED having by special resolution altered the provisions of its Memorandum of Association with respect to the place of the registered office by changing it from the state of Maharashtra to the state of Karnataka and such alteration having been confirmed by an order of Company Law Board, Western Region Bench, bearing date the 9th May, 1996.
I hereby certify that a certified copy of the said order has this day been registered.
Given under my hand at Bangalore this Tenth day of July one thousand hundred and Ninety Six.
(V. Sreenivasa Rao).
Registrar of Companies
Karnataka : Bangalore.
J.S.C.-6

FRESH CERTIFICATE OF INCORPORATION
CONSEQUENT ON CHANGE OF NAME
No. 4713/GTA
IN THE OFFICE OF THE REGISTRAR OF COMPANIES
MAHARASHTRA, BOMBAY.
[Under the Companies Act, 1956 (1 of 1956)]
In the matter of *WIPRO PRODUCTS LIMITED.
I hereby certify that WIPRO PRODUCTS LIMITED, which was originally incorporated on TWENTY NINTH day of December 1945 under the +INDIAN COMPANIES ACT, 1913, and under the name WIPRO PRODUCTS LIMITED having duly passed the necessary resolution in terms of Section 21/22(I) (a) /22(I) (b) of Companies Act, 1956, and the approval of the Central Government signified in writing having been accorded thereto in the DEPARTMENT OF COMPANY AFFAIRS.
Regional Director WESTERN REGION letter no. RD : 110(21)1/84 dated 31-3-1984 the name of the said company is this day changed to WIPRO LIMITED and this certificate is issued pursuant to Section 23(I) of the said Act.
Given under my hand at BOMBAY this day of TWENTY EIGHTH APRIL 1984 (One Thousand Nine Hundered EIGHTYFOUR).
Sd/-
(U. C. NAHTA)
Addl. Registrar of Companies,
Maharashtra, Bombay.
* Here give the name of the Company as existing prior to the change.
+ Here give the name of the Act(s) under which the Company was originally registered and incorporated.

FRESH CERTIFICATE OF INCORPORATION
CONSEQUENT ON CHANGE OF NAME
In the office of the Registrar of Companies, Maharashtra
(under the Companies Act, 1956 (1 of 1956)
In the matter of
*WESTERN INDIA VEGETABLE PRODUCTS LIMITED
I hereby certify the WESTERN INDIA VEGETABLE PRODUCTS, LIMITED, which was originally incorporated on TWENTY NINTH day, DECEMBER 1945 under the @ INDIAN COMPANIES Act, 1913 and under the name WESTERN INDIA VEGETABLE PRODUCTS Limited having duly passed the necessary resolution in terms of Section 21 of the Companies Act, 1956, and the approval of the Central Government signified in writing having been accorded thereto in the Regional Director, Company Law Board, Western Region, Bombay letter No. RD : 8(21) 5/77 dated 6/6/1977, the name of the said company is this day changed to WIPRO PRODUCTS LIMITED and this certificate is issued pursuant to Section 23(1) of the said Act.
Given under my hand at BOMBAY this SEVENTH day of JUNE 1977 (One thousand nine hundred and SEVENTY SEVEN).
Sd/-
(V. M. GODBOLE)
Asstt. Registrar of Companies,
Maharashtra, Bombay.
* Here give the name of the Company as existing prior to the change
@ Here give the name of the Act(s) under which the Company was originally registered and incorporated.

Certificate of Incorporation
No. 4713 of 1945—1946
I hereby Certify that “WESTERN INDIA VEGETABLE PRODUCTS LIMITED” is this day incorporated under the Indian Companies Act, VII of 1913, and that the Company is Limited.
Given under my hand at Bombay this Twenty-ninth day of December One thousand nine hundred and forty-five.
Sd/-
BEHRAMJI M. MODI
Registrar of Companies

SECOND CERTIFICATE
pursuant to section 610(1)(b)
Certificate of Incorporation
Corporate Identity Number : L32102KA1945PLC020800
*****
I hereby certify that M/s. WIPRO LIMITED which was originally incorporated under the companies Act, 1913 on Twenty Ninth day of December One Thousand Nine Hundred and Forty Five and that the company is Limited
Given under my hand at Bangalore this 4th day of July
Two Thousand Thirteen.
(SATYAJIT ROUL)
ASST. REGISTRAR OF COMPANIES,
KARNATAKA::BANGALORE.

Government of India
Special Adhesive
Stamp of Rs. 45/-
Sd/-
Asstt. /Supdt. of Stamps, Bombay

THE INDIAN COMPANIES ACT, 1913

MEMORANDUM OF ASSOCIATION

OF

WIPRO LIMITED

1.	The Name of the Company is WIPRO LIMITED.		Name of the Company

2.	The Registered Office of the Company will be situated in the State of Karnataka.		Registered Office

3.	The Objects for which the Company is established are the following:		Objects of the Company

	(a)	To purchase or otherwise acquire and take over any lands (whether freehold, leasehold, or otherwise) with or without buildings and plant, machinery, factory or factories or any other property for the purposes of the business of the Company.

	(b)	To carry on the business of extracting oil either by crushing or by chemical or any other processes from copra, cottonseed, linseed, castor-seed, ground-nuts or any other nut or seed or other oil bearing substance whatsoever.

	(c)	To manufacture and deal in hydrogenated oil, vegetable oils, vegetable ghee substitutes, vegetable products and butter-substitutes, glycerine, lubricating oils, greases, boiled oils, varnishes and all other kinds of oils, and oil preparations and products including bye-products of whatsoever description and kind and to carry on the business of manufacturers and dealers in all kinds of oils, oil seeds and oil products and the cultivation of oil-seeds and the business of buyers, sellers and dealers of oil seeds and oil-products including by-products.

	(c)	(i) To carry on business as manufacturers, sellers, buyers, exporters, importers, and dealers of fluid power products of all types and kinds whether pneumatic or hydraulic and which are worked, propelled, and energised by fluids or gases and in particular the following pneumatic and hydraulic cylinders, air compressors, valves, hydraulic pumps, tools, regulators, filters, rotary tables, drill feeds, hydromotors, hydraulic and pneumatic equipments and all accessories and components required in connection therewith.

	(c)	(ii) To carry on business as mechanical engineers, tool makers, brass and metal founders, mill-makers, mill-wrighters, machinists, metallurgists; to carry on business of machine operations like turning, boring, reaming, tapping, drilling, milling, shaping, cutting, grinding, honing, lapping, super finishing, buffing and to carry on and undertake processes like electro-plating, electro-forming, electro-etching, hardening, phosphating, nitriding, blackening, tempering, die-casting, shell-moulding, thermo-forming and all foundry operations and to buy, sell, manufacture, repair, convert, alter, let on hire and deal in machines, machine tools and hardware of all kinds.

(c)	(iii)	To carry on the trade or business of manufacturing and distributing, chemists, and druggists, oil and colourmen, either wholesale or retail, together with all or any trades or business usually carried on in connection therewith and to prepare, manufacture, import, produce, buy, sell and deal in all kinds of raw materials, chemicals, compounds, synthetic products, salts, acids, mineral, vegetable, organic and inorganic alkalies, chemical and surgical materials and appliances and patent or proprietory medicines, pigments, varnishes, lacquers, manufacturing plants, chemicals, scientific, electrical, surgical and optical instruments and apparatus and other like articles and things and colour grinders, makers and dealers in proprietory articles of all kinds and of electrical, chemical, photographical, surgical and scientific apparatus and materials and to buy, sell, manufacture, refine, manipulate, import, export and deal in all substances and things capable of being used in by such business as aforesaid and required by any customers of or persons having dealings with the Company either by wholesale or retail.

(c)	(iv)	To carry on business as exporters, sellers, dealers and buyers in all types and kinds of goods, articles and things.

(c)	(v)	To carry on business in India and elsewhere as manufacturer, assembler, designer, builder, seller, buyer, exporter, importer, factors, agents, hirers and dealers of digital and analogue data processing devices and systems, electronic computers, mini and micro computers, micro-processors based devices and systems, electronic data processing equipment, central processing units, memories, peripherals of all kinds, data communication equipment control systems, remote control systems, software of all kinds, including machine oriented and problem oriented, software, data entry devices, data collecting systems, accounting and invoicing machines, intelligent terminals, controllers, media, solid state devices, integrated circuits, transistors, liquid crystals, liquid display systems, diodes, resistors, capacitors, transformers and all related and auxiliary items and accessories including all components of electronic hardware and appliance of any type and description.

(c)	(vi)	To carry on research and development activities on all aspects related to the products business and objects of the Company.

(d)	To construct, equip and maintain mills, factories, warehouses, godowns, jetties and wharves any other conveniences or erection suitable for any of the purpose of the Company.

(e)	To erect, purchase or take on lease, or otherwise acquire any mills, factories, works, machinery, and any other real and personal property appertaining to the goodwill of, and any interest in the business of refining and hydrogenating vegetable and other oils and vegetable products.

(f)	To carry on all or any of the business of soap and candle makers, tallow merchants, chemists, druggists, dry salters, oil-merchants, manufacturers of dyes, paints, chemicals and explosives and manufacturers of and dealers in pharmaceutical, chemical, medicinal and other preparations or compounds, perfumery and proprietary articles and photographic materials and derivatives and other similar articles of every description.

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(g)	To buy or otherwise acquire any oil or manure, mills or factories situate either in India, Ceylon or elsewhere and all property business and rights in connection therewith.

(h)	To exchange, sell, convey, assign or let on lease or leases or otherwise deal with the whole or any part of the Company’s immoveable property, and to accept as consideration for, or in lieu thereof, other land or cash or Government securities, or securities guaranteed by Government or partly the one and partly the other or such other property or securities as may be determined by the Company, and to take back or reacquire any property so disposed of by re-purchasing or leasing the same for such price or prices or consideration and on such terms and conditions as may be agreed on.

(i)	To sell or dispose of for cash, or on credit, or to contract for the sale and future delivery of, or to send for sale to any part of India or elsewhere, all the articles and things and also all other products or produce whatsoever of the company.

(j)	To extend the business of the Company from time to time by purchasing or taking on lease or otherwise acquiring any lands (whether freehold, leasehold or otherwise) with or without buildings and machinery standing thereon situate in Bombay or any where in India, by erecting mills or other buildings on such lands; by purchasing or taking on lease or otherwise acquiring the business, goodwill and property of any private pressing or ginning factory or other factory situate anywhere in India; and by amalgamation with, or purchasing or otherwise acquiring the business goodwill, property and assets of any one or more Joint Stock Company or Companies carrying on any similar business anywhere in India.

(k)	To extend the business of the Company by adding to, altering or enlarging from time to time all or any of the buildings, premises, plant and machinery for the time being the property of the Company; also by erecting new or additional buildings, on all or any of the lands and premises for the time being the property of the Company and also by expending from time to time such sums of money as may be in the opinion of the Directors necessary or expedient for the purposes of improving, adding to, altering, repairing, and maintaining the buildings, plant, machinery and property of the Company.

(l)	To undertake the payment of all rents and the performance of all covenants, conditions and agreements contained in and reserved by any lease that may be granted or assigned to or be otherwise acquired by the Company.

(m)	To purchase the reversion or reversions, or otherwise acquire the freehold of fee simple, of all or any part of the lands for the time being held under lease, or for an estate less than a freehold estate by the Company.

(n)	To carry on any other trade or business whatsoever as can in the opinion of the Company be advantageously or conveniently carried on by the Company by way of extension of or in connection with any of the Company’s business or as calculated directly or indirectly to develop any branch of the Company’s business or to increase the value of or turn to account any of the Company’s assets property or rights and to acquire forests, forest products, timber and to establish saw mills and dal factories.

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(o)	To carry on the business of tin makers, tin manufacturers, tin converters, colliery proprietors, coke manufacturers, miners, smelters, engineers, tin plate makers and iron founders in all their respective branches.

(p)	To acquire and take over the whole or any part of the business, property and liabilities of any person or persons, firm or corporation carrying on any business which this Company is authorised to carry on or possessed of any property or rights suitable for the purposes of the Company.

(q)	To generate, accumulate and supply electricity or other energy for running the Company’s mills, factories, plant and machinery and for other purposes of the business of the Company and to dispose of any surplus electricity or energy for any other purposes and on any terms and conditions and in any manner as the Company thinks expedient or convenient and for such purposes to acquire or construct, lay down, establish, fix and carry out all plant, powerhouse, cables, wires, lines, accumulators, transformers, lamps and works and to carry on the business of electricians and engineers and to do, execute and transact all such other works, acts, matters and things as the Company may think expedient or convenient in connection therewith.

(r)	To acquire, establish and provide or otherwise arrange for transport of any kinds for the purposes of the business of the Company and to construct any lines or works in connection therewith and work the same by steam, gas, oil, electricity or other fuel or power.

(s)	To manufacture or otherwise acquire and deal in containers and packing materials of any kinds including those made of glass, earthenware, metal, cardboard etc.

(t)	To sink wells and shafts, and to make, build and construct, lay down, acquire and maintain, reservoirs, water works, cisterns, tanks, culverts, filter-beds, main and other pipes, plant, machinery and appliances and to execute and do all other works and things expedient or convenient for obtaining, storing and delivering water for the purposes of the business of the Company and to dispose of any surplus water for any other purposes and on any terms and conditions and in any manner as the Company thinks expedient or convenient.

(u)	To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like conferring an exclusive or non-exclusive or limited right to use, any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company, or acquisition of which may seem to be expedient or convenient or calculated directly or indirectly to benefit this Company and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights and information so acquired.

(v)	To purchase or otherwise acquire from time to time and to manufacture and deal in all such raw materials, stores, stock-in-trade, goods including finished goods, chattles and effects as may be necessary, expedient or convenient for any business for the time being carried on by the Company.

(w)	To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company, or which the Company shall consider to be preliminary including therein the cost of advertising, commissions for underwriting, brokerage, printing and stationery and expenses attendant upon the formation of agencies and local boards.

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(x)	To enter into any partnership or any arrangement for sharing profits, union of interests, joint ventures, reciprocal concession or otherwise with any person or persons or corporation carrying on or engaged in or about to carry on or engage in, any business or enterprise which this Company is authorised to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit or to be expedient for the purposes of this Company and to take or otherwise acquire and hold shares or stock in or securities of and to subsidise or otherwise assist any such Company and to sell, hold reissue with or without guarantee or otherwise deal with such shares, stock or securities.

(y)	To purchase or otherwise acquire all or any part of the business, property and liabilities of any person, company, society, or partnership formed for all or any of the purposes within the objects of this Company and to conduct and carry on or liquidate and wind up any such business.

(z)	To enter into any arrangement with any Government or authorities, supreme, municipal, local or otherwise that may seem conducive to the Company’s objects or any of them and to obtain from any such Government or authority any rights, privileges and concessions which the Company may think fit desirable or expedient to obtain and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

(a1)	To provide for the welfare of person in the employment of the Company, or formerly engaged in any business acquired by the Company and the wives, widows, families or dependants of such persons by grants of money, pensions or other payments, and by establishing and supporting or aiding in the establishment and support of associations, institutions, funds, trusts, conveniences and by providing or subscribing towards places of instruction and recreation and hospitals, dispensaries, medical and other attendances and other assistance, as the Company shall think fit and to form, subscribe to or otherwise aid benevolent, religious, scientific, national, social, public, or other institutions or objects, or any exhibitions which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operations or otherwise.

(a1)	(i) To undertake, carry out, promote and sponsor rural development including any programme for promoting the social and economic welfare or uplift of the public in any rural area if the Directors consider it likely to promote and assist rural development and to give contributions to any recognised authority or institution and/or to incur any expenditure on any programme of rural development and to assist execution and promotion thereof either directly or through an independent agency or in other manner. Without prejudice to the generality of the foregoing, the words ‘rural area’ shall include such areas as may be regarded as rural areas under Section 35 CC of the Income-tax Act, 1961 or any other law relating to rural development for the time being in

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force or as may be regarded by the Directors as rural areas and the Directors may at their discretion in order to implement any of the above mentioned objects or purposes transfer without consideration or at such fair or concessional value as the Directors may think fit and divest the ownership of any property of the Company to or in favour of any public or local body or authority or central or state government or any public institutions or trust established under any law for the time being in force or registered or approved by the central or state Government or any authority specified in that behalf.

(a1)	(ii) To undertake, carry out, promote and sponsor or assist any activity for the promotion and growth of the national economy and for discharging what the Directors may consider to be the social and moral responsibilities of the Company to the public or any section of the public as also any activity which the Directors consider likely to promote national welfare or the social, economic moral uplift of the public or any section of the public and by such means as the Directors may think fit and the Directors may without prejudice to the generality of the foregoing undertake, carry out, promote and sponsor any activity for publication of any books, literature, newspaper, etc. for organising lectures or seminars, likely to advance these objects or for giving merit awards, scholarships, loans or any other assistance to deserving students or other scholars or persons to enable them to prosecute their studies or academic pursuits or researches or for establishing, conducting or assisting any institution, fund, trust, etc. having any one of the aforesaid objects as one of its objects by giving donations or otherwise in any other manner and the Directors may at their discretion in order to implement any of the above mentioned objects or purposes transfer without consideration or at such fair or concessional values as the Director may think fit and divest the ownership of any property of the Company to or in favour of any public institutions or trusts established under any law for the time being in force or registered or approved by the central or state Government or any authority specified in that behalf.

(a2)	From time to time to subscribe or contribute to any charitable, benevolent or useful object of a public character the support of which will, in the opinion of the Company, tend to increase its repute or popularity among its employees, its customers or the public.

(a3)

To promote any company or companies for the purpose of acquiring all or any of the properties, rights and liabilities of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

(a4)

Generally to purchase, take on lease or in exchange, hire or otherwise acquire any real and personal property and any rights or privileges which the Company may think necessary, expedient or convenient for the purpose of its business and in particular any lands, buildings, easements, machinery, plant and stock-in-trade.

(a5)	To construct, maintain, alter, improve and enlarge any buildings or works necessary or convenient for the purposes of the Company.

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(a6)

To construct, carry out, maintain, improve, manage, work, control, and superintend any roads, ways, tramways, railways, branches, or sidings,

bridges, reservoirs, canals, docks, wharves, water-courses, hydraulic works, gas works, electric works, factories, mills, warehouses and other works and conveniences which may seem directly or indirectly conducive to any of the Company’s objects and contribute to subsidize or otherwise assist or take part in such maintenance, management working, control and superintendence.

(a7)	To invest and deal with the moneys of the Company not immediately required in shares, stock, bonds, debentures obligations or other securities of any Company or association or in Government securities or in deposit with Banks or in any other instruments or commodities or in any other manner as may from time to time be determined.

(a8)	To lend money to such persons and on such terms as may seem expedient and in particular to customers and others having dealings with Company and to give any guarantee or indemnity as may seem expedient.

(a9)	To borrow or raise or secure the payment of money by mortgage or by the issue of debentures or debenture stock perpetual or otherwise, or in such other manner as the Company shall think fit and for the purposes aforesaid to charge all or any of the Company’s property or assets present and future including its uncalled and collaterally or further to secure any securities of the Company by a Trust Deed or other assurance and to redeem, purchase or pay off any such security.

(a10)	Upon any issue of shares, debentures or other securities of the Company to employ broker-commission agents and underwriters and to provide its remuneration of such reasons for their services by payment in cash, or by the issue of shares debentures or other securities of the Company, or by the granting of options, to take the same, or in any other manner allowed by law.

(a11)	To draw, make, accept endorse, discount, execute, and issue promissory notes, bills of exchange, hundles, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(a12)	To undertake and execute any trusts the undertaking whereof may seem desirable or expedient, and either gratuitously or otherwise.

(a13)	To sell or dispose of the undertaking of the Company or any part thereof in such manner and for such consideration as the Company may think fit and in particular for shares (fully or partly paid-up) debentures, debenture stock or securities of any other Company whether promoted by the Company for the purpose or not and to improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with all or any part of the property and rights of the Company.

(a14)	To adopt such means of making known the production of the Company as may seem expedient or convenient and in particular by advertising in the press by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes, rewards and donations.

(a15)	To establish and maintain local registers, agencies and branch places of business and procure the Company to be registered or recognized and carry on business in any part of the world.

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	(a16)	To sell, improve, manage, develop, exchange, enfranchise, lease, mortgage, dispose of, turn to account or otherwise deal with all or any part of the property and rights of the Company.

	(a17)	To place, to reserve or to distribute as dividend or bonus among the members or otherwise to apply as the Company may from time to time think fit, any moneys of the company including moneys received by way of premium on shares or debentures issued at a premium by the Company and any moneys received in respect of dividends accrued on forfeited shares and also moneys arising from the sale by the Company of forfeited shares or from unclaimed dividends.

	(a18)	To distribute any of the Company’s property among the members in specie or kind.

	(a19)	To do all or any of the above things in any part of the world and either as principals, agents, trustees or otherwise and either alone or in conjunction with others and by or through agents, sub-contractors, trustees or otherwise.

	(a20)	To do all such other things as are incidental or the Company may think expedient or conducive to the attainment of the above objects or any of them.

	(a21)	To carry on the business of leasing and hire purchase and to acquire, to provide on lease or to provide on hire purchase basis, all types of industrial and office plant, equipment, machinery, vehicles, buildings and real estate, required for manufacturing, processing, transportation, and trading businesses and other commercial and service businesses.

(a22, a23 and a24 Amended vide resolution passed by members at the Annual General Meeting held on July 21, 2005)	(a22)	To undertake and carry on the business of providing all kinds of information technology based and enabled services in India and internationally, electronic remote processing services, eServices, including all types of Internet-based/ Web enabled services, transaction processing, fulfillment services, business support services including but not limited to providing financial and related services of all kinds and description including billing services, processing services, database services, data entry business-marketing services, business information and management services, training and consultancy services to businesses, organizations, concerns, firms, corporations, trusts, local bodies, states, governments and other entities; to establish and operate service processing centers for providing services for back office and processing requirements, marketing, sales, credit collection services for companies engaged in the business of remote processing and IT enabled services from a place of business in India or elsewhere, contacting & communicating to and on behalf of overseas customers by voice, data image, letters using dedicated international private lines; and to handle business process management, remote help desk management; remote management; remote customer interaction, customer relationship management and customer servicing through call centers, email based activities and letter/fax based communication, knowledge storage and management, data management, warehousing, search, integration and analysis for financial and non financial data.

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	(a23)	To act as information technology consultants and to operate a high technology data processing center for providing information processing, analysis, development, accounting and business information and data to customers in India and internationally; to carry on the business of gathering, collating, compiling, processing, analyzing, distributing, selling, publishing data and information and including conduct of studies and research, and marketing of information and services and providing access to information regarding financial operations and management, financial services, investment services business and commercial operations, financial status, creditworthiness and rating, consumer responses and management of businesses of all kinds and descriptions by whatever name called.

	(a24)	To carry on the business as Internet service provider and undertake any and all kinds of Internet/web based activities and transactions; to design, develop, sell, provide, maintain, market, buy, import, export, sell and license computer software, hardware, computer systems and programs products, services and to give out computer machine time and to carry on the business of collecting, collating, storing, devising other systems including software programs and systems.

(Amended vide Special Resolution by way of Postal Ballot held on June 25, 2008)	(a25)	To design, develop, fabricate, manufacture, operate, install, maintain, and assemble, export from and Import, sell or otherwise deal in all kinds of end to end solutions including equipments, for water treatment including but not limited to ultra pure water, waste water treatment, water reuse and desalination and related activities.
(a26)

To design, develop, fabricate, manufacture, assemble, operate, maintain, export from and import, sell or otherwise deal in and to act as consultant, designer, supplier, manufacturer, importer or exporter of every goods and services including equipments in connection with all types of renewal energy systems, food and agricultural processing systems such as but not limited to Biofuel, wind energy, solar energy, geo-thermal energy systems, filing, sealing, coding, marking/labeling and packaging machinery and equipment, agricultural tools/implements, machinery and equipment, agricultural product processing including food processing project and equipment not limited to such purposes as power generation, water heating, sorting, grading, washing, cutting, slicing, mixing, waxing, distillation, fermentation, filteration, drying, concentration, heat exchangers, mixing, pasteurization systems, etc made of all types of steel and other special metals / non metals for all types of applications and user industries and to deliver these plant, equipment, machinery and services anywhere in the world.

AND it is hereby declared that the word Company in this clause shall be deemed to include any partnership or other body of persons whether incorporated or not and whether domiciled in India or elsewhere and the intention is that the objects specified in each sub-clause or paragraph of this Clause shall except where otherwise expressed such sub-clause or paragraph, be in no ways limited or restricted by reference to or inference from the terms of any other sub-clause or paragraph or the name of the Company but may be carried out in as full and ample a manner and construed in as wide a sense as if each of the said sub-clause or paragraphs defines the objects of a separate distinct and independent company.

9

Members Liability limited	4.	The liability of the members is limited

Capital (Amended vide pursuant to the orders of High Court of Karnataka, in the company petition nos. 291 and 292 of 2013)	5.	“The Authorized Share Capital of the company is Rs. 610,00,00,000/- (Rupees Six Hundred and Ten Crore Only) divided into 291,75,00,000 (two hundred and ninety one crores seventy five lakhs) Equity Shares of Rs. 2/- (Rupees two only) each, 2,50,00,000 (Two Crore Fifty lakhs) preference shares of Rs. 10/- (Rupees ten only) each and 1,50,000 (One lakh Fifty Thousand) 10% optionally convertible Cumulative Preference shares of Rs. 100/- each, with power to increase and reduce or consolidate or sub-divide the capital of the Company and to divide the shares in the Capital for the time being into several classes and to attach thereto respectively such preferential, deferred, qualified or special rights, privileges or conditions as may be determined by or accordance with the Articles of Association of the Company for the time being and to verify, modify or abrogate any such rights, privileges or conditions in such manner as may for the time being be permitted by the Act or provided by the Articles of Association of the Company for the time being.”.

9-1

We, the several persons, whose names and addresses are subscribed thereto, are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the Capital of the Company set opposite to our respective names.

Names	Address and description of subscribers	Number of Shares taken by each subscriber	Witness

Sd. R M. Chinoy	Radio House, Apollo Bunder, Fort, Bombay, Director, Indian Radio & Cable Communication Co., Ltd.	50	Sd. N. P. Vansia

Sd. Pranlal Devkaran Nanjee	17, Elphinstone Circle, Fort, Bombay, Banker.	100	Sd. N. P. Vansia

Sd. Behram N. Karanjia	17-19, Bomanji Master Road, Kalba-devi Road, Bombay-2 General Merchant.	50	Sd. N. P. Vansia

Sd. Ratansey Karsondas Vissanji	9, Wallace Street Fort, Bombay, Director, Wallace Flour Mills, Ltd.	50	Sd. N. P. Vansia

Sd. Dewjee Tokarsee Mooljee	17, Bazargate Street, Fort, Bombay General Merchant.	50	Sd. N. P. Vansia

Sd. Ratilal Mulji Gandhi	C/o Messrs R Ratilal & Co. Teju Kaya Building, Chinch Bunder Road, Bombay-9 General Merchant	100	Sd. N. P. Vansia

Sd. Mohamed Husein Hasham Premji	Botawala Building, 8, Elphinstone Circle, Fort, Bombay, General Merchant	100	Sd. N. P. Vansia

Sd. Gangaram Vallabhji	Botawala Building, 8, Elphinstone Circle, Fort Bombay, Merchant	50	Sd. N. P. Vansia

Dated the 21st day of December 1945.

9A

THE COMPANIES ACT, 2013

COMPANY LIMITED BY SHARES

(INCORPORATED UNDER THE COMPANIES ACT, 1913)

ARTICLES OF ASSOCIATION

OF

WIPRO LIMITED

The following regulations comprised in these Articles of Association were adopted pursuant to members’ resolution passed at the Annual General Meeting held on July 23, 2014 in substitution for and to the entire exclusion of, the regulations contained in the existing Articles of Association of the Company.

ARTICLES OF ASSOCIATION

OF

WIPRO LIMITED

I. CONSTITUTION OF THE COMPANY

Table F not to apply	1			Wipro Limited is established with Limited Liability in accordance with and subject to the provisions of the Indian Companies Act, 1913, but none of the Regulations contained in the Table marked F in Schedule I to the Companies Act, 2013, shall be applicable to the Company except so far as the said Act or any modification there otherwise expressly provides.

Company to be governed by these Articles				The Regulations for management of the Company and for the observance of the members shall be such as are contained in these Articles.

II. INTERPRETATION

Interpretation Clause	2	(a)		In the interpretation of these Articles, the following words and expressions shall have the following meanings, unless repugnant to the subject or context.

“Alter”			(i)	‘Alter’ and ‘Alteration’ shall include the making of additions and omissions.

“Auditors”			(ii)	‘Auditors’ means those Auditors appointed under the said Act.

“A Company”			(iii)	A Company means a company as defined under Section 2(20) of the Act.

“Board”			(iv)	‘Board’ means the Directors of the Company collectively, and shall include a committee thereof.

“Body Corporate or Corporation”			(v)	‘Body Corporate’ or’ Corporation’ includes a company incorporated outside India but does not include, (1) a Co-operative Society registered under any law relating to Co-operative Societies, (2) any other body corporate which the Central Government may by notification in the Official Gazette specify in that behalf.

“The Company” or “This Company”	(vi)	The Company’ or This Company’ means Wipro Limited established as aforesaid.

“The Companies Act 2013” “The said Act” or “The Act”	(vii)	‘The Companies Act, 2013’, The said Act’, or The act’ and reference to any section or provision thereof respectively means and includes the Companies Act, 2013 (Act No. 18 of 2013) and any statutory modification thereof for the time being in force, and reference to the section or provision of the said Act or such statutory modification.

“Debenture”	(viii)	‘Debenture’ includes Debenture stock, bonds or any other instrument of a Company evidencing a debt, whether constituting a charge on the assets of the company or not.

“Directors”	(ix)	‘Directors’ means a director appointed to the Board of the company.

“Dividend”	(x)	‘Dividend’ shall include interim dividend.

“Document”	(xi)	‘Document’ includes summons, notice, requisition, order, declaration, form and register, whether issued, sent or kept in pursuance of this Act or under any other law for the time being in force or otherwise, maintained on paper or in electronic form.

“Executor” or “Administrator”	(xii)	“Executor” or “Administrator” means a person who has obtained probate or Letters of Administration, as the case may be, from a competent Court, and shall include the holder of a Succession Certificate authorising the holder thereof to negotiate or transfer the share or shares of the deceased members, and shall also include the holder of a Certificate granted by the Administrator-General of any State in India.

“Financial Statements”	(xiii)	“Financial Statements means:

(i) a balance sheet as at the end of the financial year;

(ii) a profit and loss account, or in the case of a company carrying on any activity not for profit, an income and expenditure account for the financial year;

(iii) cash flow statement for the financial year;

(iv) a statement of changes in equity, if applicable; and

(v) any explanatory note annexed to, or forming part of, any document referred to in sub-clause (i) to sub-clause (iv)

“In writing”	(xiv)	“In writing” or “Written” shall include e-mail, and any other form of electronic transmission.

“Independent Director”	(xv)	“Independent Director” shall have the meaning ascribed to it in the Act.

“Key Managerial Personnel”	(xvi)	“Key Managerial Personnel” means the Chief executive officer or the managing director; the company secretary; whole-time director; chief financial officer; and such other officer as may be notified from time to time in the Rules.

“Month”	(xvii)	“Month” means calendar month.

“National Holiday”	(xviii)	“National Holiday” means the day declared as national holiday by the Central Government.

“Office”	(xix)	‘Office” means the Registered Office for the time being of the Company.

“Ordinary & Special Resolution”		(xx)	“Ordinary Resolution” and “Special Resolution” shall have the meanings assigned to these terms by Section 114 of the Act.

“Rules”		(xxi)	“Rules” means any rule made pursuant to section 469 of the Act or such other provisions pursuant to which the Central Government is empowered to make rules, and shall include such rules as may be amended from time to time.

“Secretary”		(xxii)	“Secretary” is a Key Managerial Person appointed by the Directors to perform any of the duties of a Company Secretary.

“Shareholders ‘or Members”		(xxiii)	“Shareholders” or “Members” means the duly registered holder from time to time of the shares of the Company, and shall include beneficial owners whose names are entered as a beneficial owner in the records of a depository.

“The Seal”		(xxiv)	“The Seal” means the common seal of the Company for the time being.

“These presents”	(b)		“These presents” means and includes the Memorandum and this Articles of Association.

Singular Number	(c)		Words importing the singular number include, where the context admits or requires, the plural number and vice versa.

Gender	(d)		Words importing the masculine gender also include the feminine gender.

Persons	(e)		Words importing persons shall, where the context requires, include bodies corporate and companies as well as individuals.

Words and expressions defined in the Companies Act, 2013		(f)	Subject as aforesaid, any words and expressions defined in the said Act as modified up to the date on which these Articles become binding on the Company shall, except where the subject or context otherwise requires, bear the same meanings in these Articles.

Marginal Notes and other Headings		(g)	The marginal notes and the headings given in these Articles shall not affect the construction hereof.

Copies of the Memorandum and Articles to be Furnished	3		The Company shall, on being so required by a Member, send to him within seven days of the requirement and subject to the payment of a fee of Rs. 100/- or such other fee as may be specified in the Rules for each copy of the documents specified in Section 17 of the said Act.

III. SHARE CAPITAL, VARIATION OF RIGHTS & BUY BACK

Capital and shares	4

The Authorised Share Capital of the Company shall be such amount and be divided into such shares as may from time to time, be provided in clause V of Memorandum of Association. with power to Board of Directors to reclassify, subdivide, consolidate and increase and with power from time to time, to issue any shares of the original capital or any new capital with and subject to any preferential, qualified or special rights, privileges, or conditions may be, thought fit and upon the sub-division of shares to apportion the right to participate in profits, in any manner as between the shares resulting from sub-division.

The Authorised Share Capital of the Company shall be such amount and be divided into such shares as may from time to time, be provided in clause V of Memorandum of Association. with power to Board of Directors to reclassify, subdivide, consolidate and increase and with power from time to time, to issue any shares of the original capital or any

				new capital with and subject to any preferential, qualified or special rights, privileges, or conditions may be, thought fit and upon the sub-division of shares to apportion the right to participate in profits, in any manner as between the shares resulting from sub-division.

				If and whenever the capital of the Company is divided into shares of different classes, the tights of any such class may be varied, modified, affected, extended, abrogated or surrendered as provided by the said Act or by Articles of Association or by the terms of issue, but not further or otherwise.

Provisions of Section 43, 47 of the Act to apply	5			The provisions of Section 43, 47 of the Act in so far as the same may be applicable to issue of share capital shall be observed by the Company.

Restrictions on Allotment	6			The Directors shall have regard to the restrictions on the allotment of shares imposed by Section 39 and 40 of the said Act so far as those restrictions are binding on the Company.

Commission for placing shares	7.	(1)	(i)	The Company may at any time pay a commission to any person in consideration of his subscribing, or agreeing to subscribe (whether absolutely or conditionally) for any shares in or debentures of the Company or procuring or agreeing to procure subscription (whether absolute or conditional) for any shares in or debentures of the Company and the provisions of Section 40 of the said Act shall be observed and complied with. Such commission shall not exceed the maximum permissible rate as prescribed in the Rules. Such commission may be paid in cash or by the allotment of Securities.

			(ii)	Company shall not pay any commission to any underwriter on securities which are not offered to public for subscription.

			(iii)	The number of shares or debentures which persons have agreed to for commission to subscribe absolutely or conditionally is disclosed in the manner aforesaid.

		(2)		Nothing in this clause shall affect the power of the Company to pay such brokerage as it may consider reasonable.

		(3)		A Vendor to, promoter of, other person who receives payment in shares, debentures or money from the Company shall have and shall be deemed always to have had power to apply any part of the shares, debentures or money so received in payment of any commission the payment of which, if made directly by the Company, would have been legal under this Articles.

		(4)		The commission may be paid or satisfied (subject to the provisions of the Act and these Articles) in cash or in share, debentures or debenture stock of the Company, (whether fully paid or otherwise) or in any combination thereof.

Company not to give financial assistance for purchase of its own shares	8.			Except as provided by the Act, the Company shall not, except by reduction of capital under the provision of Sections 66 or Section 242 of the said Act, buy its own shares nor give, whether directly or indirectly, and whether by means of a loan, guarantee, provision of security or otherwise any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company.

Provided that nothing in this Article shall be taken to prohibit:

	8.1	(i)	the provision of money in accordance with any scheme approved by the Company through Special Resolution and in accordance with the requirements specified in the relevant Rules, for the purchase of, or subscription for, fully paid up Shares in the Company, if the purchase of, or the subscription for the Shares held by trustees for the benefit of the employees or such Shares held by the employee of the Company;

		(ii)

the giving of loans by the Company to persons in the employment of the Company other than its Directors or Key Managerial Personnel, for an amount not exceeding their salary or wages for a period of six months with a view to enabling them to purchase or subscribe for fully paid up Shares in the Company to be held by them by way of beneficial ownership.

Nothing in this clause shall affect the right of the Company to redeem any shares issued under Section 55.

Buy back of Shares	8.2		Notwithstanding what is stated in Articles 8.1 above, in the event it is permitted by the Law and subject to such conditions, approvals or consents as may be laid down for the purpose, the Company shall have the power to buy-back its own shares, whether or not there is any consequent reduction of Capital. If and to the extent permitted by Law, the Company shall also have the power to re-issue the shares so bought back.

Issue of Securities at a Premium	9		The Company shall have power to issue Securities at a premium and shall duly comply with the provision of Sections 52 of the said Act.

Issue of redeemable preference shares	10		The Company may, subject to the provisions of Section 55 of the said Act, issue preference shares which are liable to be redeemed and may redeem such shares in any manner provided in the said section and may issue shares up to the nominal amount of the shares redeemed or to be redeemed. Where the Company has issued redeemable preference shares the provisions of the said section shall be complied with. The manner in which such shares shall be redeemed, shall be as provided by Article 80 unless the terms of issue otherwise provide.

IV. SHARES AND SHAREHOLDERS

Register of Members	11	(1)	The Company shall cause to be kept and maintained the following registers namely:

			(a) Register of members indicating separately for each class of equity and preference shares held by each member residing in India or outside India;

			(b) Register of debenture-holders; and

			(c) Register of any other security holders:

			(d) including an index in respect of each of the registers to be maintained in accordance with Section 88 of the Act.

		(2)	The Company shall also comply with the provisions of Sections 92 of the Act as to filing Annual Returns.

		(3)	The Company shall duly comply with the provisions of Section 94 of the Act in regard to keeping of the Registers, Indexes, copies of Annual Returns and giving inspection thereof and furnishing copies thereof.

Shares to be numbered progressively	12		The shares in the capital shall be numbered progressively according to their several classes.

Shares at the disposal of the Directors	13		Subject to the provisions of the said Act and these Articles, the shares in the capital of the Company for the time being (including any shares forming part of any increased capital of the Company) shall be under the control of the Directors who may issue, allot or otherwise dispose of the same or any one of them to such persons on such proportion and on such terms and conditions and either at a premium or at par or (subject to compliance with the provisions of Section 54 of the Act) at a discount and at such times as they may from time to time think fit and proper and with the sanction of the Company in General Meeting to give to any person the option to call for or be allotted shares of any class of the Company either at par or at premium or subject aforesaid at a discount during such time and for such consideration and such option being exercisable at such times as the Directors think fit and may allot and issue shares in the capital of the Company in lieu of services rendered to the Company or in the conduct of its business; and any shares which may be so allotted may be issued as fully paid up shares and if so issued shall be deemed to be fully paid up shares.

Every share transferable etc.	14	(1)	The shares or other interest of any member in the Company shall be movable property transferable in the manner provided by the Articles of the Company.

		(2)	Each share in the Company having a share capital shall be distinguished by its appropriate number.

		(3)	Certificates of Shares :

			A certificate under the Seal of the Company specifying any shares held by any Member shall be prima facie evidence of the title of the Member to such shares.

Application of premiums received on issue of shares	15	(1)	Where the Company issues shares at a premium, whether for cash or otherwise, a sum equal to the aggregate amount of the value of the premiums on those Shares shall be transferred to an amount to be called “the securities premium account”, and the provisions of the Act relating to the reduction of the Share Capital of a company shall except as provided in this clause, apply as if the securities premium account were paid-up share capital of the Company.

		(2)	The securities premium account may be applied by the Company for the purposes permissible pursuant to the Act

Further issue of capital	16		The Company shall comply with the provisions of Section 62 of the Act with regard to increasing the subscribed capital of the Company.

	17		If and whenever as the result of issue of new shares or any consolidation or subdivision of shares, any shares become held by members in fractions the Directors shall subject to the provisions of the Act and the Articles and to the directions of the Company in general meeting, if any, sell those shares which members hold in fractions for the best price reasonably obtainable and shall pay and distribute to and amongst the members entitled to such shares in due proportion, the net proceeds of the sale thereof. For the purpose of giving effect to any such sale the Directors may authorise any person to transfer the shares sold to the purchaser thereof comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be effected by any irregularity or invalidity in the proceedings in reference to the sale.

Acceptance of shares	18	An application signed by or on behalf of an applicant for shares in the Company followed by an allotment of shares therein, shall be an acceptance of shares within the meaning of these Articles;. The Directors shall comply with the provisions of Sections 39 and 40 of the Act so far as applicable.

Deposit and call etc. to be a debt payable immediately	19	The money (if any) which the Directors shall, on the allotment of any shares being made by them, require or direct to be paid by way of deposits, calls or otherwise in respect of any shares allotted by them, shall, immediately on the inscription of the name in the Register of Members as the holder of such shares, become a debt due to and recoverable by the Company from the allottee thereof, and shall be paid by him accordingly.

Calls on shares of the same class to be made on uniform basis Calls on shares of the same class to be made on uniform basis	20

Where any calls for further share capital are made on shares, such calls shall be made on a uniform basis on all shares, falling under the same class.

Explanation: - For the purpose of this provision shares of the same nominal value on which different amounts have been paid up shall not be deemed to fall under the same class.

Return of allotment	21	The Directors shall cause to be made the returns as to all allotments from time to time made in accordance with the provisions of Section 39 of the said Act.

Installments on shares to be duly paid	22	If, by the conditions of allotment of any shares the whole or part of the amount or issue price thereof shall be payable by installments, every such installment shall, when, due, be paid to the Company by the person who for the time being and from time to time shall be of the shares or his legal representative.

Liability of Members	23	Every member, or his executors or administrators or other representative, shall pay to the Company the portion of the capital represented by his share or shares, which may, for the time being, remain unpaid thereon, in such amounts, at such time or times, and in such manner, as the Directors shall, from time to time, in accordance with the Company’s regulations, require or fix for the payment thereof.

Liability of Joint holders	24	If any share stands in the names of two or more persons all the joint-holders of the share shall be severally as well as jointly liable for the payment of all deposits, installments, and calls due in respect of such shares, and for all incidents thereof according to the Company’s regulations; but the persons first named in the Register shall, as regards service of notice, and all other matters connected with the Company, except the transfer of the share and any other matter by the said Act or herein otherwise provided, be deemed the sole holder thereof.

Registered holder only the owner of the shares	25	Save as herein or by laws otherwise expressly provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not, except as ordered by a Court of competent jurisdiction, or as by statute required, be bound to recognize any benami trusts whatsoever or equitable, contingent, future, partial or other claim to or interest in such share on the part of any other person whether or not it shall have express or implied notice thereof; the Directors shall, however be at liberty, at their sole discretion, to register any share in the joint names of any two or more persons, and the survivor or survivors of them.

V. CERTIFICATES

Certificate of shares	26			Subject to any statutory or other requirement having the force of law governing the issue and signatures to and sealing of certificate to shares and applicable to this Company for the time being in force the certificate of title to shares and the duplicate thereof when necessary shall be issued under the seal of the Company which shall be affixed in the presence of and signed by (1) two Directors or persons acting on behalf of the Directors under a duly registered power of attorney and (2) the Secretary or some other person appointed by the Board for the purpose; a Director may sign a share certificate by affixing signature thereon by means of any machine, equipment or other mechanical means such as engraving in metal or lithography but not by means of a rubber stamp, provided that the Director shall be responsible for the safe custody of such machine, equipment or other materials used for the purpose.

Members’ right to Certificates	27	(1)	(i)	Every member shall be entitled without payment to the certificate for all the Shares of each class or denomination registered in his name, or if the Board, so approve (upon paying such fees as the Board may from time to time determine) to several certificates, each for one or of such Shares and the Company shall complete such certificate within two months after the allotment or such period as may be determined at the time of the issue of such capital whichever is longer or within one month after registration of the transfer thereof as provided by Section 56 of the Act. Every certificate of shares shall have its distinctive number and be issued under the Seal of the Company and shall specify the number and denoting number of the shares in respect of which it is issued and the amount paid thereon and shall be in such form as the Board shall prescribe or approve provided that in respect of share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and the delivery of a certificate for a share or shares to one of several joint-holders shall be deemed to be sufficient delivery to all.

May be delivered to any one of Joint-holders	(ii)	A certificate of shares registered in the names of two or more persons, unless otherwise directed by them in writing, may be delivered to any one of them on behalf of them all.

Shares in Depository form	(2) (iii)	Notwithstanding anything contained herein, the Company shall be entitled to dematerialise its shares, debentures and other securities pursuant to the Depositories Act, 1996 and to offer its shares, debentures and other securities for subscription in a dematerialised form.

	(iii)	Notwithstanding anything contained herein, the Company shall be entitled to treat the person whose names appear in the register of members as a holder of any share or whose names appear as beneficial owners of shares in the records of the Depository, as the absolute owner thereof and accordingly shall not (except as ordered by a Court of competent jurisdiction or as required by law) be bound to recognise any benami trust or equity or equitable contingent or other claim to or interest in such share on the part of any other person whether or not it shall have express or implied notice thereof.

	(iii)	Notwithstanding anything contained herein, in the case of transfer of shares or other marketable securities where the Company has not issued any Certificates and where such shares or other marketable securities are being held in

		an electronic and fungible form, the provisions of the Depositories Act, 1996 shall apply. Further, the provisions relating to progressive numbering shall not apply to the shares of the Company which have been dematerialised.

Issue of new certificate in place of one defaced, lost or destroyed	28	If any certificate be worn out, defaced, destroyed or lost or if there be no further space on the back thereof for endorsement of transfer, then upon production thereof to the Board, they, may order the same to be cancelled, and may issue a new certificate in lieu thereof and if any certificate be lost or destroyed then upon proof thereof to the satisfaction of the Board and on such indemnity as the Board deem adequate being given, a new certificate in lieu thereof shall be given to the party entitled to such lost or destroyed certificate. A sum not exceeding Rs. 50/- shall be paid to the Company for every certificate issued under this clause, as the Board may fix from time to time, provided that no fee shall be charged for issue of new certificate in replacement of those which are old, worn, decrepit out or where the cages on the reverse for recording transfers have been fully utilised.

Board may waive fees	29	The Board may waive payment of any fee generally or in any particular case.

Endorsement on certificate	30	Every endorsement upon the certificate of any share in favour of any transferee thereof shall be signed by such person for the time being authorised by the Board in that behalf.

Board to comply with Rules	31	The Board shall comply with requirements prescribed by any Rules made pursuant to the said Act; relating to the issue and execution of share certificates.

VI. CALLS ON SHARES
Directors may make calls Calls may be made by installments	32	Subject to the provisions of Section 49 of the said Act, the Board may, from time to time, by means of resolution passed at its meetings make such calls as they may think fit upon the members in respect of moneys unpaid on the share held by them respectively and not by the conditions of allotment thereof made payable at fixed times, and each member shall pay the amount of every call so made on him to the persons and at the times and place appointed by the Board. A call may be made payable by installments.

Call to date from resolution	33	A call shall be deemed to have been made at the time when the resolution of the Board authorising such call was passed and may be made payable by members on a subsequent date to be specified by Directors.

Notice of call	34	Fourteen day’s notice at least of every call made payable otherwise than on allotment shall be given by the Company in the manner hereinafter provided for the giving of notices specifying the time and place of payment, and the person to whom such call shall be paid. Provided that before the time for payment of such call the Board may by notice given in the manner hereinafter provided revoke the same. The Board may, from time to time at their discretion, extend the time fixed for the payment of any call, and may extend such time as to all or any of the members who, the Board may deem fairly entitled to such extension; but no member shall be entitled to any such extension, except as a matter of grace and favour.

Provisions applicable to installments	35	If by the terms of issue of any share or otherwise any amount is payable at any fixed time or by installments at fixed times, whether on account of the share or by way of premium, every such

		amount or installments shall be payable as if it were a call duly made by the Board and of which due notice had been given, and all the provisions herein contained in respect of calls shall relate to such amount or installments accordingly.

When interest on call or installment payable	36	If the sum payable in respect of any call or such other amount or installments be not paid on or before the day appointed for payment thereof or any extension thereof as aforesaid, the holder for the time being of the share, in respect of which the call shall have been made, or such amount or installment shall be due, shall pay interest for the same, from the day appointed for the payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum, as shall from time to time be fixed by the Board. Nothing in this Article shall however, be deemed to make it compulsory on the Board to demand or recover any such interest, and the payment of such interest, wholly or in part, may be waived by the Board if they think fit so to do.

Money due to members from the Company may be applied in payment of call or installment	37	Any money due from the Company to a member may, without the consent and notwithstanding the objection of such member, be applied by the Company in or towards the payment of any money due from him to the Company for calls or otherwise.

Part payment on account to call etc. not to preclude forfeiture	38	Neither a judgement nor a decree in favour of the Company for calls of other moneys due in respect of any shares nor any part-payment or satisfaction thereunder nor the receipt by the Company of a portion of any money which shall from time to time be due from any member to the Company in respect of his shares, either by way of principal or interest, nor any indulgence granted by the Company in respect of payment of any such money, shall preclude the forfeiture of such shares as hereinafter provided.

Proof on trial on of suit on money on shares	39	On the trial or hearing of any action or suit brought by the Company against any member or his legal representatives to recover any moneys claimed to be due to the Company for any call or other sum in respect of his shares, it shall be sufficient to prove that the name of the member in respect of whose shares the money is sought to be recovered, appears entered on the Register of Members as the holder, or one of the holders, at or subsequent to the date at which the money sought to be recovered is alleged to have become due, on the shares in respect of which such money is sought to be recovered, and that the amount claimed is not entered as paid in the books of the Company or the Register of Members and that the resolution making the call is duly recorded in the minute book, and that notice of such call was duly given to the member or his legal representatives sued in pursuance of these presents; and it shall not be necessary to prove the appointment of the Directors who made such call, not that a quorum of Directors was present at the meeting of the Board at which such call was made, nor that the meeting at which such call was made duly convened or constituted, nor any other matter whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debts, and the same shall be recovered by the Company against the member or his representatives from whom the same is sought to be recovered unless it shall be proved, on behalf of such member or his representatives against the Company that the name of such member was improperly inserted in the register, or that the money sought to be recovered has actually been paid.

Payment of unpaid share capital in advance Interest may be paid thereon Repayment of such advances Priority of payment in case of winding up	40	(1)	The Board may, if they think fit, subject to the provisions of Section 50 of the Act receive from any member willing to advance the same, either in money or money’s worth the whole or any part of the amount remaining unpaid on the shares held by him beyond the sum actually called up and upon the moneys so paid or satisfied in advance, or so much thereof, as from time to time and at any time thereafter exceeds the amount of the calls then made upon and due respect of the shares on account of which such advances have been made, the Company may pay or allow interest at such rate as the member paying such advance and the Board agree upon; provided always that if at any time after the payment of any such money the rate of interest so agreed to be paid to any such member appears to the Board to be excessive, it shall be lawful for the Board from time to time to repay to such member so much of money as shall then exceed the amount of the calls made upon such shares, unless there be an express agreement to the contrary; and after such repayment such member shall be liable to pay, and such advance had been made, provided also that if at any time after the payment of any money so paid in advance, the Company shall go into liquidation, either voluntary or otherwise, before the full amount of the money so advanced shall have become due by the member to the Company for installments or calls, or any other manner, the member making such advance shall be entitled (as between himself and the other members) to receive back from the Company the full balance of such moneys rightly due to him by the Company in priority to any payment to members on account of capital.

No right to vote		(2)	The member making such advance shall not, however, be entitled to any voting rights in respect of the moneys so advanced by him until the same would, but for such payment, become presently payable.

VII. FORFEITURE OF AND LIEN ON SHARES

If call or installment not paid notice to be given to member	41		If any member fails to pay any money due from him in respect of any call made or amount or installment as provided in Article 35 on or before the day appointed for payment of the same, or any such extension thereof as aforesaid or any interest due on such call or amount or installment or any expenses that may have been incurred thereon, the Directors or any person authorised by them for the purpose may, at any time thereafter, during such time as such money remains unpaid, or a judgement or a decree in respect thereof remains unsatisfied in whole or in part, serve a notice in the manner hereinafter provided for the serving of notices on such member or any of his legal representatives or any of the persons entitled to the share by transmission, requiring payment of the money payable in respect of such share, together with such interest and all expenses (legal or otherwise) incurred by the Company by reason of such non-payment.

Term of notice	42		The notice shall name a day (not earlier than the expiration of fourteen days from the date of the notice) and a place or places on or before and at which the money due as aforesaid is to be paid. The notice may also state that in the event of the non-payment of such money at or before the time and the place appointed, the shares in respect of which the same owed will be liable to be forfeited.

In default of payment shares may be forfeited	43	If the requirements of any such notice as aforesaid are not complied with, every or any share in respect of which the notice is given may, at any time thereafter before payment of all calls or amounts or installments, interest and expenses due in respect thereof, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends and bonuses declared in respect of the forfeited shares and not actually paid before the forfeiture.

Notice of forfeiture Entry of forfeiture in register of members	44	When any share shall have been so forfeited, notice of the forfeiture shall be given to the member in whose name it stood immediately prior to the forfeiture or to any of his legal representatives, or to any of the persons entitled to the share by transmission and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register of Members. The provisions of this Article are, however, directory only and no forfeiture shall in any manner be invalidated by any omission or neglect to give such notice or to make such entry as aforesaid.

Forfeited shares to become property of the Company and may be sold etc.	45	Any share so forfeited shall be deemed to be the property of the Company and the Board may sell, re-allot or otherwise dispose of the same, either to the original holder thereof or to any other persons, and either by public auction or by private sale and upon such terms and in such manner as the Directors shall think fit.

Forfeiture may be remitted or annulled	46	In the meantime, and until any share so forfeited shall be sold, re-allotted or otherwise dealt with as aforesaid, the forfeiture thereof may at the discretion and by a resolution of the Board, be remitted or annulled as a matter of grace and favour but not as of right, upon such terms and conditions as they think fit.

Members still liable to pay money due notwithstanding the forfeiture	47	Any member whose shares have been forfeited shall, notwithstanding the forfeiture, remain liable to pay and shall forthwith pay to the Company all calls, amounts, installments, interest expenses owing upon or in respect of such shares at the time of the forfeiture, together with interest thereon, from the time of the forfeiture until payment, at the rates, not exceeding ten percent per annum as the Board may determine, in the same manner in all respects as if the shares had not been forfeited, without any. deduction or allowance for the value of the shares at the time to the forfeiture and the Board may enforce the payment thereof if they think fit (but without being under any obligation so to do) without entitling such member or his representative to any remission of such forfeiture or to any compensation for the same, unless the Directors shall think fit to make such compensation, which they shall have full power to do, in such manner and on such terms on behalf of the Company as they shall think fit.

Effect of forfeiture	48	The forfeiture of a share shall involve the extinction of all interest in and of all claims and demands against the Company of the member in respect of the share and ail other right of the member incident to the share except only such of those rights as by these Article are expressly saved.

Surrender of shares	49	The Directors may, subject to the provision of the Act, accept a surrender of any share from or by any member desirous of surrendering those on such terms as they think fit.

Certificate of forfeiture	50	A certificate in writing, under signature of one Director and countersigned by any other person who may be authorised for the purpose by the Board, that the call, amount or installment in respect of a share was made or was due or the interest in respect of a call, amount or installment was or the expenses were payable, as the case may be, the notice thereof as aforesaid was given and default in payment was made and that the forfeiture of the share was made by a resolution of the Board to the effect, shall be conclusive evidence of the facts stated therein as against all persons entitled to or interested in such share.

Title of Purchaser and allottee For forfeited Shares	51	The Company may receive the consideration, if any, given for the share on any sale, re-allotment or other disposition thereof and the person to whom such share is sold, re-allotted or disposed of may be registered as the holder of the share and shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or other disposal of the share.

Company’s lien on shares	52	The Company shall have a first and paramount lien upon all the shares not being fully paid-up shares, registered in the name of each member (whether solely or jointly with another or others) and upon the proceeds of sale thereof, for all moneys from time to time due or payable by him to the Company for calls made and all amounts or installments as provided by Article 35 payable in respect of such shares and no equitable interest in any shares shall be created except upon the footing and condition that Article 25 hereof is to have full effect. Any such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the Company’s lien, if any, on such shares.

		The Board may at any time declare any shares to be exempt, wholly or partially from the provisions of this Article.

Lien enforced by sale	53	For the purpose of enforcing such lien, the Directors may sell, the shares subject thereto in such manner as they think fit and transfer the same to the name of the purchaser, without any consent and notwithstanding any opposition on the part of the indebted member or any other person or persons interested therein and a complete title to the shares which shall be sold and transferred shall be acquired by the purchaser, by virtue of such sale and transfer, against such indebted member and all persons claiming with or under him whether he may be indebted to the Company in point of fact or not. But no such sale shall be made until notice in writing stating the amount due or specifying the liability of engagement and demanding payment or fulfillment or discharge thereof and of the intention to sell in default shall have been served upon such member or his heirs, executors, administrators, representatives or persons and default shall have been made by him or them in payment, fulfillment or discharge of such debts, liabilities or engagements for seven days after such notice.

Application of sale proceeds member	54	The net proceeds of any such sale after payment of the costs of such sale, shall be applied in or towards the satisfaction of such debts liabilities or engagements and the residue (if any) paid to such or any of his executors, administrators, representatives or assigns or any of the persons (if any) entitled by transmission to the shares sold.

Execution of instrument of transfer	55	Upon any sale after forfeiture or upon any sale for enforcing a lien, in purported exercise of the powers hereinbefore given, the Directors may appoint some person or persons to execute an instrument of transfer of the shares sold.

Validity of sale of such shares	56	Upon any such sale after forfeiture or for enforcing a lien in purported exercise of powers the Board shall cause the purchaser’s name to be entered in the Register in respect of the shares sold and shall issue to the purchaser a certificate such as is specified in Article 50 hereof in respect of the shares sold and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money and after his name has been entered in the Register in respect of such shares, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

VIII. TRANSFER AND TRANSMISSION OF SHARES

Register of Transfers	57	The Company shall keep a book called the ‘Register of Transfers’ and therein shall be fairly and distinctly entered the particulars of every transfer or transmission of any share in the Company.

Instrument of transfer to be executed by transferor and transferee	58	No transfer shall be registered unless a proper instrument of transfer has been delivered to the Company. Every instrument of transfer (which shall be in the form specified in the Rules) shall be duly stamped, dated and shall be executed by or on behalf of the transferor and the transferee and in the case of a share held by two or more holders or to be transferred to the joint names of two or more transferees by all such joint- holders or by all such joint transferees, as the case may be, several executors or administrators of a deceased member proposing to transfer the shares registered in the name of such deceased member shall all sign the instrument of

			transfer in respect of the share as if they were the joint-holders of the share. The instrument of transfer shall specify the name, address and occupation, if any, of the transferee.

Death of one or more joint holders	59		In the case of the death of any one or more of the persons named in the Register as the joint-holders of any share, the survivor or survivors shall be the only persons recognised by the Company as having any title to or interest in such share, but nothing herein contained shall be taken to release the estate of the deceased joint-holder from any liability on the shares held by him jointly with any other person.

Title of share Of deceased member	60	(1)	On the death of a member, the survivor or survivors where the member was a joint holder, and his nominee or nominees or legal representatives where he was a sole holder, shall be the only persons recognised by the company as having any title to his interest in the shares.

		(2)	Where there is no, nominee, the executors or administrators of a deceased member not being one of several joint-holders shall be the only persons recognised by the Company as having any title to the shares registered in the name of such deceased member, and the Company shall not be bound to recognise such executors or administrators, unless they shall have first obtained probate or letters of administration or other legal representation, as the case may be, provided nevertheless, the Directors, in any case where they in their absolute discretion think fit, may dispense with the production of Probate or Letters of Administration or such other legal representation, upon such terms as to

		indemnity or otherwise as they may deem fit and under the next Article, register the name of any person who claims to be absolutely entitled to the shares standing in the name of the deceased member as a member in respect of such shares.

Registration Of person Entitled to Shares Otherwise Than by Transfer (transmission clause)	61	Subject to the provisions of the last preceding Article, any person to whom the right to any share has been transmitted in consequence of the death or insolvency of any member or otherwise by operation of law may, with the consent of the Board (which they shall not be under any obligation to give) and upon his producing such evidence that he sustains the character in respect of which he proposes to act under the Article and of his title as the Directors think sufficient be registered as a member in respect of such shares . This clause is hereinafter referred to as the ‘transmission clause’. A transfer of the share or other interest in the Company of a deceased member thereof made by his legal representative shall, although the legal representative is not himself a member be as valid as if he had been a member at the time of effecting the transmission.

Evidence of transmission to be verified	62	Every transmission of a share shall be verified in such a manner as the Directors may require and the Company may refuse to register any such transmission until the same be so verified or unless an indemnity be given to the Company with regard to such registration which the Directors at their discretion shall consider sufficient; provided nevertheless, that there shall not be any obligation on the Company or the Directors to accept any indemnity, the Directors shall have the same right to refuse to register a person entitled by transmission to any shares or his nominee as if he were the transferee named in an ordinary transfer presented for registration.

Rights of such person	63		A person entitled to share by transmission may, until the Directors otherwise determine as provided in Article 129, receive and give discharge for any dividends, bonuses or other moneys payable in respect of the share, but he shall not be entitled to vote at any meetings of the Company and to any of the rights and privileges of a member, unless and until he shall have become a member in respect of the shares.

Procedure on application for transfer	64		An application for the registration of a transfer of shares or other interest of a member in the Company may be made either by the transferor or the transferee. Where such application is made by the transferor and relates to partly paid shares, the transfer shall not be registered unless the Company gives notice of the application to the transferee and the transferee makes no objection to the transfer within two weeks from the delivery of the notice.

Transfer to be left at office with certificate and with evidence of title	65	(1)	It shall not be lawful for the Company to register a transfer of any shares unless the proper instrument of transfer duly stamped, dated and executed by or on behalf of the Transferor and by or on behalf of the Transferee and specifying the name and address and occupation of the Transferee has been delivered to the Company along with the scrip and if no such scrip is in existence, along with the letter of allotment of the shares. Where the proper instrument of transfer is not received by the Company within a period of two months from the date on which the instrument is dated, the Directors may at their sole discretion be entitled to seek such documentation including indemnities as it may deem fit, from both the transferor and transferee, or from the person who has lodged the same for transfer, and the Board may at its sole discretion be entitled to give effect to the transfer on receipt of such documentation and indemnities (save where an order of a competent court is produced, the Board shall then give effect to the transfer).

		(2)	If the Company refuses to register the transfer of any shares, the Company shall within one month from the date on which the instrument of transfer is lodged with the Company send to the Transferee and the Transferor notice of the refusal as provided in Article 66.

		(3)	Nothing in clause (1) shall prejudice any power of the Company to register as shareholder any person to whom the right to any share has been transmitted by operation of law.

		(4)	Nothing in this Article shall prejudice any power of the Company to refuse to register the transfer of any share.

Directors may decline to register transfers	66		The Board may, at its absolute and uncontrolled discretion and without assigning or being under any obligation to give any reason, decline to register or acknowledge any transfer or transmission of shares and in particular, may so decline in any case in which the Company has a lien upon the shares or any of them or in the case of shares not fully paid-up whilst any moneys called or payable at a fixed time in respect of the shares desired to be transferred or any of them remain unpaid or unless the transferee is approved by the Board. Nothing in Section 56 of the Act shall prejudice this power to refuse to register the transfer of or the transmission by operation of law of the right to, any shares or interest of a member in or debentures of the Company. The

		registration of a transfer shall be conclusive evidence of the approval by the Board of the transferee, but so far only as regards the share or shares in respect of which the transfer is so registered and not further or otherwise and not so as to debar the Board to refuse registration of any further shares applied for. If the Board refuses to register the transfer or transmission of any shares notice of the refusal shall within two months from the date on which the instrument of transfer on intimation of transmission was delivered to the Company be sent to the Transferee and the Transferor or to the person giving intimation of the transmission, as the case may be.

Transferor to remain holder of shares till transfer registered	67	The Transferor shall be deemed to remain the holder of the shares until the name of the transferee shall be entered in the Register of Members.

Registered transfer to remain with Company	68	Every instrument of transfer which shall be registered shall remain in the custody of the Company. If the transfer relates to the only share or all the shares comprised in the certificate, such certificate or a new certificate in lieu thereof shall, after the registration of the transfer, be delivered to the transferee and if the transfer relates only to a part of the shares comprised in the certificate, the same shall, on registration of the transfer be retained by the Directors and cancelled and new certificates will be issued to the transferor and the transferee in respect of the shares respectively, held by them.

Transfer books and Register may be closed for not more than 45 days in the year	69	The Directors shall have power on giving seven days’ notice by advertisement as required by Section 91 of the Act to close the Transfer Book and Register of Members of such period or periods of time in every year as to them may seem expedient, but not exceeding 45 days in any year and not exceeding 30 days at any one time.

The Company not liable for disregard of any notice prohibiting registration of a transfer	70		The Company shall incur no liability or responsibility whatever in consequence of its registering or giving effect to any transfer of shares made or purporting to be made, by an apparent legal owner thereof (as shown or appearing in the Register of Members), to the prejudice of any person or persons having or claiming any equitable right, title or interest to or in the same shares, notwithstanding that the Company may have had notice of such equitable right title or interest or prohibiting registration of such transfer and may have entered such notice or referred thereto in any book of the Company; and the Company shall not be bound or required to regard or attend or give effect to any notice which may be given to it of any equitable right, title or interest or be under any liability whatsoever for refusing or neglecting so to do, though it may have been entered or referred to in some books of the Company; but the Company shall nevertheless be at liberty to regard and attend to any such notice and give effect thereto, if the Directors shall so think fit.

Transfer of debentures	71		The provision of these Articles shall mutatis mutandis apply to the transfer or transmission by operation of law of debentures of the Company.

IX. ALTERATION OF SHARE CAPITAL

Company may alter its Capital in certain ways	72		The Company may by Ordinary Resolution so alter the conditions of its Memorandum of Association as :-

		(1)	to increase its share capital by such amount as it thinks expedient by issuing new shares;

		(2)	to consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

		(3)	to convert all or any of its fully paid-up shares into stock and reconvert that stock into fully paid-up shares of any denominations;

		(4)	to sub-divide its shares or any of them into shares of smaller amount than is fixed by its Memorandum of Association, so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived.

		(5)	to cancel any shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Increase of Capital by The Directors and how carried into effect	73		The Directors may from time to time without any sanction of the Company, whenever all the shares in the issued capital shall not have been subscribed and whether all the shares for the time being subscribed shall have been fully called up or not, issue further shares of such value as they may think fit out of the unsubscribed balance of the issued capital. Such further shares shall be issued upon such terms and conditions (and if preference shares upon such conditions as to redemption) and with such rights and privileges annexed thereto as the Board shall direct and in particular, such shares may be issued with a preferential or qualified right to dividend and in the distribution of assets of the Company and subject to the provisions of Section 47 of the said Act with a special or without any right of voting and the Board may dispose of such shares or any of them either at par or at a premium, to any members or any class thereof or in such other manner as the Board may think most beneficial to the Company.

Further Issue of capital	74	(1)		Where it is proposed to increase the subscribed capital of the Company by the issue of new shares:

			(i)	such new shares shall be offered to the persons who, at the date of the offer are holders of the equity shares of the Company, in proportion, as nearly as circumstances admit to the capital paid-up on these shares at that date;

			(ii)	the offer aforesaid shall be made by notice specifying the number of shares offered and limiting a time not being less than fifteen days and not exceeding thirty days from the date of the offer within which the offer, if not accepted, will be deemed to have been declined;

			(iii)	The offer aforesaid shall be deemed to include a right exercisable by the person concerned to renounce the shares offered to him or any of them in favour of any other person; and the notice shall contain a statement of this right;

			(iv)	after the expiry of the time specified in the notice aforesaid or on receipt of earlier intimation from the person to whom such notice is given that he declines to accept the shares offered, the Board of Directors may dispose of them in such manner as they think most beneficial to the Company.

			(v)	To employees under a scheme of employees’ stock option, subject to Special Resolution passed by the company and subject to such conditions as may be specified in the relevant Rules.

			(vi)	To any persons, by way of passing a Special Resolution to that effect, whether or not those persons include the persons referred to in clause (a) or clause (b), either for cash or for a consideration other than cash, if the price of such shares is determined by the valuation report of a registered valuer subject to such conditions as may be specified in the relevant Rules

		(2)		Whenever any shares are to be offered to the members the Directors may dispose of any such shares which, by reason of the proportion borne by them to the number of persons entitled to such offer or by reason of any other difficulty in apportioning the same cannot in the opinion of the Directors be conveniently offered to the members.

		(3)		The right to issue further shares provided in this clause, shall include a right to the Company, to issue any instrument, including Global Depositary Receipt.

How far new share In original capital	75			Except so far as otherwise provided by the conditions of issue or by these presents, any capital raised by creation of new shares shall be considered as part of the capital and shall be subject to the provisions herein contained with reference to the payment of calls and installments, transfer, transmission, forfeiture, lien, surrender; voting and otherwise in all respects as if it had been the original capital.

Notice of increase of capital	76			The Directors shall, whenever there is a change in the share capital , file with the Registrar of Companies notice of the increase of the capital as provided by Section 64 of the said Act within thirty days after the passing of the resolution authorising the increase.

Transfer of Stock	77	(1)	When any shares shall have been converted into stock, the several holders of such stock may thenceforth transfer their respective interests therein or any part of such interest, in the same manner and subject to the same regulations as and subject to which shares in the Company’s capital may be transferred or as near thereto as circumstances will admit. But the Board may from time to time, if they think fit, fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but with full power, nevertheless, at the discretion to waive such rules in any particular case.

		(2)	Notice of such conversion of shares into stock or reconversion of stock into shares shall be filed with the Registrar of Companies as provided in the said Act.

Rights of stock-holders	78		The stock shall confer on the holders thereof respectively the same privileges and advantages, as regards participation in profits and voting at meetings of the Company and for other purposes, as would have been conferred by shares of equal amount in the capital of the Company of the same class as the shares from which such stock was converted but no such privileges or advantages, except the participation in profits of the Company or in the assets of the Company on a winding up, shall be conferred by any such aliquot part of, consolidated stock as would not, if existing in shares, have conferred such privileges or advantages. No such conversion shall affect or prejudice any preference or other special holders of the share and authenticated by such evidence (if any) as the provisions herein contained shall, so far as circumstances will admit, apply to stock as well as to shares and the words “share” and “shareholder” in these presents shall include “stock” and “stock-holder”.

X. REDUCTION OF CAPITAL

Reduction of capital	79			The Company may from time to time by Special Resolution, in such manner specified in the Act and subject to such consents as may be required under any other law for the time being in force, reduce in any manner:

		(1)		its share capital

		(2)		any capital redemption reserve account;
or

		(3)		any securities premium account.

Provisions relating to the redemption of preference shares	80	(1)		Subject to the provisions of Section 55 of the said Act, whenever any preference shares are issued which are or at the option of the Company are to be liable to be redeemed, the following provisions shall take effect :

			(i)	No such shares shall be redeemed except out of the profits of the Company which would otherwise be available for dividend or out of the proceeds of a fresh issue of shares made for the purposes of the redemption.

			(ii)	No such shares shall be redeemed unless are fully paid.

			(iii)	The premium, if any payable on redemption must be provided for out of the profits of the Company or out of the Company’s Securities Premium Account before the shares are redeemed.

			(iv)	Where any such shares are redeemed otherwise than out of the proceeds of a fresh issue there shall, out of profits which would otherwise have been available for dividend be transferred to the Capital Redemption Reserve Account, a sum equal to the nominal amount of the share redeemed.

(2)	Subject to the provisions of Section 55 of the Act and these Articles the redemption of preference shares hereunder may be effected in accordance with the terms and conditions of their issue and in the absence of any such terms and conditions in such manner as the Directors may think fit.

(3)	The redemption of preference shares under this provision by the Company shall not be taken as reducing the amount of its authorised share capital.

(4)	Where the Company has redeemed or is about to redeem any preference shares, it shall never have power to issue shares up to the nominal amount of the shares redeemed or to be redeemed as if those shares had never been issued; and accordingly the share capital of the Company shall not, for the purpose of calculating the fees payable under Section 385 of the said Act, be deemed to be increased by the issue of shares in pursuance of this Article.

Provided that, where new shares are issued before the redemption of the old shares, the new shares shall not so far as related to stamp duty, be deemed to have been issued in pursuance of this Article unless the old shares are redeemed within one month after the issue of the new shares.

(5)	The Capital Redemption Reserve Account may, notwithstanding anything in this Article, be applied by the Company, in paying up unissued shares of the Company to be issued to members of the Company as fully paid bonus shares.

XI. MODIFICATION OF RIGHTS

Power to modify rights	81	(1)	Whenever the share capital by reason of issue of Preference Shares or otherwise is divided into different classes of shares, all or any of the rights and privileges attached to each class may, subject to the provisions of Section 48 of the Act, be varied, commuted, affected, abrogated or dealt with by agreement between the Company and any person purporting to contract on behalf of that class provided such agreement is ratified in writing by holders of at least three-fourths of nominal value of the issued shares of the class or is sanctioned by Special Resolution passed at a separate meeting of the holders of the shares of that class and supported by the votes of the holders of not less than three-fourths of the shares of that class.

Article 81 not to derogate from company’s powers		(2)	This Article is not to derogate from any power the Company would have if this Article were omitted and in particular the powers under Chapter XV of the said Act or Chapter V of the Companies Act, 1956, whichever is in force for the time being.

			The dissentient members shall have the right to apply to Tribunal in accordance with the provisions of Section 48 of the Act.

XII. JOINT HOLDERS

Joint Holders	82	(1)	Where two or more persons are registered as the holders of any Securities they shall be deemed (so far as the Company is concerned) to hold the same as joint tenants with benefits of survivorship subject to the following and other provisions contained in these Articles.

No transfer to more than three persons		(2)	The Company shall be entitled to decline to register more than three persons as the joint holders of any Securities.

Liabilities of holders		(3)	The joint holders of any Security shall be liable severally as well as jointly for and in respect of all calls or installments and other payments which ought to be made in respect of such Securities.

Death of Joint holders	(4)	On the death of any one or more of such joint holders the survivor or survivors shall be the only person or persons recognised by the Company as having any title to the share but the Board may require such evidence of death as they may deem fit and nothing herein contained shall be taken to release the estate of a deceased joint holder from any liability on shares held by him jointly with any other person.

Receipt of one sufficient	(5)	Any one of such joint holders may give effectual receipts for any dividends or other moneys payable in respect of such Security.

Delivery of Certificate and giving of notices to first named holder	(6)	Only the person whose name stands first in the Register of Members (or the relevant register maintained for that Security) as one of the joint holders of any shares shall be entitled to delivery of the certificate relating to such or to receive notices (which expression shall be deemed to include all Documents) from the Company and any notice given to such person shall be deemed notice to all the joint holders.

Votes of Joint holder	(7)	Any one of two or more joint holders may vote at any meeting (including voting by postal ballot and by electronic voting) either personally or by an agent duly authorised under a power of attorney or by proxy in respect of such shares as if he were solely entitled thereto and if more than one of such joint holders be present at any meeting personally or by proxy or by attorney that one of such persons so present whose name stands first or higher (as the case may be) on the Register in respect of such Security shall alone be entitled to vote in respect thereof. Provided always that a person present at any meeting personally shall be entitled to vote in preference to a

			person, present by an agent, duly authorised under a power of attorney or by proxy although the name of such persons present by an agent or proxy stands first in the Register in respect of such shares. Several executors of a deceased member in whose (deceased member’s) sole name any Security stands shall for the purpose of this sub-clause be deemed joint holders.

XIII. GENERAL MEETING

Annual General Meeting	83		The Company shall, in addition to any other meetings which are hereinafter referred to as “Extraordinary General Meeting”, hold a General Meeting which shall be styled its Annual General Meeting at the intervals and in accordance with the provisions of the Act.

Directors may call Extraordinary General Meetings	84		The Directors may call Extraordinary General Meetings of the Company whenever they think fit and such meetings shall be held at such place and time as the Directors think fit.

Power of Tribunal to call General Meeting	85	(1)	If the default is made in holding an Annual General Meeting in accordance with Section 96 of the Act, the Tribunal may, notwithstanding anything in the Act, (or in the Articles of the Company) on the application of any member of the Company, call or direct the calling of a General Meeting of the Company, and give such ancillary or consequential directions as the Central Government thinks expedient in relation to the calling, holding and conducting of the meeting.

			Explanation: - The directions that may be given, may include a direction that one member of the Company so present in person or by proxy shall be deemed to constitute a meeting.

		(2)	A General Meeting held in pursuance of sub-clause (i) shall subject to any directions of the Tribunal be deemed to be an Annual General Meeting of the Company.

Calling of Extraordinary General Meeting on requisition	86	(1)	The Board of Directors of the Company shall on the requisition of such number of members of the Company as is specified in sub-clause (4) forthwith proceed duly to call an Extraordinary General Meeting of the Company.

		(2)	The requisition shall set-out the matters for the consideration of which the meeting is to be called shall be signed by the requisitionists and shall be sent to the Registered Office of the Company.

		(3)	The requisition may consist of several documents in like form each signed by one or more requisitionists.

		(4)	The number of members entitled to requisition a meeting in regard to any matter shall be such number of them as hold both on the date of such requisition and on the date of receipt of the requisition not less than one-tenth of such of the paid-up capital of the Company as at that date carries the right of voting in regard to that matter.

		(5)	Where two or more distinct matters are specified in the requisition, the provisions of sub-clause (4) shall apply separately in regard to each such matters and the requisition shall accordingly be valid only in respect of these matters in respect to which the conditions specified in that sub-clause is fulfilled.

		(6)	If the Board does not, within twenty one days from the date of the receipt of a valid requisition in regard to any matters, proceed duly to call a meeting for the consideration of those matters on a day not later than forty five days from the date of receipt of the requisition, the meeting may be called and held by the requistionists themselves within a period of three months from the date of the requisition.

Explanation:- For the purposes of this sub-clause, the Board shall in the case of a meeting at which a resolution is to be proposed as a Special Resolution, be deemed not to have duly convened the meeting if they do not give such notice thereof as is required by sub-section (2) of Section 114.

(7)		A meeting called under sub-clause (6) by the requisitionists or any of them -

	(a)	shall be called in the same manner as nearly as possible as that in which meetings are to be called by the Board; but

	(b)	shall not be held after the expiration of three months from the date of the deposit of the requisition.

	(c)	shall convene meeting at Registered office or in the same city or town where Registered office is situated and such meeting should be convened on working day.

(8)		Where two or more persons hold any shares or interest in a Company jointly, a requisition or a notice calling a meeting signed by one or only some of them shall for the purposes of this Section have the same force and effect as if it has been signed by all of them.

(9)		Any reasonable expenses incurred by the requisitionists by reasons of the failure of the Board duly to call a meeting shall be repaid to the requisitionists by the Company; and any sum so repaid shall be retained by the Company out of any sums due or to become due from the Company by way of fees or other remuneration for their services to such of the Directors as were in default.

Length of Notice for calling meeting	87		(1)

A General Meeting of the Company may be called by giving at least clear twenty one day’s notice in writing or through electronic mode but a General Meeting may be called after giving shorter notice if consent is given in writing or by electronic mode by not less than ninety five percent of the members entitled to vote at such meeting.

Provided that where any members of the Company are entitled to vote only on some resolution or resolutions to be moved at meeting and not on others, those members shall be taken into account for the purposes of this clause in respect of the former resolution or resolutions and not in respect of the latter.

Contents of Notice		(2)		Notice of every general meeting of the Company shall specify the place, date, day and the hour of the meeting and shall contain a statement of the business to be transacted thereat.

To whom notice to be given		(3)		Such notice shall be given -

			(i)	to every member of the Company, legal representative of any deceased Member or the assignee of an insolvent Member;

			(ii)	to the auditor or auditors of the Company; and

			(iii)	to every Director of the Company.

			(iv)	to every trustee for the debenture holder of any debentures issued by the Company.

Omission to give notice or non-receipt of notice shall not invalidate proceedings		(4)		The accidental omission to give notice to or the non-receipt of notice by, any member or other person to whom it should be given shall not invalidate the proceedings at the meeting.

Proxy		(5)		In every notice calling a meeting of the Company there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint a proxy or where that is allowed one or more proxies, to attend and vote instead of himself and that a proxy need not be a member.

Explanatory statements		(6)		Where any items of business to be transacted at the meeting are deemed to be special as provided in Article 88 there shall be annexed to the notice of the meeting a statement setting out all materials facts concerning each such item of business namely:

		(a)		The nature of concern or interest, financial or otherwise, if any of the following persons, in respect of each item of:

			(i)	every Director and the Manager; if any;

			(ii)	every other Key Managerial Personnel; and

			(iii)	relatives of the persons mentioned in sub-clause (i) and (ii);

		(b)		Any other information and facts that may enable members to understand the meaning, scope and implementation of the items of business and to take decision thereon.

Inspection of documents referred in the explanatory statement		(7)		Where any item of business consists of the according of approval to any document by the meeting the time and place where the document can be inspected shall be specified in the statement aforesaid.

Business to be transacted at meetings	88			In the case of an Annual General Meeting all business to be transacted at the meeting shall be deemed special with the exception of business relating to (i) the consideration of the Financial

		Statements, (including the consolidated financial statements, if applicable), and the Reports of the Board of Directors and Auditors, (ii) the declaration of a dividend, (iii) the appointment of Directors in the place of those retiring and (iv) the appointment of and the fixing of the remuneration of the Auditors. In the case of any other meeting all business shall be deemed special.

Circulation of members resolutions	89	Upon a requisition of members complying with Section 111 of the said Act, the Directors shall comply with the obligations of the Company under the said Act relating to circulation of members’ resolutions and statements.

Certificate conclusive as to Meeting having been duly called	90	A certificate in writing, signed by the Secretary or by a Director or some officer or agent appointed by the Board for the purpose, to the effect that according to the best of its belief the notices convening the meeting have been duly given shall be prima facie evidence thereof.

Security arrangement at venue of meetings.	91	The Board, and the persons authorised by it, shall have the right to take and/or make suitable arrangements for ensuring the safety of any meeting – whether a general meeting or a meeting of any class of Security, or of the persons attending the same, and for the orderly conduct of such meeting, and notwithstanding anything contained in this Articles, any action, taken pursuant to this Article in good faith shall be final and the right to attend and participate in such meeting shall be subject to the decision taken pursuant to this Article.

XIV. PROCEEDINGS AT GENERAL MEETINGS AND ADJOURNMENT THEREOF

Business which may not be transacted at the meeting	92	No General Meeting, Annual or Extraordinary, shall be competent to enter upon, discuss or transact any business a statement of which has not been specified in the notice convening the meeting except as provided in the said Act.

Presence of Quorum	93	No business shall be transacted at any General Meeting, unless the requisite quorum is present at the time when the meeting proceeds to business. The quorum for a general meeting shall be the presence in person of such number of members as specified in Section 103 of the Act. Subject to Article 82(7) when more than one of the joint-holders of a share is present only one of them shall be counted for ascertaining the quorum. Several executors or administrators of a deceased person in whose sole name shares stand shall for the purpose of this clause be deemed joint holders thereof.

If quorum not present, when meeting to be dissolved and when to be adjourned	94	If, within half an hour from the time appointed for holding the meeting, a quorum of members is not present, the meeting if convened by or upon such requisition of members as aforesaid shall be dissolved, but in any other case it shall stand adjourned pursuant to the provisions of sub-section (2) of section 103 of the Act.

Adjourned meeting to transact business even If no quorum present	95	If at such adjourned meeting a quorum of members is not present within half an hour from the time appointed for holding the meeting, the members present, whatever their number, shall be a quorum and may transact the business and decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place, if a quorum had been present thereat.

General Meeting	96	The Chairman of the Board (whether Member or not) shall if present and willing, be entitled to take the chair at every General Meeting, whether Annual or Extraordinary, but if there be no such Chairman or in case of his being present or being unwilling or failing to take the chair within fifteen minutes of the time appointed for holding such meeting, the members present shall choose another Director (whether Member or not) as Chairman and if all the Directors present decline to take the chair or if there be no Director present, then the members present shall choose one of their own members to be Chairman of the meeting. If a poll is demanded it shall be taken forthwith in accordance with the provisions of sub-section (2) of section 104. The Chairman elected on a show of hands shall exercise all the powers of the Chairman for the purpose of such poll. If some other person is elected Chairman as a result of such poll, he shall be the Chairman for the rest of the meeting.

The Chairman be permitted to hold the position of both the Chairman of the Board and/or General Meeting as well as Managing Director/CEO/equivalent position thereof in the Company as per the recommendations of the appropriate committee of the Directors and approved by the Board of Directors and as permitted by applicable laws from time to time

When chair vacant business confined to election of Chairman	97	No business shall be transacted at any General Meeting, except the election of Chairman, whilst the chair is vacant.

Chairman with consent of members may adjourn meeting	98	The Chairman may, with the consent of a majority of the members personally present at any meeting, adjourn such meeting from time to time and from place to place in the city, town or village where the Registered Office of the Company be situate but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. A resolution passed at an adjourned meeting of the Company shall

				be treated as having been passed on the date on which it was in fact passed and shall not be deemed to have been passed on any earlier date.

Notice of adjournment	99			Whenever any meeting is adjourned for thirty days or more notice of such adjourned meeting shall be given as in the case of an original meeting.

Chairman’s declaration of result of voting by show of hands	100	(1)		At any General Meeting, a resolution put to vote of the meeting shall, unless a poll is demanded under Section 109, or if the voting is carried out electronically be decided on a show of hands. Such voting in a general meeting or by postal ballot shall also include electronic voting in a General Meeting or Postal Ballot as permitted by applicable laws from time to time.

Chairman’s declaration of result of voting by show of hands conclusive.		(2)		A declaration by the Chairman in pursuance of clause (1) hereof that on a show of hands a resolution has or has not been carried or has or has not been carried either unanimously or by a particular majority and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number of proportion of the votes cast in favour of or against such resolution.

Casting vote Of the Chairman	101			In case of an equality of votes the Chairman of any meeting shall both on the show of hands and at a poll (if any) held pursuant to a demand made at such meeting, have a second or casting vote.

Minutes of Proceedings Of General Meetings of Board and Other meeting	102	(1)	(a)	The Company shall cause minutes of all proceedings of General Meetings of any class of shareholders or creditors, and every resolution passed by postal ballot and of all proceedings at meetings of its Board of Directors or of committees of the Board, to be entered in books kept for the purpose

		(b)	The minutes of each meeting shall contain a fair and correct summary of the proceedings thereat.

		(c)	All appointments of officers made at any time of the meetings aforesaid shall be included in the minutes of the meeting.

(d)

In case of a meeting of the Board of Directors or of a Committee of the Board, the minutes shall also contain :

(i) the names of the Directors present at the meeting; and the names of the Directors who are present through video or other audio-visual means.

(ii) in the case of each resolution passed at the meeting, the name of the Directors, if any, dissenting from or not concurring on the resolution.

		(e)	There shall not be included in the minutes, any matter which, in the opinion of the Chairman of the meeting :

(i) is or could reasonably be regarded as defamatory of any person;

(ii) is irrelevant to the interests of the Company; or

(iii) is detrimental to the interests of the Company.

Explanation: - The Chairman shall exercise an absolute discretion in regard to the inclusion or non-inclusion of any matter in the minutes on the grounds specified in this Article.

Minutes to be evidence	(2)		Any such minute, if purporting to be signed by the Chairman of the meeting at which the proceedings took place or by the Chairman of the next succeeding meeting, shall be evidence of the proceedings.

Presumption to be drawn where minutes duly drawn and signed		(3)		Where the minutes have been kept in accordance with clause (1) hereof; then until the contrary is proved, the meeting shall be deemed to have been duly called and held and all proceedings thereat to have duly taken place and the resolution passed by circulation, postal ballot or other permitted means shall be construed to have been duly passed, and in particular all appointments of Directors, Key Managerial Personnel, Auditors or Company Secretary in practice, made at the meeting shall be deemed to be valid, including the matters that are required to be transacted at a meeting of the Board as specified in Section 179 of the said Act.

Inspection of Minute Books of General Meeting	103	(1)		The books containing the minutes of the proceedings of General Meetings of the Company shall -

			(a)	be kept at the registered office of the Company; and

			(b)	be open during business hours to the inspection of any member without charge subject to such reasonable restrictions as the Company may impose so however that not less than two hours in each day are allowed for inspection.

		(2)		Any member shall be entitled to be furnished within seven working days after he has made request in that behalf to the Company with a copy of any Minutes referred to in sub-clause (1) on payment of Rs.10/- for every page or part thereof required to be photocopied and that the Company shall comply with provisions of Section 119 of the Act.

Other registers	104			The provisions contained in Article 103 shall mutatis mutandis apply to other registers maintained under the provisions of the said Act, that can be inspected by an eligible person.

Publication of reports of proceedings of General Meeting	105	No document purporting to be a report of the proceedings of any General Meeting of the Company shall be circulated or advertised at the expense of the Company unless it includes the matters required by Section 118 of the Act to be contained in the Minutes of the proceedings of such meeting.

XV. VOTING RIGHTS AND PROXY

Indebted members not to vote	106	No member shall be entitled to exercise any voting right on any question either personally or by proxy or upon poll (including voting by electronic means) in respect of any shares registered in his name on which any calls or other sums presently payable by him have not been paid or in regard to which the Company has or has exercised any right of lien.

Restrictions on exercise of voting rights in other cases to be void	107	A member is not prohibited from exercising his voting right on the ground that he has held his share or other interest in the Company for any specified period preceding the date on which the vote is taken, or on any other ground not being a ground set out in Article 106.

Vote of person of unsound mind	108	A member of unsound mind or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or at a poll by his committee or other legal guardian and not otherwise, and any such committee or guardian may, on a poll, vote by proxy.

Votes in respect of Securities under dispute	109	Notwithstanding anything contained in this Articles, where the title to any Securities is under dispute before any court, where no injunction subsists (or direction made) as to the exercise of voting rights or other rights of a member including the rights attached to such Securities, the Board shall be entitled to suspend any such right aforesaid.

Representation of corporations	110		A Member being a Body Corporate (whether a company within the meaning of the said Act or not) may by resolution of its Board of Directors or other governing body authorise such persons as it thinks fit to act as its representative at any meeting of the Company, or at any meeting of any class of members of the Company. A person authorised by resolution as aforesaid shall be entitled to exercise the same rights and powers (including the right to vote by proxy) on behalf of the Body Corporate which he represents as that body could exercise if it were a member, creditor or holder of debentures of the Company.

Number of votes to which member is entitled	111	(1)	Subject and without prejudice to any special privileges or restrictions or conditions for the time being attached to or affecting the preference or other special classes of shares, if any, issued by and for the time being forming part of the capital of the Company every member, entitled to vote under the provisions of these presents and not disqualified by the provisions of Articles 106, 108 and 109 or by any other Article shall on a show of hands have one vote and upon a poll every member, present in person or proxy or agent duly authorised by a power-of-attorney or representative duly authorised and not disqualified as aforesaid, shall have voting rights in proportion to his share of the paid-up equity capital of the Company subject however to any limits imposed by law. But no member shall have voting right in respect of any moneys paid in advance as provided by Article 40(2).

No voting by proxy on show of hands		(2)	No member not personally present shall be entitled to vote on a show of hands unless such member is a Body

			Corporate present by proxy or by a representative duly authorised under Section 113 of the Act in which case such proxy or representative may vote on a show of hands as if he were a member of the Company.

		(3)	A Member may exercise his vote, in respect of items of business to be transacted for which notice is issued, by electronic means in accordance with Section 108, and shall vote only once.

Right to use votes differently	112		On a poll taken at a meeting of the Company a member entitled to more than one vote, or his proxy or other person entitled to vote for him, as the case may be, need not, if he votes, use all his votes or cast in the same way all the votes he uses. A member or his proxy who votes shall be deemed to have used all his votes unless he expressly gives written notice to the contrary at the time he casts any votes.

Instrument of proxy to be in writing	113		Any member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person (whether a member or not) as his proxy to attend and vote instead of himself but a proxy so appointed shall not have any right to speak at the meeting and shall not be entitled to vote except on a poll. A person shall (a) not act as proxy for more than 50 Members and holding in aggregate not more than 10% of the total share capital of the Company; (b) not act as proxy for more than one Member, if that Member holds more than 10% of the total share capital of the Company.

Proxy may demand poll	114		The instrument appointing a proxy shall be in writing and shall be signed by the appointer or his attorney duly authorised in writing. If the appointer is a Body Corporate such instrument shall be under its seal or be signed by an officer or an attorney duly authorised by it, or by

		the persons authorised to act as the representative of such company under Article 110. Any instrument appointing a proxy to vote at a meeting shall be deemed to include the power to demand or join in the demand for a poll on behalf of the appointer, where a poll has not been ordered to be carried out electronically.

Instrument of proxy to be deposited at the Registered Office	115	No instrument of proxy shall be treated as valid and no person shall be allowed to vote or act as proxy at any meeting under an instrument of proxy, unless such instrument of proxy and power-of-attorney or other authority (if any) under which it is signed or a notarially certified copy of that power or authority shall have been deposited at the Registered Office of the Company at least forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the persons named in such instrument proposes to vote. An instrument appointing a proxy or an attorney permanently or for a certain period once registered with the Company need not be again registered before each successive meeting and shall be in force until the same shall be revoked. Notwithstanding that a power-of-attorney or other authority has been registered in the records of the Company, the Company may by notice in writing addressed to the member or to attorney at least seven days before the date of a meeting require him to produce the original power-of-attorney or authority and unless the same is thereupon deposited with the Company the attorney shall not be entitled to vote at such meeting unless the Directors in their absolute discretion excuse such non-production and deposit.

Custody of the instrument of appointment	116	If any such instrument of appointment be confined to the objects of appointing an attorney or proxy or substitute, it shall

			remain, permanent or for such time as the Directors may determine in the custody of the Company and if embracing other objects, a copy thereof, examined with the original shall be delivered to the Company to remain in the custody of Company.

Form of Proxy	117		The instrument appointing a proxy whether for a specified meeting or otherwise shall be in Form MGT-11

Vote of proxy how far valid	118	(1)	A vote given in pursuance of an instrument of proxy shall be valid, notwithstanding the previous death of the principal or the revocation of the proxy or any power-of-attorney under which such proxy was signed or the transfer of the shares in respect of which the vote is given provided no intimation in writing of the death, revocation or transfer shall have been received at the Registered Office of the Company before the vote is given.

		(2)	In case of e-voting, a Member shall be deemed to have exercised his voting rights by himself, even if any other person had voted using the login credentials of that Member.

Time for objection to vote	119		No objection shall be made to the validity of any vote except at the meeting or adjourned meeting or poll at which such vote shall be tendered and every vote whether given personally or by proxy, and not disallowed at such meeting or poll, shall be deemed valid for all purposes of such meeting or poll whatsoever.

Chairman sole judge of the validity of a vote	120		The Chairman of any meeting shall be the sole judge of the validity of every vote tendered at such meeting and the Chairman present at the taking of a poll shall be the sole judge of the validity of every vote tendered at such poll. The Chairman shall be assisted by a scrutinizer, appointed by the Board for this purpose.

XVI. CAPITALISATION OF PROFITS AND DIVIDENDS

The Company in General Meeting may declare a dividend	121	The Company in General Meeting may declare a dividend to be paid to the members according to their respective rights and interests in the profits, and may fix the time for the payment thereof.

Equal rights of Shareholders	122	Any share holder whose name is entered in the Register of Members of the Company shall enjoy the rights and be subject to the same liabilities as all other shareholders of the same class.

Power of Directors to limit dividend	123	No larger dividend shall be declared than is recommended by the Directors, but the Company in General Meeting may declare a smaller dividend.

Dividends In proportion to the amount paid up.	124	Unless the Company otherwise resolves, dividends shall be paid in proportion to the amount paid up or credited as paid up on each share, where a larger amount is paid up or credited as paid up on some share than on others. Provided always that any capital paid up on a share during the period in respect of which a dividend is declared shall unless otherwise resolved be only entitled the holder of such share to a proportionate amount of such dividend from the date of payment.

Capital advanced on Interest not to earn dividends	125	Capital paid-up in advance of calls shall not confer a right to dividend or to participate in profits.

Dividends out of profits only and not to carry interest what to be deemed profits	126	No dividends shall be payable except out of profits of the Company of the year or any other undistributed profits and no dividend shall carry interest against the Company. The declaration of the Directors as to the amount of the net profits of the Company shall be conclusive.

Ad-interim dividend	127		The Directors may, from time to time, declare and pay to the members such interim dividend as in their judgment the position of the Company justifies.

No member to receive dividend while indebted to the Company	128		No member shall be entitled to receive payment of any dividend in respect of any share or shares on which the Company has a lien, or whilst any amount due or owing from time to time to the Company, either alone or jointly with any other person or persons, in respect of such share or shares, or on any other account whatsoever, remains unpaid, and the Directors may retain, apply and adjust such dividend in or towards satisfaction of all debts, liabilities, or engagements in respect of which the lien exists, and of all such money due as aforesaid.

Retention of dividends until completion of transfer under the transmission clause	129		The Directors may retain the dividends payable upon shares in respect of which any person is under the transmission clause entitled to become a member, or which any person under the same clause is entitled to transfer, until such person shall become a member in respect thereof or shall duly transfer the same.

Transfer must be registered to pass right to dividend	130	(1)	A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

		(2)	No dividend shall be paid by the Company in respect of any share except to the registered holder of such share or to his order or to his bankers or any other person as permitted by applicable law.

Dividend when and how to be paid	131		All dividends shall be paid by the cheque, or warrant in respect thereof shall be posted within thirty days of the date on which such dividend is declared by the Company. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. The Company shall not be liable or

		responsible for any cheque or warrant lost in transmission or for any dividend lost to the member or person entitled thereto by forged endorsements on any cheque or warrant, or the fraudulent or improper recovery thereof by any other means.

Notice of dividends	132	Notice of the declaration of any dividend whether interim or otherwise, shall be given to the members in the manner hereinafter provided for giving of notice to member.

Production of share certificate when applying for dividends	133	The Directors may, if they think fit, call upon the members, when applying for dividends, to produce their share certificates to such person or persons appointed by them in that behalf.

Any one of Joint-holders of share may receive dividends	134	Any one of several persons who are registered as joint-holders of any share may give effectual receipts for all dividends and payments on account of dividends in respect of such share.

Dividend payable in cash	135

No dividend shall be payable except in cash.

Provided that nothing herein shall be deemed to prohibit the capitalisation of profits or reserves of the Company for the purpose of issuing fully paid-up bonus shares or paying up any amount for the time being unpaid on any shares held by the members of the Company.

Provided further that any dividend payable in cash may be paid in cheque or warrant or in any electronic mode to the Member entitled to the payment of the dividend.

Dividend and call together Set off allowed	136	Any General Meeting declaring a dividend may make a Call on the Members of such amount as the meeting fixes and so that the Call be made payable at the same time as the dividend, and the dividend may, if so resolved by the Company in General Meeting be set off against the Calls.

Capitalisation	137	(1)	A General Meeting of the Members, In a meeting in person or proxy or, through Postal Ballot or, by any other means, as may be permitted may on the recommendation of the Board, direct capitalisation of the whole or any part of the undivided profits for the time being of the Company or the whole or any part of the Reserve Fund or other funds of the Company including the moneys in the Securities Premium Account and the Capital Redemption Reserve Account or the premiums received on the issue of any shares, debentures or debenture-stock of the Company and that such sum be accordingly set free for the purpose, (1) by the issue and distribution, among the holders of the shares of the Company or any of them, in accordance with their respective rights and interests and in proportion to the amounts paid or credited as paid up thereon, of paid-up shares, debentures, debenture-stock bonds or other obligations of the Company, or (2) by crediting any shares of the Company which may have been issued and are not fully paid up, in proportion to the amounts paid or credited as paid up thereon respectively, with the whole or any part of the same.

		(2)	For the purposes above set out the Company may, subject to the provisions contained in section 63, apply: (i) its free reserves, (ii) the Securities Premium Account subject to the provisions of Section 52(2) of the said Act; (iii) the Capital Redemption Reserve Fund subject to the provisions of Section 55(4) of the said Act; and (iv) such other reserves or account as may be applied for issue of bonus shares.

Date for determination of Members entitled to bonus, dividend and other actions of the company.	138			The Board shall have the right to fix a date for the purpose of determining the Members who are entitled to the payment of the dividend, or shares pursuant to the capitalisation of reserves, and for any other action of the Company that requires determination of the details of Members.

XVII. ACCOUNTS

Accounts	139	(1)		The Directors shall keep or cause to be kept at the Registered Office of the Company or at such place in India as the Board thinks fit proper books of accounts in respect of:

			(i)	all sums of money received and expended by the Company, and the matters in respect of which the receipt and expenditure take place;

			(ii)	all sales and purchase of goods by the Company; and

			(iii)	the assets and liabilities of the Company.

			(iv)	The items of cost, if any-as specified in the relevant Rules.

		(2)		Proper books of account shall also be kept at each branch office of the Company, whether in or outside India, relating to the transactions of that office and proper summarised returns made up to dates at intervals of not more than three months shall be sent by each branch office to the Company at its Registered Office of the Company or the other place referred to in clause (1) hereof.

		(3)		The books of account referred to in clause (1) and (2) shall be such books as are necessary to give a true and fair view of the state of affairs of the Company or such branch office and to explain its transaction.

		(4)		The books of accounts and other Books and Papers shall be open to inspection by any Directors during business hours.

		(5)	The Directors shall comply in all respects with Sections 128, 129, 133, 134, 136, to 138 of the said Act and any statutory modifications thereof.

Inspection to members when allowed	140		The Directors shall, from time to time, determine whether and to what extent, and at what times and places, and under what conditions or regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of the members not being Directors; and no member (not being a Director) shall have any right of inspection of any account or book or document of the Company except as conferred by law or authorised by the Directors.

Financial Statements to be laid before the member	141		Subject to Section 129 of the Act at every Annual General Meeting of the Company the Directors shall lay before the Company a Financial Statements for each financial year.

Contents of Financial Statements	142

The Financial Statements shall give a true and fair view of the state of affairs of the Company at the end of the period of the account.

Financial Statements shall comply with the provisions of Section 129 and 133 of the said Act.

Financial Statements how to be signed	143		The Financial Statements shall be signed in accordance with the provisions of Section 134 of the said Act.

	144		The Directors shall make out and attach to every Balance Sheet laid before the Company in General Meeting a Report of the Board of Directors which shall comply with the requirements of and shall be signed in the manner provided by Section 134 of the said Act.

Right of Members to copies of Financial Statements and Auditors’ Report	145	(1)	A copy of every Financial Statements (including consolidated Financial Statements, the Auditors’ Report and every other document required by law to be annexed or attached, as the case may be, to the Financial Statement) which is to be laid before the Company in General Meeting shall not less than twenty one days before the date of meeting be sent to every member, every trustee for the debenture holder of any debentures issued by the Company, to the Auditors of the Company, and every director of the Company.

			If the copies of the documents aforesaid are sent less than twenty one days before the date of the meeting they shall, notwithstanding that fact, be deemed to have been duly sent if it is so agreed by ninety five percent of the members entitled to vote at the meeting.

			The accidental omission to send the documents aforesaid, to or the non-receipt of the documents aforesaid by, any member or other person to whom it should be given shall not invalidate the proceedings at the meeting.

		(2)	Any member or holder of debentures of the Company whether he is or is not entitled to have copies of the Company’s Financial Statements sent to him, shall on demand, be entitled to be furnished without charge, and any person from whom the Company has accepted a sum of money by way of deposit shall on demand accompanied by the payment of a fee of fifty rupees, be entitled to be furnished with a copy of the last Financial Statements and every other documents required by law to be annexed or attached thereto.

Copies of Financial Statements etc. be filed	146	(1)	A copy of the Financial Statement, including consolidated Financial Statement, if any, along with all the documents which are required to be or attached to such Financial Statements under this Act, duly adopted at the annual general meeting of the company, shall be filed with the registrar within thirty days of the annual general meeting.

		(2)	If the Annual General Meeting before which a Financial Statement is laid as aforesaid does not adopt the Financial Statements, the un-adopted Financial Statements together with the other documents that are required to be attached to the financial statements shall be filed with the registrar within thirty days of the annual general meeting. Thereafter, the Financial Statements adopted at the adjourned annual general meeting shall be filed with the Registrar within thirty days of such adjourned annual general meeting.

When accounts to be deemed finally settled	147		Every account when audited and approved by a General Meeting shall be conclusive.

XVIII. BOARD OF DIRECTORS, THEIR QUALIFICATION AND REMUNERATION

Number of Directors (Amended vide Special Resolution by Members at the Annual General Meeting held on July 17, 2008)	148		The number of Directors shall not be less than four and not more than fifteen Directors. The Company shall have the power to increase the number of Directors beyond 15 after passing a Special Resolution.

Debenture Directors	149		If and when the Company shall issue debentures the holders of such debentures, or if and when the Company shall create a mortgage of any property, the mortgagee or mortgagees to whom such property shall be mortgaged, may have the right to appoint and nominate and from time to time remove and re-appoint a Director or Directors, in accordance with the provisions of the Trust Deed securing the said debentures, or the deed creating such

		mortgages, as the case may be. A Director so appointed under this Article, is herein referred to as “The Debenture Director” and the term “Debenture Director” means a Director for the time being in office under the Article, and he shall have all the rights and privileges of an ordinary Director of the Company, except in so far as is otherwise provided for herein or by the Trust Deed securing the-Debentures or the deed creating the mortgage, as the case may be.

Nominee Director	150	Any deed for securing loans by the Company from financial corporations may be so arranged to provide for the appointment from time to time by the lending financial corporation of some person or persons to be a director or directors of the Company and may empower such lending financial corporation from time to time to remove and re-appoint any Director so appointed. A Director appointed under this Article is herein referred as “Nominee Director” and the term “Nominee Director” means any director for time being in office under this Article. The deed aforesaid may contain ancillary provisions as may be arranged between the Company and the lending corporation and all such provisions shall have effect notwithstanding any of the other provisions herein contained.

Qualification of a Director	151	No Director of the Company be required to hold any qualification shares

Register of Directors etc. and of Directors Shareholdings	152	The Directors shall arrange to maintain at the Registered office of the Company a Register of Directors, Key Managerial Personnel, containing the particulars and in the form prescribed by Section 170 of the Act. It shall be the duty of every Director and other persons regarding whom particulars have to be maintained in such Registers to disclose to the Company any matters relating to himself as may be necessary to comply with the provisions of the said sections.

Fee for Directors	153		A Director may receive remuneration by way of fee not exceeding such amount as may be permissible under the Rules for attending each meetings of the Board or Committee thereof; or of any other purpose whatsoever as may be decided by the Board.

	154		Subject to the provisions of Section 197 of the said Act:

Additional Remuneration for Services		(1)	Any one or more of the Directors shall be paid such additional remuneration as may be fixed by the Directors for services rendered by him or them and any one or more of the Directors shall be paid further remuneration if any as the Company in General Meeting or the Board of Directors shall from time to time determine. Such remuneration and/or additional remuneration may be paid by way of salary or commission on net profits or turnover or by participation in profits or by way of perquisites or in any other manner or by any or all of those modes.

		(2)	If any director, being willing shall be called upon to perform extra services, or to make any special exertion for any of the purposes of the Company, the Company in General Meeting or the Board of Directors shall, subject as aforesaid, remunerate such Director or where there is more than one such Director all or such of them together either by a fixed sum or by a percentage of profits or in any other manner as may be determined by the Directors and such remuneration may be either in addition to or in substitution for the remuneration above provided.

Remuneration of Committee	155		The Directors may from time to time fix the remuneration to be paid to any member or members of their body constituting a committee appointed by the Directors in terms of these articles not exceeding such amount as is permissible under the Rules, per meeting attended by him.

Expenses to be reimbursed	156		The Board of Directors may allow and pay to any Director fair compensation for his travelling and other expenses incurred in connection with the business of the Company including attendance at meeting of the Board or Committee thereof.

XIX. APPOINTMENT AND ROTATION OF DIRECTORS

Appointment of Directors	157		A person shall not be capable of being appointed Director of the Company, if :-

		(i)	he has been found to be unsound mind by court of competent jurisdiction.

		(ii)	he is an undischarged insolvent;

		(iii)	he has applied to be adjudicated as an insolvent and his application is pending;

		(iv)	he has been convicted by a Court in India of any offence involving moral turpitude or otherwise and sentenced in respect thereof to imprisonment for not less than 6 months, and a period of five years has not elapsed from the date of expiry of the sentence;

		(v)	he has not paid any call in respect of shares of the Company held by him, whether alone or jointly with others and six months have elapsed from the last day fixed for the payment for the call; or

		(vi)	an order disqualifying him for appointment as Director has been passed by a Court or Tribunal and the order is in force,

			(vii)	he has been convicted of the offence dealing with related party transactions under Section 188; or.

			(viii)	he has not complied with sub-section 3 of section 152.

Appointment of directors and proportion to retire by rotation	158	(1)		The Company shall appoint such number of Independent Directors as it may deem fit, for a term specified in the resolution appointing him. An Independent Director may be appointed to hold office for a term of up to five consecutive years on the Board of the Company and shall be eligible for re-appointment on passing of Special Resolution and such other compliances as may be required in this regard. No Independent Director shall hold office for more than two consecutive terms. The provisions relating to retirement of directors by rotation shall not be applicable to appointment of Independent Directors.

		(2)		Not less than two-thirds of the total number of Directors of the Company shall:

			(i)	be persons whose period of office is liable to determination by retirement of Directors by rotation; and

			(ii)	save as otherwise expressly provided in the said Act; be appointed by the Company in General Meeting.

Explanation:- for the purposes of this Article “total number of Directors” shall not include Independent Directors appointed on the Board of the Company.

		(3)		The remaining Directors of the Company shall also be appointed by the Company in General Meeting except to the extent that the Articles otherwise provide or permit.

Provision regarding Directors retiring by rotation	159	(1)		Subject to the provisions of Section 152 of the Act at every Annual General Meeting, one-third of such of the Directors for the time being as are liable to retire by rotation, or if their number is not three or a multiple of three, then the number nearest to one-third, shall retire from office.

		(2)		The Directors to retire by rotation at every Annual General Meeting shall be those who have been longest in office since their last appointment, but as between persons who become Directors on the same day, those who are to retire shall, in default of and subject to any agreement among themselves, be determined by lot.

A retiring Director shall be eligible for re-election.

		(3)	(i)	At the Annual General Meeting at which a Director retires as aforesaid, the Company may fill up the vacancy by appointing the retiring Director or some other person thereto.

			(ii)	If the place of the retiring Director is not so filled up and the meeting has not expressly resolved not to fill the vacancy, the meeting shall stand adjourned till the same day in the next week, at the same time and place, or if that day is a National Holiday, till the next succeeding day which is not a holiday, at the same time and place.

			(iii)	If at the adjourned meeting also, the place of the retiring Director is not filled up and that meeting also has not expressly resolved not to fill the vacancy, the retiring Director shall be deemed to have been re-appointed at the adjourned meeting unless :-

(i) at the meeting or at the previous meeting a resolution for the re-appointment of such Director has been put to the meeting and lost;

		(ii) the retiring Director has, by a notice in writing addressed to the Company or its Board of Directors, expressed his unwillingness to be so re-appointed;

		(iii) he is not qualified or is disqualified for appointment;

		(iv) a resolution, whether special or ordinary, is required for his appointment or re-appointment by virtue of any provisions of the said Act; or

		(v) Section 162 is applicable to the case.

Removal of Director	160	The Company may by an ordinary resolution remove any Director (not being a Director appointed by the Tribunal in pursuance of Section 242 of the Act) in accordance with the provisions of Section 169 of the Act. A Director so removed shall not be re-appointed a Director by the Board of Directors.

Notice of candidature when to be given	161	A person who is not a retiring Director shall subject to the provisions of the said Act, be eligible for appointment to the Office of Director at any General Meeting, if he or some member intending to propose him has, not less than fourteen days before the meeting, left at the Registered Office of the Company a notice in writing under his hand signifying his candidature for the office of Directors or as the case may be, the intention of such Member to propose him as a candidate for the office, along with deposit of one lakh rupees or such other amount as may be specified in the relevant Rules

		The amount so deposited shall be refunded to such person or, as the case may be, to the Member, if the person proposed gets elected as a Director or gets more than 25% of total valid votes.

Consent of candidate for Directorship to be filed with the Registrar	162		A person appointed as a Director shall not act as a Director unless he gives his consent to hold the office as director and such consent has been filed with the Registrar within thirty days of his appointment in such manner as prescribed in the relevant Rules.

Appointment of Directors to be voted on individually	163	(1)	At a General Meeting of the Company a motion shall not be made for the appointment of two or more persons as Directors of the Company by a single resolution, unless a resolution that is shall be so made has first been agreed to by the meeting without any vote being given against it.

		(2)	A resolution moved in contravention of clause (1) shall be void, whether or not objection was taken at the time to its being so moved;

		(3)	For the purpose of this Article a motion for approving a person’s appointment or for nominating a person for appointing shall be treated as a motion for his appointment.

Directors may appoint additional Directors	164		The Directors shall have power at any time and from time to time, to appoint any person other than a person who fails to get appointed as a director in a general meeting, as an additional director at any time. Each such Additional Director shall hold office only up to the date of the next following Annual General Meeting, or the last date on which the annual general meeting should have been held, whichever is earlier, but shall be eligible for appointment by the Company at that meeting as a Director.

Filling up of casual vacancies	165	(1)	If the office of any Director appointed by the Company in General Meeting is vacated before his term of office expires in the normal course, the resulting casual vacancy may be filled by the Board of Directors at a meeting of the Board.

		(2)	Any person so appointed shall hold office only up to the date up to which the Director in whose place he is appointed would have held office if it has not been vacated as aforesaid.

Appointment of Alternate Director	166	(1)	The Board of Directors may appoint a person, not being a person holding any alternate directorship for any other Director in the Company, to act as an Alternate Director to act for a Director (hereinafter called “the Original Director”) during his absence for a period of not less than three months from India.

		(2)	No person shall be appointed as an alternate director for an Independent Director unless he is qualified to be appointed as an Independent Director.

		(3)	An Alternate Director shall be entitled to notice of meetings of the Directors, and to attend and vote thereat accordingly.

		(4)	An Alternate Director shall vacate office if and when the Original Director returns to India.

		(5)	If the term of office of the Original Director is determined before he so returns to India as aforesaid any provision for the automatic re-appointment of retiring Directors in default of another appointment shall apply to the Original Director and not to the Alternate Director.

		(6)	An Alternate Director may be removed by the Board of Directors which may appoint another Alternate Director in his place.

Directors may act notwithstanding vacancy	167		The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below three, the continuing Directors may act for the purpose of increasing the number of Directors to the said number, or of summoning a General Meeting of the Company, but for no other purpose.

XX. RESIGNATION OF OFFICE BY DIRECTORS

Resignation of Directors	168	Subject to the provisions of Section 168 of the Act a Director may at any time resign from his office upon giving notice in writing to the Company of his intention so to do, and thereupon his office shall be vacated.

XXI. PROCEEDINGS OF BOARD OF DIRECTORS

Meeting of Directors	169	A minimum number of four meetings of the Directors shall have been held in every year in such a manner that not more than one hundred and twenty days shall intervene between two consecutive meetings of the Board. The Directors may meet together for the conduct of business, adjourn and otherwise regulate their meeting and proceedings, as they think fit, and may determine the quorum necessary for the transaction of business.

Meeting through video conferencing	170	The Board of Directors shall be entitled to hold its meeting through video conferencing or other permitted means, and in conducting the Board meetings through such video conferencing or other permitted means the procedures and the precautions as laid down in the relevant Rules shall be adhered to. With regard to every meeting conducted through video conferencing or other permitted means, the scheduled venue of the meetings shall be deemed to be in India, for the purpose of specifying the place of the said meeting and for all recordings of the proceedings at the meeting.

Notice of Meetings	171	Subject to provisions of Section 173 (3) of the Act, notice of not less than seven days of every meeting of the Board of Directors of the Company shall be given in writing to every Director at his address registered with the company and shall be sent by hand delivery or by post or through electronic means.

		The meeting of the Board may be called at a shorter notice to transact urgent business subject to the condition that at least one Independent Director of the Company shall be present at the meeting. In the event, any Independent Director is not present at the meeting called at shorter notice, the decision taken at such meeting shall be circulated to all the directors and shall be final only on ratification thereof by at least one Independent Director.

Quorum for Meetings	.172	The quorum for a meeting of the Board shall be one-third of its total strength (any fraction contained in that one third being rounded off as one), or two directors whichever is higher and the directors participating by video conferencing or by other permitted means shall also counted for the purposes of this Article.

		Provided that where at any time the number of interested Directors exceeds or is equal to two-thirds of the total strength, the number of the remaining Directors, that is to say, the number of the Directors who are not interested, being not less than two, shall be the quorum during such time.

		Explanation:

		The expressions “interested Director” shall have the meanings given in Section 184(2) of the said Act and the expression “total strength” shall have the meaning as given in Section 174 of the Act.

Procedure of meeting adjourned for want of Quorum	173	(1)	If a meeting of the Board could not be held for want of a quorum then the meeting shall automatically stand adjourned to the same day in the next week, at the same time and place, or if that day is a National Holiday, till the next succeeding day which is not a National Holiday at the same time and place.

		(2)	The provisions of Article 169 shall not be deemed to have been contravened merely by reason of the fact that a meeting of the Board which has been called in compliance with the terms of that Article could not be held for want of a quorum.

Power of Quorum	174		A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers and directions by law or under the Articles and regulations for the time being vested in or exercisable by the Directors generally.

When meetings to be convened	175		The Chairman may, and manager or Secretary on the requisition of a Director shall, at any time, summon a meeting of the Board.

Question how decided	176		Questions arising at any meeting of the Directors shall be decided by a majority of votes, and in case of an equality of votes, the Chairman thereat shall have a second or casting vote.

Chairman of Directors’ meetings	177		The Directors may elect a Chairman of their meetings, and determine the period for which he is to hold office, and unless otherwise determined the Chairman shall be elected annually. If no Chairman is elected, or if at any meeting the Chairman is not present within five minutes of the time appointed for holding the same, or is unwilling to preside, the Directors present may choose one of their members to be the Chairman of such meeting.

Directors may appoint Committees	178	Subject to the provisions of Section 179 of the said Act, the Directors may delegate any of their powers, other than powers which by reason of the provisions of the said Act cannot be delegated to committees consisting of such member or members of their body as they may think fit, and they may from time to time revoke and discharge any such Committee either wholly or in part, and either as to persons or purposes. Every Committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed on it by the Directors, and all acts done by any such Committee in conformity with such regulations and in fulfillment of the purpose of their appointment, but not otherwise, shall have the like force and effect as if done by the Board.

Meeting and proceedings of Committee how governed	179	The meetings and proceedings of any such Committee consisting of two or more members shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Directors, so far as the same are applicable thereto, and are not superseded by the express terms of the appointment of any such Committee, or by any regulations made by the Directors.

Resolutions by circular	180	A resolution not being a resolution required by the said Act or otherwise to be passed at a meeting of the Directors, may be passed without any meeting of the Directors or of a committee of Directors provided that the resolution has been circulated in draft, together with the necessary papers, if any, to all the Directors, or to all the members of the Committee as the case may be, at their addresses registered with the Company, by hand delivery or by post or courier or through electronic means as permissible under the relevant Rules and has been approved by a majority of the Directors as are entitled to vote on the resolution.

Validity of acts of Directors	181		All acts done by a person as a Director shall be valid, notwithstanding that it may be afterwards discovered that his appointment was invalid by reason of any defect or disqualification or had terminated by virtue of any provision contained in the said Act or in these Articles. Provided that this Article shall not give validity to acts done by a Director after his appointment has been shown to the company to be invalid or to have terminated.

Minutes of proceedings of the Board and the Committee to be Valid	182		The Directors shall cause minutes to be duly entered in a book or books provided for the purpose in accordance with these presents and section 118 of the Act.

Register of Directors and Key Managerial Person	183	(1)	The Directors shall cause to be kept at the Registered Office

			(a) a Register mentioned in Article 152 and

			(b) a Register of Contracts or arrangements of which they are interested, containing the particulars required by Section 189 of the Act.

Inspection of Register		(2)	The provisions contained in Article 103 (1)(b) and 103(2) relating to inspection and taking copies shall be mutatis mutandis be applicable to the registers specified in this Article.

XXII. APPOINTMENT OF KEY MANAGERIAL PERSONNEL

	184	(1)	Subject to the provisions of the Act,

(i)     A Key Managerial Personnel may be appointed by the Board for such term at such remuneration and upon such conditions as it may think fit and the Key Managerial Personnel so appointed may be removed by means of a resolution in the Board Meeting.

			(ii) A Director may be appointed as chief executive officer, manager, company secretary or chief financial officer

XXIII. BORROWING POWERS OF DIRECTORS

Power to borrow Conditions on which money may be borrowed	185	(1)	Subject to clause (2) hereof the Directors may, from time to time at their discretion raise or borrow, or secure the repayment of any loan or advance taken by the Company. Any such moneys may be raised and the payment or repayment of such moneys maybe secured in such manner and upon such terms and conditions in all respects as the Directors may think fit and, in particular by promissory notes, or by opening current accounts or by receiving deposits and advances at interest, with or without security, or by the issue of debentures of debenture-stock of the Company charged upon all or any part of the property of the Company (both present and future), including its uncalled capital for the time being, or by mortgaging, charging or pledging any lands, buildings, machinery, plants, goods or other property and securities of the Company, or by such other means as to them may seem expedient.

Restrictions on powers of Board		(2)	The Board of Directors shall not, except with the consent of the Company in General Meeting, borrow moneys where the moneys to be borrowed together with the moneys already borrowed by the Company (apart from temporary loans obtained from the Company’s bankers in the ordinary course of business) will exceed the aggregate of the paid-up capital of the Company and its free reserves, that is to say, reserves not set apart for any specific purpose.

			No debt by the Company in excess of limit imposed by this Article shall be valid or effectual unless the lender proves that he advanced the loan in good faith and without knowledge that the limit imposed by that Article has been exceeded.

	(3)		Any bonds, debentures, debenture-stock or other securities issued or to be issued by the Company, shall be under the Control of the Directors who may issue them upon such terms and conditions and in such manner and for such consideration as they shall consider to be for the benefit of the Company.

Securities may be assignable free from equities	(4)		Any such debentures, debenture-stock and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

	(5)		If any other offer is made to the public to subscribe for or purchase debentures the provisions of the said Act relating to a prospectus shall be complied with.

Issue at discount etc. or with special privilege	(6)	(i)	Any such debentures, debenture-stock, bonds or other securities may be issued at a discount, premium or otherwise, and on condition (with the consent of the Company in General Meeting) and they may have a right to allotment of or be convertible into shares of any denominations, and with any special privileges and conditions as to redemption (or being irredeemable), surrender, drawings, re-issue, attending at General Meeting of the Company, appointment of Directors, and otherwise, provided that no debentures, debenture-stock, bonds or other securities may be issued carrying voting rights.

		(ii)	The Company shall have power to re-issue redeemed debentures.

		(iii)	A contract with the Company to take up and pay for any debentures of the Company may be enforced by a Deed for specific performance.

Limitation of time for issue of certificates		(iv)	The Company, shall within two months after the allotment of any of its shares, and six months after the allotment of any debentures or debenture-stock, and within one month after the application for the registration of the transfer of any shares, debentures or debenture-stock have completed and have ready for delivery the certificates of all shares, the debentures and the certification of all debenture-stock allotted or transferred, unless the conditions of issue of the shares, debentures of debenture-stock otherwise provide

The expression “transfer” of the purpose of the sub clause means a transfer duly stamped, dated and otherwise valid, and does not include any transfer which the Company is for any reason entitled to refuse to register and does not register.

Right to obtain called capital	(e)	(i)	A copy of any trust deed for securing any issue of debentures shall be forwarded to the holder of any such debentures or any member of the Company at his request and within seven days of the making thereof on payment of rupees fifty (Rs. 50/-);

		(ii)	The Court may also, by order, direct that the copy required shall forthwith be sent to the person requiring it.

Inspection of Trust Deeds		(iii)	The Trust Deed referred to in sub-clause (i) shall be open inspection by any member or debenture holder of the Company in the same manner, to the same extent, and on payment of the same fees, as if it were the register of members of the Company.

Mortgage of uncalled capital	186		If any uncalled capital of the Company is included in or charged by any mortgagor other security, the Directors may, by instrument under the Company’s seal, authorise the person in whose favour such mortgage or other security is executed, or any other person in trust for him to make calls on the members in respect of such uncalled capital, and the provisions hereinbefore contained in regard to call shall mutatis mutandis apply to calls under such authority, and such authority may be made exercisable either conditionally or unconditionally and either presently or contingently, and either to the exclusion of the Directors power or otherwise, and shall be assignable if expressed so to be.

Indemnity may be given	187		If the Directors or any of them or any other person shall become personally liable for the payment of any sum primarily due from the Company, the Board may execute or cause to be executed any mortgage, charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Directors or person so becoming liable as aforesaid from any loss in respect of such liability.

Foreign register of members	188		The Company may exercise the power to keep foreign register of members or debenture holders or other security holders or beneficial owners residing outside India as provided in Section 88 of the Act.

XXIV. POWER OF DIRECTORS

Business of the Company to be managed by Directors	189	(1)	Subject to the provisions of Section 135, 179, 180, 181, 182, 183, 184, 185, 186, 188 and 203 of the Act, the Board of Directors of the Company shall be entitled to exercise all such powers, give all such consents, make all such arrangements, be nearly do all such acts and things as are or shall be by the said

				Act, and the memorandum of association and these precedents directed or authorized to be exercised, given, make or done by the Company and are not thereby expressly directed or required to be exercise, given, made or done by the Company in General Meeting, but subject to such regulations being (if any) not inconsistent with the said provisions as from time to time may be prescribed by the Company in General Meeting provided that no regulation so made by the company in General Meeting shall invalidate any prior act of the Directors which would have been valid if the regulations had not been made.

Power to delegate		(2)		Save as provided by the said Act or by these presents and subject to the restrictions imposed by Section 179 of the said Act, the Directors may delegate all or any powers by the said Act or by the Memorandum of Association or by these presents reposed in them.

Specific Powers to Directors	190			Subject to the provisions of Articles 189 but without prejudice to the General Powers thereby conferred and so as not in any way to conferred by these presents, it is hereby expressly declared that the Directors shall have the following powers and authorities, that is to say power and authority :

		(1)	(i)	to enter into agreements with foreign components and other persons for obtaining by granting licence or other terms, formulae and other rights and benefits and to obtain financial and or technical collaboration, technical information, knowhow and expert advice in connection with the activities and business permitted under the Memorandum of Association of the Company.

	(ii)	to take over and acquire the industrial licence, import licence, permit and other rights on payment of actual and out of pocket expenses incurred thereof, and compensation for technical services rendered in connection therewith :

	(iii)	to pay and charge to the Capital / Revenue Account of the Company the legal and other costs, charges and expenses of and preliminary and incidental to the promotion, formation, establishment and registration of the Company including the stamps and fees paid in respect thereof :

	(iv)	to pay and charge to the Capital / Revenue Account of the Company any commission or interest lawfully payable under the provisions of the said Act :

	(v)	To carry out activities that are specified in Schedule VII of the Act, and for this purpose expend / incur the monies of the Company, and all monies so expended or incurred for this purpose shall also be construed to be for the purpose of the Company’s business.

(2)		to purchase in India or elsewhere any machinery plant, stores and other articles and things for all or any of the objects or purpose of the Company;

(3)		to purchase, take on lease or otherwise acquire in India any lands (whether freehold, leasehold or otherwise) and with or without houses, buildings, structures or machinery (fixed or loose) and any moveable property, rights or privileges (including intellectual property rights) from any person including a Director in furtherance of or for carrying out its objects, at or for such price or consideration and generally on such terms and conditions and with such titled thereto as they may think fit or may believe or be advised to be reasonable satisfactory.

(4)	to purchase, or otherwise acquire from any person and to resell, exchange, and repurchase any patent for or licence for the use of any invention.

(5)	to purchase or otherwise acquire for the Company any other property, formule, concessions, rights and privileges which the Company is authorised to acquire, at or for such price or consideration and generally on such terms and conditions as they may think fit.

(6)	in any such purchase or other acquisition to accept such titled as the Directors may believe or may be advised to be reasonably satisfactory. At their discretion to pay for any property, rights or privileges acquired by or services rendered to the Company, either wholly or partly in cash or in shares, or in both, or in bonds, debentures, mortgages or other securities of the Company, and any such shares may be issued either as fully paid up or with such amount credited as paid up thereon as may be agreed upon and any bonds, debentures, mortgages or other securities, may be either specifically charged upon all or any part of the property of the Company, and its uncalled capital or not so charged.

(7)	to sell for cash or on credit or to contract for the sale and future delivery of or to and for sale in any part of India or elsewhere any products or Articles produced, manufactured or prepared by the Company as the Directors may deem advisable.

(8)	to erect, construct, and build and factories, warehouses, godowns, engine houses, tanks, wells, or other constructions, adopted to the objects of the Company or may be considered expedient or desirable for the objects or purposes of the Company or any of them;

(9)	to sell from time to time any articles, materials, machinery, plant, stores and other articles and things belonging to the Company as the Directors may think proper and to manufacturer, prepare and sell waste and by-products;

(10)	from time to time to extend the business and undertaking of the company by adding to, altering, or enlarging all or any of the building, factories, workshops, premises, plant and machinery, for the time being the property or in the possession of the Company, or by erecting new or additional buildings, and to expend such sums of money for the purposes aforesaid or any of them, as may be thought necessary or expedient;

(11)	to remove all or any of the machinery, plant and other movable property of the Company for the time being in or upon lands, buildings, or premises of the Company to other lands, buildings, or premises;

(12)	to negotiate for, and subject to the approval of the Company in General Meeting, contract for the sale and transfer of all or any part of the property and undertaking of the Company as a going concern, subject or not subject to all or any of the obligations and liabilities of the Company;

(13)	to undertake on behalf of the Company the payment of all rents the performance of all covenants, conditions and agreements contained in or reserved by any lease that may be granted or assigned to or otherwise acquired by the Company, and to purchase the reversion or reversions, and otherwise to acquire the freehold or fee-simple of all or any of the lands of the Company for the time being held under lease, or for an estate less than a free hold estate;

(14)	to improve, manage, develop, exchange, lease, sell, re-sell and re-purchase, dispose of, deal with or otherwise turn to account and property (movable or immovable) or any rights or privileges belonging to or at the disposal of the Company or in which the Company is interested;

(15)	to secure the fulfillment of any contracts or engagements entered into by the Company by mortgage or charge of all or any of the property of the Company and its unpaid capital for the time being or in such manner as they may think fit.

(16)	to accept from any member, on such terms and conditions as shall be agreed upon and as far as may be permissible by law, a surrender of his shares or any part thereof;

(17)	to determine from time to time who shall be entitled to sign on the Company’s behalf bills, notes, receipts, acceptances, endorsement, cheques, dividend warrants, releases, contracts and documents and to give the necessary authority for such purposes;

(18)	to make advances and loans without any security, or on such security as they may think proper and to take security for already existing debts, and otherwise to invest and deal with any of the moneys of the Company not immediately required for the purpose thereof in Government or Municipal securities, fixed deposits in banks and in such other manner as they may think fit and from time to time vary or realise such investments, and for the purpose aforesaid to authorise such persons within limits to be fixed from time to time by the Board.

(19)	to make and give receipts, releases and other discharges for moneys payable to, or for goods or property belonging to the Company, and for the claims and demands of the Company;

(20)	subject to the provisions of Section 179, 180 and 186 of the said Act, to invest and deal with any moneys of the Company not immediately required of the purposes thereof, upon such security (not being shares of the Company) or without security and in such manner as they may think fit, and from time to time to vary or realise such investments, Save as provided in Section 187 of the said Act all investments shall be made and held in the Company’s own name;

(21)	to give to any officer or other person employed by the Company including any Directors so employed, a commission on the profits of any particular business or transaction, or a share in general or particular profits of the Company, and such commission or share of profits shall be treated as part of the working expenses of the Company and to pay commissions and make allowances to any person introducing business to the Company or otherwise assisting its interests;

(22)	subject to the provisions of Section 187 of the said Act to appoint any person or persons (whether incorporated or not) to accept and hold in trusts for the Company any property belonging to the Company, or in which the Company is interested or for any other purposes and to execute and do all such acts, deeds and things as may be requisite in relation to any such trust, and to provide for the remuneration of such trustee or trustees;

(23)	to insure and keep insured against loss or damage or fire or otherwise for such period and to such extent as they may think proper all or any part of the buildings, machinery, goods, stores, produce and other movable property of the Company either separately or conjointly, also to insure all or any portion of the goods, produce, machinery and other articles imported or exported by the Company and to sell, assign, surrender or discontinue any policies of assurance effected in pursuance of this power.

(24)	to attach to any shares to be issued as the consideration or part of the consideration for any contract with or property acquired by the Company, or in payment for services rendered to the Company, such conditions as to the transfer thereof as they think fit;

(25)	to execute, in the name and on behalf of the Company, in favour of any Director or other person who may incur or be about to incur any personal liability for the benefit of the Company, such mortgages of the Company’s property (present and future) as they may think fit and any such mortgage may contain a power of sale and such other powers, covenants and provisions as shall be agreed upon;

(26)	to institute, conduct, defend, compound, abandon or refer to arbitration any action, suit, appeals, proceedings, for enforcing decrees and orders and other legal proceedings by or against the Company or its officers, or otherwise concerning the affairs of the Company, to compound or compromise and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company and to refer the same or arbitration, to observe and perform any awards made there on; to act on behalf of the Company in all matters relating to bankrupts and insolvents;

(27)	The person duly authorised by the Directors shall be entitled to make, give, sign and execute all and every warrant to use or defend on behalf of the Company, and all and every legal proceedings and compositions or compromise, agreements, and submission to arbitration and agreement to refer to arbitration as may be requisite, and for the purposes aforesaid, the Secretary or such other person may be empowered to use their or his own name on behalf of the Company, and they or he shall be saved harmless and indemnified out of the funds and property of the Company, from and against all costs and damages which they or he may incur or be liable to by reason of their or his name so used as aforesaid.

(28)	to provide for the welfare of the employees or ex-employees of the Company, and the wives, widows and families or the dependants or connects of such persons and to give, award or allow any pension, gratuity, compensation, grants of money, allowances, bonus, stock options (including other stock related compensation) or other payment to or for the benefit of such persons as may appear to the Directors just and proper, whether they have or have not a legal claim upon the Company, and before recommending any dividends to set aside portions of the profits of the Company to form a fund to provide for such payments and in particular to provide for the welfare of such persons, by building or contributing to the building of houses, dwelling or chawls, or by creating and from time to time subscribing or contributing to provident and other associations, institutions, funds, or trusts and by providing or subscribing or contributing towards places of instruction and recreation, hospitals and dispensaries, medical and other attendance and other assistance as the Directors shall think fit; and to subscribe or contribute or otherwise to assist or to guarantee money to charitable, benevolent, religious, scientific, national or other institutions, or objects which shall have any moral or other claim to support or aid by the Company either by reason of locality of operation or of public and general utility;

(29)	before recommending any dividend, to set aside, out of the profits of the Company such sums for depreciation as provided in Section 123 of the said Act and such sums as they think proper for creating reserves, general or specific or special funds to meet contingencies or to repay debentures or debenture-stock or to pay off preference of other shareholders subject to the sanction of the Court when the same is required by law on for payment of dividends or equalising dividend or for special dividends or bonus or for repairing, improving, extending and maintaining any part of the property of the Company and for such other purposes (including the purposes referred to in the preceding clause) as the Directors may in their absolute discretion think conducive to the interest of the Company and from time to time to carry forward such sums as may be deemed expedient and to invest and deal with the several sums to set aside or any part thereof as provided in Clause (18) of this Article as they think fit, and from time to time to deal with and vary such investment and dispose of and apply and expend the same or any part thereof for the benefit of the Company in such manner and for such purpose as the Directors in their absolute discretion think conducive to the interest of the Company notwithstanding that the matters to which the Directors apply or upon which they expend the same or any part thereof for the benefit of the Company in such manner and for such purpose as the Directors in their absolute discretion think conducive to the interest of the Company notwithstanding that the matter to which the Directors apply or upon which they expend the same or any part thereof may be matters to and upon which the capital money of the Company might rightly be applied or expended and the Directors may divide the Reserve or any Fund into such special funds and transfer any sum from one fund to another as they may think fit and may employ the assets constituting all or any of the above funds including the Depreciation Fund or any part thereof in the business of the Company or in the purchase or repayment of debentures or debenture-stock or preference shares or in payment of special dividend or bonus and that without being bound to keep the same separate from the other assets, and without being bound to pay interest for the same with power however to the Directors at their discretion to pay or allow to the credit of such funds or any of them the interest at such rate as the Directors may think proper not exceeding 9 per cent per annum.

(30)	from time to time and at any time to entrust to and confer upon the officers for the time being of the Company, and to authorise, or empower them to exercise and perform and by Power-of-Attorney under seal to appoint any person to be the Attorney of the Company and invest them with such of their powers, authorities, duties and discretion exercisable by or conferred or imposed upon he Directors, but not the power to make Calls or other power which by law are expressly stated to be incapable of delegation as the Directors may think fit, and for such time and to be exercise for such objects and purposes and subject to such restrictions and conditions, as the Directors may think proper or expedient, and either collaterally with or to the exclusion of and in substitution for all or any of the powers, authorities, duties and discretions of the Directors in that behalf, with authority to the Secretary or such officers or attorney to sub-delegate all or any of the powers, authorities, duties, and discretions for the time being vested in or conferred upon them and from time to time to revoke all such appointments of attorney and withdraw, alter or vary all or any of such powers, authorities, duties and discretions;

(31)	to appoint, and at their pleasure to remove, discharge, or suspend and to re- employ or replace, for the management, of the business, secretaries, managers, experts, engineers, accountants, agents, subagents, bankers, brokers, muccadums, solicitors, officers, clerks, servants and other employees for permanent, temporary or special services as the Directors may from time to time think fit, and to determine their powers and duties and fix their emoluments, salaries, wages, and to require security in such instances and to such amount as they think fit, and to ensure and arrange for guarantee for fidelity of any employees of the Company and to pay such premiums on any policy of guarantee as may from time to time become payable;

(32)	from time to time and at any time to establish any local Board for managing any of the affairs of the Company in any specified locality in India or elsewhere and to appoint any persons to be members of any Local Boards and to fix their remuneration. And from time to time and at any time to delegate to any person so appointed any of the powers, authorities and discretions for the time being vested in the Directors, other than their power to make a Call and to authorise the members for the time being of any such Local Board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation. Any such delegate may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.

(33)	at any time and from time to time by power-of-attorney to appoint any person or persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these presents) and for such period and subject to such conditions as the Directors may from time to time think fit and any such appointment (if the Directors think fit) may be made in favour of the members or any of the members of any Local Board established as aforesaid or in favour of any Company or the members, Directors, nominees, or Managers of any company or firm or otherwise in favour of any fluctuating body or persons whether nominated directly or indirectly by the Directors, and any such Power-of-attorney may contain such powers for the protection or convenience of persons dealing with such Attorney as the Directors may think fit.

(34)	from time to time to provide for the management transaction of the affairs of the Company outside the Registered

Office or in any specified locality in India or outside India, in such manner as they think fit and in particular to appoint any person to be the Attorneys or agents of the Company with such powers, authorities and discretions (including power to sub- delegate) but not exceeding those vested in or exercisable by the Directors, and also not the power to make calls or issue debentures and for such period, and upon such terms and subject to such conditions as the Directors may think fit, and at any time to remove any person so appointed or withdraw or vary any such powers as may be thought fit, and for that purpose the Company may exercise the powers conferred by Section 88 of the Act relating to keep in any State or country outside India a foreign Register respectively and such powers shall accordingly be vested in the Directors.

(35)	for or in relation to any of the matters aforesaid or otherwise for the purpose and objects of the Company to enter into all such negotiations and contracts and rescind and vary all such contracts, and execute, perform and do and sanction, and authorise all such acts, deeds, matters and things, including matters that are incidental and/or ancillary thereto, in the same and on behalf of the Company as they may consider expedient;

(36)	to open accounts with any bank or bankers or with any Company, firm or individual for the purpose of the Company’s business and to pay money into and draw money from any such account from time to time as the Directors may think fit.

(37)	generally subject to the provisions of the Act and these Articles to delegate the powers, authorities and discretions vested in the Directors to any Key Managerial Personnel, firm, company or fluctuating body of persons as aforesaid.

		(38)	to authorise the issue of securities (including depository receipts), whether convertible to shares or not, as per applicable laws, either as a primary issue or a secondary offering.

XXV. MANAGING DIRECTORS

Power to appoint Managing Director	191		Subject to the provisions of Section 196, 197, and 203 of the Act, the Directors may from time to time appoint one or more of their body to be Managing Director, Joint Managing Director or Managing Directors, Whole-time Director, Manager or Chief Executive Officer of the Company either for a fixed term or without any limitation as to the period for which he or they is or are to hold such office but in any case not exceeding five years at a time and may from time to time remove or dismiss him or them from office and appoint another or others in his or their place or places.

What provisions he will be subject to	192		A managing Director or Joint Managing Director subject to the provisions contained in Article 184 shall not while he continues to hold that office be subject to retirement by rotation and he shall not be taken into account in determining the rotation of retirement of Directors or the number of Directors to retire but he shall, subject to the terms of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the Directors of the Company, and if he ceases to hold the office of Directors from any cause shall ipso facto and immediately cease to be Managing Director.

Remuneration of Managing Director	193		The remuneration of a Managing Director and Joint Managing Director shall from time to time be fixed by the Directors and may be by way of salary or commission or participating in profits or by way or all of those modes or in other forms shall be subject to the limitations prescribed in Section 197 of the Act.

Powers and duties of Managing Directors	194		The Directors may from time entrust to and upon a Managing Director or Joint Managing Director for the time being such of the powers exercisable under these Articles by the Directors as they may think fit, and may confer such powers for such time and to be exercised for such objects and purposes and upon such terms and conditions and with such restrictions as they think expedient, and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf, and may from time to time revoke, withdraw, alter or vary all or any of such powers, unless and until otherwise determined a Managing Director may exercise all the powers exercisable by the Directors, save such powers as by the Act or by these Articles shall be exercisable by the Directors themselves.

XXVI. SECRETARY

	195	(1)	The Directors may from time to time appoint and at their discretion remove, a person (hereinafter called “the Secretary”) to keep the Registers required to be kept by the Company, to perform any other function which by the said Act or by these Articles are to be performed by the Secretary and to execute any other duties which may from time to time be assigned to the Secretary by the Directors.

		(2)	The Directors may any time appoint a temporary substitute for the Secretary who shall for the purpose of these Articles be deemed to be the Secretary.

XXVII. INDEMNITY TO AND PROTECTION OF DIRECTORS AND OFFICERS

Indemnity	196	(1)	The Board shall be entitled to meet out of the funds of the Company to defend, every officer of the Company as defined by Section 2(59) of the said Act, or any person (whether an officer of the Company or not) employed by the Company, against all claims made on them (including losses, expenses, fines, penalties or such levies), in or about the discharge of their respective duties.

		(2)	Every Officer of the Company, as defined by Section 2(59) of the said Act, or any person (whether an Officer of the Company or not) employed by the Company, shall be entitled to direct the company to meet all claims, losses, expenses, fines, penalties or such other levies, expended by them, respectively in or about the discharge of their respective duties, out of the funds of the Company against all such liabilities, including attorney fees, incurred by them in defending any proceedings under the Act, or other laws applicable to the Company, and/or its subsidiaries in any jurisdiction.

		(3)	The Company may take and maintain any insurance as the Board may think fit on behalf of its directors (present and former), other employees and the Key Managerial Personnel, for insurers to directly meet all claims, losses, expenses, fines, penalties or such other levies, or for indemnifying any or all of them against any such liability for any acts in relation to the Company for which they may be liable.

Directors and Other officers not responsible or acts of others	197		No Director of the Company, Manager, Secretary, Trustee, Auditor and other officer or servant of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or servant or for joining in any receipts or

			other act for the sake of conformity merely or for any loss or expenses happening to the Company through the insufficiency or deficiency in point of titles or value of any property acquired by the order of the Directors for or on behalf of the Company or mortgaged to the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortuous act of any person, company or corporation to or with whom any moneys, securities or effects of the Company shall be entrusted or deposited or for any loss occasioned by any error of judgement, omission default or oversight on his part or for any other loss, damage or misfortune whatever which shall happen in relation to the execution or performance of the duties of his office or in relation thereto, unless the same happen through his own dishonesty.

	198		An Independent Director, and a non-executive director not being a promoter or a Key Managerial Personnel, shall be liable only in respect of acts of omission or commission, by the Company which had occurred with his knowledge, attributable through Board processes, and with his consent or connivance or where he has not acted diligently.

XXVIII. SEAL

The Seal, its custody and use	199	(1)	The Directors shall provide a Common Seal for the purpose of the Company and shall have power from time to time to destroy the same and substitute a new seal in lieu thereto and the Directors shall provide for the safe custody of the seal for the time being. The seal of the Company shall never be used except by the authority of a resolution of the Board

			of Directors and in presence of one of Directors or such other persons as the Board may authorise who will sign in token thereof and countersigned by such officers or persons at the Directors may from time to time resolve.

		(2)	Any instrument bearing the Common Seal of the Company and issued for valuable consideration shall be binding on the Company notwithstanding any irregularity touching the authority of the Directors to issue the same.

XXIX. NOTICES AND SERVICE OF DOCUMENTS

Members to notify Address for registration	200

It shall be imperative on every member or notify to the Company for registration his place of address in India and if he has no registered address within India to supply to the Company an address within India for giving of notices to him.

A member may notify his email address if any, to which the notices and other documents of the company shall be served on him by electronic mode.

The Company’s obligation shall be satisfied when it transmits the email and the company shall not be responsible for failure in transmission beyond its control.

Notice	201

Subject to Section 20 of the said Act, a document may be served by the Company on any member thereof by sending it to him by post or by registered post or by speed post or by courier or by delivering at his address (within India) supplied by him to the company for the service of notices to him.

The term courier means person or agency who or which delivers the document and provides proof of its delivery.

Transfer of successors in title of members bound by notice given to previous holders	202	Every person, who by operation of law, transfer or other means whatsoever, shall become entitled to any share, shall be bound by any and every notice and other document in respect of such share which previous to his name and address being entered upon the register shall have been duly given to the person from whom he derives his title to such share.

When notice may be given by advertisement	203	Any notice required to be given by the Company to the members or any of them and not expressly provided for by these presents shall be sufficiently given, if given by advertisement, once in English and once in a vernacular daily newspaper circulating in the city, town or village in which the registered office of the Company is situate.

Service of notice good notwithstanding death of member	204	Any notice or document served in the manner hereinbefore provided shall notwithstanding such member be then dead and whether or not the Company has notice of his death, be deemed to have been duly served in respect of any share, whether held solely or jointly with other persons by such member, until some other person be registered in his stead as the holder or joint-holder thereof and such service, for all purposes of these presents be deemed a sufficient service of such notice or documents on his heirs, executors, administrators and all person (if any) jointly interested with him in any such shares.

Signature to notice	205	Any notice given by the Company shall be signed (digitally or electronically) by a Director or by the Secretary or some other officer appointed by the Directors and the signature thereto may be written, facsimile, printed, lithographed, photostat.

Service of documents on company	206	A document may be served on the Company or on an officer thereof by sending it to the Company or officer at the Registered Office of the Company by post or by Registered Post or by leaving

		it at its Registered Office, or by means of such electronic mode or other mode as may be specified in the relevant Rules.

XXX. SECRECY CLAUSE

Secrecy Clause	207	No member shall be entitled to visit any works of the Company without the permission of the Directors or to require discovery of or any information respecting any detail of the Company’s working, trading or any matter which is or may be in the nature of a secret, mystery of trade or secret process, which may relate to the conduct of the business of that Company and which in the opinion of the Directors, it will be inexpedient in the interest of the members of the Company to communicate to the public.

XXXI. WINDING-UP

	208	If upon the winding-up of the Company, the surplus assets shall be more than sufficient to repay the whole of the paid-up capital, the excess shall be distributed amongst the members in proportion to the capital paid or which ought to have been paid-up on the shares at the commencement of the winding-up held by them respectively, other than the amounts paid in advance of calls. If the surplus assets shall be insufficient to repay the whole of the paid-up capital, such surplus assets shall be distributed so that as nearly as may be the losses shall be borne by the members in proportion to the capital paid-up or which ought to have been paid-up at the commencement of the winding-up on the shares held by them respectively, other than the amounts paid by them in advance of calls. But this Article is without prejudice to the rights of the holders of any shares issued upon special terms and conditions and shall not be construed so as to or be deemed to confer upon them any rights greater than those conferred by the terms and conditions of issue.

Distribution of assets in specie	209		If the Company shall be wound-up whether voluntarily or otherwise, the following provisions shall take effect:

		(1)	the Liquidator may, with the sanction of a Special Resolution, divide among the contributories in specie or kind any part of the assets of the Company and may, with the like sanction, vest any part of the assets of the Company in trustees upon such trust for the benefit of the contributories or any of them, as the Liquidator with the like sanction shall think fit.

		(2)	If thought fit any such division may be otherwise than in accordance with the legal rights of the contributories (except where unalterably fixed by the Memorandum of Association) and in particular any class may be given preferential or special rights or may be excluded altogether or in part but in case any division otherwise than in accordance with the legal rights of the contributories shall be determined on any contributory who would be prejudiced thereby shall have the right to dissent and shall have ancillary rights as if such determination were a Special Resolution passed pursuant to Section 319 of the said Act.

		(3)	In case any shares to be divided as aforesaid involve a liability to calls or otherwise any person entitled under such division to any of the said shares, may, within seven days after the passing of the Special Resolution by notice in writing, direct the Liquidator to sell his proportion and pay him the proceeds and the Liquidator shall, if practicable, act accordingly.

Liquidator may sell for shares in another company	210	Any such Liquidator may, irrespective of the powers conferred upon him by the said Act and as an additional power conferring a general or special authority, sell the undertaking of the Company or the whole or any part of its assets for shares fully or partly paid-up or the obligations of or other interest in any other company and may by the contract of sale agree for the allotment to the members directly of the proceeds of sale in proportion to their respective interests in the Company and in case the shares of this Company shall be of different classes, may arrange for the allotment in respect of preference shares of the Company, to obligations of the purchasing company or of shares of the purchasing company with preference or priority over or with a larger amount paid-up than the shares allotted in respect of ordinary shares of this Company and may further by the contract, limit a time at the expiration of which shares, obligations or other interests not accepted or required to be sold, shall be deemed to have been refused and be at the disposal of the Liquidator.

Sale under Sections 319 of the Companies Act, 2013	211	Upon any sale under the last preceding Article or under the powers given by Section 319 of the said Act, no member shall be entitled to require the Liquidator either to abstain from carrying into effect the sale or the resolution authorising the same or to purchase such member’s interest in this Company, but in case any member shall be unwilling to accept the share, obligations or interests to which under such sale he would be entitled, he may, within seven days of the passing of the resolution authorising the sale, by notice in writing to the Liquidator, require him to sell such shares, obligations or interests and thereupon the same shall be sold in such manner as the Liquidator may think fit and the proceeds shall be paid over to the member requiring such sale.

XXXII. GENERAL POWERS

General Power	212	Where any provisions of the said Act, provides that the Company shall do such act, deed, or thing, or shall have a right, privilege or authority to carry out a particular transaction, only if it is so authorised in its Articles, in respect of all such acts, deeds, things, rights, privileges and authority, this Article hereby authorises the Company to carry out the same, without the need for any specific or explicit Article in that behalf.

Merger Documents of the following Companies

with

WIPRO LIMITED.

SL NO	PARTICULARS	YEAR OF MERGER
1	WIPRO INFOTECH LIMITED	1995
2	WIPRO SYSTEMS LIMITED	1995
3	WIPRO BPO SOLUTIONS LIMITED	2005
4	SPECTRAMIND LIMITED, MAURITIUS	2005
5	SPECTRAMIND LIMITED, BERMUDA	2005
6	WIPRO INFRASTRUCTURE ENGINEERING LIMITED	2007
7	WIPRO HEALTHCARE IT LIMITED	2007
8	QUANTECH GLOBAL SERVICES LIMITED	2007
9	MPOWER SOFTWARE SERVICES INDIA PRIVATE LIMITED	2007
10	MPACT TECHNOLOGY SERVICES PRIVATE LIMITED	2007
11	CMANGO INDIA PRIVATE LIMITED	2007
12	INDIAN BRANCH OFFICE OF WIPRO NETWORKS PTE LIMITED, SINGAPORE	2009
13	INDIAN BRANCH OFFICE OF WMNETSERV LIMITED, CYPRUS	2009
14	WIPRO YARDLEY CONSUMER CARE PRIVATE LIMITED	2011
15	DEMERGER OF DIVERSIFIED BUSINESS	2013
16	WIPRO ENERGY IT SERVICES INDIA PRIVATE LIMITED AND WIPRO TECHNOLOGY SERVICES LIMITED	2014

IN THE HIGH COURT OF JUDICATURE AT BOMBAY

ORDINARY ORIGINAL CIVIL JURISDICTION

COMPANY PETITION NO. 74 OF 1995

CONNECTED WITH

COMPANY APPLICATION NO. 440 OF 1994

In the matter of Sections 391 and 394 of the Companies Act, 1956; And In the matter of Scheme of Amalgamation of Wipro Infotech Limited and Wipro Systems Limited with Wipro Limited.

WIPRO LIMITED	)

A company incorporated under	)

the companies Act, 1956 and	)

having its registered office	)

at Bhaktawar, 229, Nariman	)

Point, Bombay - 400 021.	) .. Petitioners.

CORAM: A.P. SHAH J.

DATED: 15th June, 1995.

UPON The petition of WIPRO LIMITED, the Petitioner above named (hereinafter referred to as “the Transferee Company”) presented to this Hon’ble Court on the 7th day of February 1995 for sanction of the Scheme of Amalgamation of Wipro Infotech Limited and Wipro Systems Limited (hereinafter referred to as “the Transferor Companies”) with the Petitioner Company, and for other consequential reliefs as mentioned in the Petition AND THE said petition being this day called on for hearing and final disposal AND UPON READING the petition and the Affidavit of Mr. S. Radhakrishnan, Authorised Person of the Petitioner Company solelemnly affirmed on the 7th day of February, 1995 verifying the petition AND UPON READING the Affidavit of the Om Prakash H. Sharma dated the 17th day of June, 1995, proving [ILLEGIBLE] publication of the notice of the date of hearing of the petition as directed by this Hon’ble Court pursuant to the order dated 15th day of February 1995 AND UPON READING the order dated 9th day of December, 1994 made by this Honourable Court in Company Application No. 440 of 1994 whereby the Transferee Company was directed to convene and hold a meeting of its equity shareholders for the purpose of considering and if thought fit approving with or without modification the proposed scheme of Amalgamation AND UPON READING the Report dated 2nd day of February 1995 of Mr. Azim H. Premji, chairman of the said meeting of the Equity Shareholders of the Transferee Company AND ALSO UPON READING the Affidavit of the said Mr. Azim H. Premji dated the 2nd day of February 1995 verifying the said Report and it appears from the said report of the chairman of the meeting of the Equity shareholders of the petitioner Company that the Scheme of Amalgamation has been unanimously approved by all the equity shareholders present at the meeting AND UPON HEARING SHRI SATISH SNETHYE Counsel, instructed by M/s. Keanga & Company Advocates for the Transferee Company and Mr. R.C. Master, panel counsel for the Regional Director, Department of company Affairs, Bombay, who appears in pursuance to the notice herein, dated the 23rd day of February 1995 and submits to the orders of the court and no other person entitled to appear at the hearing of the said Petition appearing this day either in support of or to show cause against the said Petition THIS COURT DOT [Illegiable] HEREBY sanction the said scheme of Amalgamation of Wipro Infotech Limited and Wipro Systems Limited, with Wipro Limited, the Transferee Company as set forth in Exhibit ‘C’ to the petition and also in the schedule hereto annexed AND THIS COURT DOTH DECLARE that the same to be binding on the Transferee Company, and its members and also on the Transferor Companies AND THIS COURT DOTH ORDER that with effect from the 1st day of April 1994 (hereinafter called ‘the Appointed Date’) the entire undertaking of the Transferor Companies except for the portions specifies in the clauses (b) and (c) of Clause 3.2 of the scheme of whatsoever nature and wheresoever situated and owned by the Transferor Company as on the Effective Date and incapable of passing by manual delivery, shall under the provisions of the sections 391 and 394 of the Companies Act, 1956 without any further act or deed but subject to the charges effecting the same as on the Effective Date as be transferred to and vested in the Transferee Company so as to become the property of the Transferee Company AND THIS COURT DOTH FURTHER ORDER that with effect from the Appointed Date, all debts, liabilities, duties and obligations of every kind, nature and description of the Transferor Companies shall also under the Provisions of Sections 391 and 394 of the Companies Act, 1956 be transferred or deemed to be transferred, without any further act or deed, to the Transferee Company so as to become the debts, liabilities, duties and obligations of the Transferee Company AND THIS COURT DOTH FURTHER ORDER that all legal proceedings of any nature whatsoever by or against the Transferor Company pending on the Appointed Date shall be continued and enforced by or against the Transferee company AND THIS COURT DOTH FURTHER ORDER that in consideration of the transfer, under the scheme sanctioned herein and subject to the terms and conditions more particularly described in the scheme sanctioned herein and set forth in the schedule annexed hereto, the Transferee Company shall without further application, issue and allot to the other shareholders of the First and Second Transferor Companies holding shares in the First and Second Transferor Companies as on the date as may be fixed by the Board of Directors of the Transferee Company in the following ratios:

21 (twenty one) equity shares of Rs. 10/- each in Transferee Company credited as fully paid up for every 5 (five) equity shares of Rs. 100/- each held in the First Transferor Company and 67 (sixty seven) equity shares of Rs. 10/- each in the Transferee Company credited as fully paid up for every 5 (five) equity shares of Rs. 100/- each hold in the Second Transferor Company and the shares to be issued in terms hereof shall be subject to the Memorandum and Articles of Association of the Transferee Company AND THIS COURT DOTH FURTHER ORDER THAT the Transferee Company do within thirty (30) days after the date of sealing of the order cause a certified copy of the order to be delivered to the Registrar of Companies, Maharashtra State, Bombay for registration and on such certified copy of order being so delivered the Transferor Companies shall stand dissolved without winding up and the Registrar of Companies, Maharashtra, Bombay do place all the documents relating to the Transferor Companies and registered with him on the file kept by him in relation to the Transferee Company and the files relating to the Transferor Companies and the Transferee Company shall be consolidated accordingly AND THIS COURT DOTH FURTHER ORDER that the parties to the arrangement embodied in the Scheme of Amalgamation sanctioned herein or any other person or persons interested therein shall be at liberty to apply to this Hon’ble Court for any directions that may be necessary in regard to the working of the arrangement embodied in the Scheme of Amalgamation sanctioned herein and set forth in the Schedule hereto or in the above matter AND THIS COURT DOTH LASTLY ORDER that the Petitioner Company do pay a sum of Rs. 500/- (Rupees Five Hundred only) to the Regional Director, Department of Company Affairs, Bombay towards the costs, of the said Petition, WITNESS SHRI MADHAV LAXMAN PENDSE, the Acting Chief Justice at Bombay aforesaid this 15th day of June, 1995.

By the Order of the Court.

/s/ [Illegible]

For Prothonotary & Senior Master.

Order sanctioning the scheme of	)

[Illegible] [Illegible] on the application	)

by M/S. [Illegible] & Company,	)

Advocates for Petitioning Company	)

having their office at Ready	)

Money [Illegible], Veer [Illegible] Road,	)

[Illegible], Bombay – 400 023.	)

)

SCHEME OF AMALGAMATION

BETWEEN

WIPRO INFOTECH LIMITED

AND

WIPRO SYSTEMS LIMITED

WITH

WIPRO LIMITED

1.	DEFINITIONS

In this Scheme, unless inconsistent with the subject or context, the following expression shall have the following meanings:

1.1	“WL” means WIPRO LIMITED, a Company incorporated under the Indian Companies Act, 1913, having its Registered Office at Bakhtawar, 229, Nariman Point, Bombay 400021.

1.2	“the Transferee Company” means WL.

1.3	“WIL” means Wipro Infotech Limited, a company incorporated under the Companies Act, 1956, having its Registered Office at Bakhtawar, 229, Nariman Point, Bombay 400021 and a subsidiary of Wipro Limited.

1.4	“WSL” means Wipro Systems Limited, a company incorporated under the Companies Act, 1956, having its Registered Office at Bakhtawar, 229, Nariman Point, Bombay 400021 and a subsidiary of Wipro Limited.

1.5	The First Transferor Company and the Second Transferor Company mean WIL and WSL respectively.

1.6	“The said Act” means the Companies Act, 1956.

1.7	“The Appointed Date” means April 1, 1994 or such other date as the High Court at Bombay may direct.

1.8	“The Scheme” means this Scheme in its present form or with any modifications approved or imposed by the High Court at Bombay.

1.9	“Undertakings of the First Transferor Company and the Second Transferor Company” shall mean and include all the assets, properties, rights, powers, claims, benefits and all the debts, liabilities, duties and obligations of the First Transferor Company and the Second Transferor Company; without prejudice to the generality of the aforesaid, the Undertakings of the First and Second Transferor Companies shall also include all rights, privileges, powers and authorities and all property, tangible or intangible, movable or immovable or whatever nature and wheresoever situate and include, in particular, all licenses, liberties, patents, trade marks, designs, copyrights, import licenses, quotas and other rights held by the First and the Second Transferor Companies or to which the First and the Second Transferor Companies are entitled and all debts, liabilities and duties of the First and the Second Transferor Companies and all other obligations of whatsoever kind including liability for payment of gratuity, pension benefits, provident fund dues and compensation in the event of loss of offices and/or equipment.

2.	SHARE CAPITAL.

(a)	As per the last audited balance sheet of the First Transferor Company for the year ended 31st March, 1994 the authorised share capital of the First Transferor Company was Rs.100,000,000/- divided into 999,800 equity shares or Rs.100/- each and 2,000, 9% cumulative redeemable Preference Share of Rs.10/- each; the issued share capital was Rs. 74,486,100/- divided into 744,861 equity shares of Rs.100/- each; and subscribed and paid up share capital was Rs. 73,685,500/- divided into 736,855 equity share of Rs.100/- each;

(b)	As per the last audited balance sheet of the Second Transferor Company for the year ended 31st March 1994 the authorised share capital of the Second Transferor Company was Rs.50,000,000/- divided into 199,800 Equity shares of Rs.100/- each and 3,002,000, 17% Cumulative redeemable preference shares of Rs.10/- each and issued, subscribed and paid up share capital was Rs.49,735,200 divided into 197,352 equity shares of Rs.100/- each and 3,000,000, 17% Cumulative redeemable preference shares of Rs.10/- each.

(c)	As per the last audited balance sheet of the Transferee Company for the year ended 31st March 1994 the authorised share capital of the Transferee Company was Rs.80,000,000/- divided into 8,000,000 equity shares of Rs.10/- and issued, subscribed and paid up share capital was Rs.73,734,400/- divided into 7,373,440 equity shares of Rs.10/- each.

The Transferee Company is in the process of increasing its authorised share capital to Rs.160,000,000.

3.	THE SCHEME

3.1	The Scheme set out herein shall come into force with effect from 1st days of April 1994, hereinafter called “the Appointed Date.”

3.2	The Undertakings of Wipro Infotech Limited (WIL) (The First Transferor Company) and Wipro Systems Limited (WSL) (The Second Transferor Company) shall be transferred to and vested in Wipro Limited (the Transferee Company) in the following manner:

(a)	With effect from the Appointed Date, the entire undertaking of the First Transferor Company and the Second Transferor Company except for the portions specified in clauses (b) and (c) below, of whatsover nature and wheresoever situated and owned by the First Transferor Company and the Second Transferor Company as on the date of the Orders of the Bombay High Court sanctioning this Scheme, and incapable of passing by manual delivery, shall under the provisions of Sections 391 and 394 of the Companies Act, 1956 without any further act or deed but subject to the charges affecting the same as on the date of the Orders of the Bombay High Court sanctioning this Scheme, be transferred to and vested in the Transferee Company so as to become the property of the Transferee Company;

(b)	All the movable assets of the First Transferor Company and the Second Transferor Company including cash on hand shall be physically handed over by manual delivery to the Transferee Company to the end and intent that the property therein passes to the Transferee Company. The amount lying with the Banks to the credit of the First Transferor Company and the Second Transferor Company shall also be transferred to the Transferee Company. Such delivery and transfer shall be made on a date mutually agreed upon between the Board of Directors of the First Transferor Company, the Second Transferor Company and the Board of Directors of the Transferee Company within fifteen days from the date of the Order of the Bombay High Court sanctioning this Scheme;

(c)	In respect of movable other than those specified in sub-clause (b) above, including sundry debtors, outstanding loans and advances recoverables in cash or in kind or for value to be received and deposits with Government, Semi-Government, local and other authorities and bodies, the following modus operandi shall be followed:

(1)	The Transferee company shall give notice in such form as it may deem fit and proper to each party, debtor or depositee as the case may be, that pursuant to the Bombay High Court having sanctioned the arrangement between the First Transferor Company, the Second Transferor Company and the Transferee Company and their members and creditors under Sections 391 and 394 of the Companies Act, 1956, the said debt, loan, advance etc., be paid or made good or held on account of the Transferee Company as the person entitled thereto to the end and intent that the right of the First Transferor Company and the Second Transferor Company to recover or realise the same do stand extinguished and that appropriate entry shall be passed in their respective books to record the aforesaid changes. Similarly, the Transferee Company shall also make appropriate entries in its books in this behalf.

(2)

The First Transferor Company and the Second Transferor Company shall also give notice in such form as they may deem fit and proper to each person, debtor or depositee that pursuant to the Bombay High Court having sanctioned the Arrangement between the First Transferor Company, the Second Transferor Company, the Transferee Company and their members and creditors under Section 391 and 394 of the Companies Act, 1956 the said person, debtor or depositee should pay the debt, loan or advance or make good the same or hold the same on account of the Transferee Company and that right of the First Transferor Company and the Second Transferor Company to recover or realise the same stands extinguished, and the right to recover and receive is vested in the Transferee Company.

(d)	The excess value of the net assets of the First and the Second Transferor Companies as on March 31, 1994 (the date immediately preceding the Appointed Date) over the paid-up value of the shares issued and allotted and also cancelled pursuant to the terms of this Scheme shall be accounted for in the books of the Transferee Company as follows:

The Reserves of the First and the Second Transferor Companies as required by direct taxation laws and the Reserves created for specific purposes shall constitute Reserves of a similar form and nature in the books of the Transferee Company and the balance shall be transferred to the General Reserves of the Transferee Company.

4.	With effect from the Appointed date all debts, liabilities, duties and obligations of every kind, nature and descriptions of the First Transferor Company and the Second Transferor Company shall also under the provisions of Sections 391 and 394 of the Companies Act, 1956 be transferred or deemed to be transferred, without any further act or deed, to the Transferee Company so as to become the debts, liabilities, duties and obligations of the Transferee Company.

5.	LEGAL PROCEEDINGS

All legal and other proceedings by or against the First Transferor Company and the Second Transferor Company, if any, pending on the Appointed Date or commenced thereafter relating to the First Transferor Company or the Second Transferor Company or the properties, debts, liabilities, duties and obligations referred to in cause 3 above shall be continued and enforced by or against the Transferee Company in the same manner and to the same extent as it would or might have been continued and enforced by or against the First Transferor Company and the Second Transferor Company.

6.	CONTRACT, DEEDS, BONDS AND OTHER INSTRUMENTS

Subject to the other provisions of this Scheme, all contracts, deeds, bonds, debentures, agreements and other instruments of whatsoever nature to which either the First Transferor Company or the Second Transferor Company is a party and subsisting or having effects on the Appointed Date shall remain in full force and effect against or in favour of the Transferee Company and may be [ELIGIBLE] forced against the Transferee Company, as fully and as effectively as if the Transferee Company had been a party thereto instead of either of the Transferor Companies.

Provided always that the Scheme shall not operate to enlarge the security for any loan, deposit or facility created by or available to either of the Transferor Companies which shall vest in the Transferee Company by virtue of the amalgamation and the Transferee Company shall not be obliged to create any further or additional security therefor, after the amalgamation has become effective.

7.	CONDUCT OF BUSINESS BY TRANSFEREE COMPANIES

From the Appointed Date the First Transferor Company and the Second Transferor Company:

(a)	shall stand possessed of all other properties referred to in clause 3 above, in trust for the Transferee Company and shall account for the same to the Transferee Company;

(b)	shall not without the written concurrence of the Transferee Company, alienate, charge or encumber any of their aforementioned properties except in the ordinary course of business,

(c)	As from the Appointed Date the First Transferor Company and the Second-Transferor Company shall not do any thing other than what they have been doing hitheretofore except with the concurrence of the Transferee Company. The First Transferor Company and the Second Transferor Company shall also not vary or alter, except in the ordinary course of their business, the terms and conditions of employment of any of their employees.

(d)	Any income or profit accruing to the First Transferor Company and the Second Transferor Company and all cost, charges and expenses incurred or losses arising or incurred by the First Transferor Company and the Second Transferor Company on or after the Appointed Date shall be all purposes be treated as the income, profits, costs, charges and expenses and losses, as the case may be, of the Transferee Company.

8.	The transfer of properties and liabilities under Clauses 3 and 4 and the continuance proceedings by or against the Transferee Company under. Clause 5 above shall not effect any transaction or proceedings already concluded by the First and Second Transferor Companies on and after the Appointed Date to the end and the intent that the Transferee Company accepts and adopts all acts, deeds and things done and executed by the First and Second Transferor Companies in respect thereto as done and executed on behalf of themselves; further, as from the Appointed Date, the First and Second Transferor Companies shall be deemed to have carried on and be carrying on their businesses on behalf of the Transferee Company.

9.	On the certified true copies of the Orders passed by the Bombay High Court sanctioning this Scheme being filed with the respective Registrars of Companies, the First and the Second Transferor Companies shall be dissolved without winding-up.

10.	ISSUE OF SHARES BY TRANSFEREE COMPANY

10.1	The consideration in respect of the transfers under the aforesaid clauses be paid and satisfies by the Transferee Company as follows:

10.1:1	The Transferee Company holds 727,596 equity shares in the First Transferor Company, namely, Wipro Infotech Limited. The [ILLEGIBLE] Transferee Company holds 180,470 equity shares and 25,00,000 preference shares in the Second Transferor Company, namely, Wipro Systems Limited. The First Transferor Company, namely, Wipro Infotech Limited holds 500,000 preference shares in the Second Transferor Company, namely Wipro Systems Limited. All these above shares shall stand cancelled.

10.1:2	Subject to the foregoing, the Transferee Company shall without further application, issue and allot to the other shareholders of the First and Second Transferor Company holding shares in the First and the Second Transferor Companies as on the date as may be fixed by the Board of Directors of the Transferee Company in the following ratios:

21 (twentyone) equity shares of Rs.10 each in the Transferee Company credited as fully paid up for every 5 (five) equity shares of Rs.100 each held in the First Transferor Company;

and

67 (sixty seven) equity shares of Rs. 10 each in the Transferee Company credited as fully paid up for every 5 (five) equity share of Rs.100 each in the Second Transferor Company;

10.1:3	The shares to be issued in terms hereof shall be subject to the Memorandum and Articles of Association of the Transferee Company.. p171

10.1:4	The equity shares so allotted pursuant to clause 10.1:2 above to the erstwhile other shareholders of the First and Second Transferor Companies shall rank par1 passu For dividend, voting rights and in all respects with the existing equity shares in the Transferee Company.

As a result of the allotment of its equity shares by the Transferee Company as contemplated under this Scheme, the members of the First and the Second Transferor Companies may receive shares which are in odd lot.

The Directors of the First and the Second Transferor Companies shall consolidate all fractional entitlements, if any, to which the members of the First and Second Transferor Companies may be entitled on the issue and allotment of the shares by the Transferee Company as aforesaid and thereupon issue and allot shares in lieu thereof to a Director or an Officer of the First and the Second Transferor Companies with express understanding that such Director or Officer to whom such shares shall be allotted shall sell the same in the market at the best available price in one or more lots and by private sale/placement or by public sale/auction as deemed fit (the decision of such Director or Officer as the case may be, as the timing and method of the sale and the price at which such sale has to be given effect to in that behalf shall be final) and pay to the Transferee Company, the net sale proceeds thereof and upon the receipt the sale aproceeds in respect thereof, in respect of each such sale, the Transferee Company shall transfer the share(s) to the name of the approved purchaser(s). The Transferee Company shall hold the net sale proceeds of all such shares and after defraying therefrom all costs, charges and expenses of such sale and thereafter distribute such sale proceeds to the members of the first and the Second Transferor Companies in proportion to their fractional entitlements.

10.1:5	It is hereby expressly agreed by and between the parties hereto that the certificates representing the equity shares and the respective entitlements of the members of the First and the Second Transferor Companies shall be sent by the Transferee Company under registered post or delivered in person only on surrender and in exchange for the certificates of shares held by them in the First and the Second Transferor Companies and where certificates representing the shares held in the First and the Second Transferor Companies cannot be so surrendered for good reasons such procedure for delivery of certificates shall be followed as may be laid down by the Board of Directors of the Transferee Company. Notice for surrender of the shares held in the first and the Second Transferor Companies shall be given by the Transferee Company without delay after this Scheme is sanctioned by the Bombay High Court.

10.1:6	Upon the new shares in the Transferee Company being issued and allotted to the erstwhile other shareholders of the Transferor Companies, the shares and the share certificates relating to the shares held by them in the respective Transferor Companies shall stand cancelled.

10.1:7	The Scheme of Amalgamation would result in the issue of 265,107 equity shares of Rs.10 each credited as fully paid up by the Transferee Company to the shareholders of the Transferor Companies.

11.	DIVIDENDS, PROFITS, BONUS/RIGHTS SHARES:

11.1	The First and the Second Transferor Companies shall not without the consent of the Transferee Company, declare any dividend for the financial year commencing from April 1, 1994 and for the subsequent financial years during which this Scheme has not become operational.

11.2	Subject to the provisions of this Scheme, the profits of the First and the Second Transferor Companies for the period beginning from April 1, 1994 shall belong to and be the profits of the Transferee Company and will be available to the Transferee Company for being disposed of in any manner as it thinks fit including declaration of dividends by the Transferee Company in respect of its year ending March 31, 1995 or any subsequent year.

11.3	The Transferee Company is proposing to issue or allot bonus shares in the ratio of One (1) fully paid equity shares for every one share held. The erstwhile shareholders of the First and the Second Transferor Companies shall also be entitled to such bonus shares.

12.	EMPLOYEES OF TRANSFEROR COMPANIES:

12.1	On the Scheme becoming operational all the managers, staff, workmen and the other employees in the service of the First and the Second Transferor Companies with effect from the Appointed date shall become managers, staff, workmen and employees of the Transferee Company on the basis that their services shall be deemed to be continuous and shall not be deemed to have been interrupted by reason of such transfer and the terms and conditions of service applicable to the said managers, staff, workmen or employees after such transfer shall not in any way be less Favour [ILLEGIBLE] to them than those applicable to them immediately [ILLEGIBLE] fore the transfer.

12.2	The rights, duties, powers and obligations of the First and the Second Transferor Companies in relation to the Provident Fund, Pension, Gratuity or any other Fund created or existing for the benefit of the managers, staff, workmen and employees of the First and the Second Transferor Companies shall, upon the Scheme becoming operational, become the rights, duties, powers and obligations of the Transferee Company. It is hereby expressly clarified that the services of the managers, staff, workmen and other employees of the First and the Second Transferor Companies will be treated as having been continued for the purpose of the aforesaid Funds.

13.	SCHEME CONDITIONAL ON APPROVALS/SANCTIONS:

This Scheme is conditional upon and subject to the following approvals/permissions:

13.1	Any requisite consent, approval or permission of the Central Government or any other authority and financial institutions which by law or contract may be necessary for the implementation of this Scheme.

13.2	Approval by the members of the First and the Second Transferor Companies and the Transferee Company under Section 391 of the Companies Act, 1956; and

13.3	All court sanctions and orders as are legally necessary or required under the Companies Act, 1956.

14.	EFFECT OF NON-RECEIPT OF APPROVALS/SANCTIONS:

In case the Scheme is not sanctioned by the High Court at Bombay for any reason whatsoever or for any other reason the Scheme cannot be implemented before September 30, 1995 or any other [Illegible] consent, approval or permission is not obtained [Illegible] the September 30, 1995 or within such further time [Illegible] between the respective Boards of Direct [Illegible] and the Second Transferor Companies

and the Transferee Company, the Scheme shall become null and void and of no effect and in that event no rights and/or liabilities shall accrue to or be incurred inter-se by the parties in terms of the Scheme and the parties shall bear and pay their respective costs and expenses in connection with or relating to this Scheme.

15.	(a) The First and the Second Transferor Companies with reasonable despatch make an application to the High Court of Bombay under Section 391 of the Companies Act, 1956 seeking order for convening and holding of the meetings of their respective equity shareholders, and, the Transferee Company shall similarly make an application seeking orders for convening, holding and conducting of the meeting of its shareholders, to be called, held and conducted in such manner as the High Court may direct to consider and if thought fit to approve with or without modification this scheme:

(b) On this Scheme being agree to by the requisite majorities of the members of the First and the Second Transferor companies and of the Transferee Company, the First and the Second Transferor Companies and the Transferee Company shall, with reasonable despatch apply to the High Court of Bombay for sanctioning the Scheme of Amalgamation under Sections 391 and 394 of the Companies Act, 1956 and for such other order, or orders, as the Court may deem fit for carrying this Scheme into effect and for dissolution of the First and the Second Transferor Companies without winding up.

16.	This Scheme shall come into operations from the Appointed Date once all necessary certified copies of the Orders under Sections 391 and 394 of the Companies [Illegible] [Illegible] be duly filed with the appropriate [Illegible].

17.	EXPENSES CONNECTED WITH THE SCHEME

All costs, charges, expenses and other incidental outgoings of the First and the Second Transferor Companies and the Transferee Company respectively in relation to or in connection with activities leading upto the Scheme and of carrying out and completing the terms and provisions of the Scheme and/or incidental to the completion of Amalgamation and merger of the First and the Second Transferor Companies in pursuance of this Scheme shall be borne and paid by the respective companies in such proportion as may be mutually agreed between the respective Boards of Directors.

18.	MODIFICATIONS/AMENDMENTS TO THE SCHEME:

The First and the Second Transferor Companies and the Transferee Company through their respective Boards of Directors may consent on behalf of all persons concerned to any modifications or amendments of this Scheme or to any conditions which the Court and/or any other authorities under law may deem fit to approve of or impose of which may otherwise be considered necessary or desirable for settling any question or doubt or difficulty that may arise for carrying out and implementing the Scheme and they are hereby authorised to do all acts, deeds and things as may be necessary, desirable or expedient for effecting the Scheme and to take such steps as may be necessary, desirable or proper to resolve any doubts, difficulties or questions whether by reason of any authorities or otherwise howsoever, arising out of or by virtue of this Scheme and/or any matters concerned or connected therewith.

IN THE HIGH COURT OF JUDICATURE AT BOMBAY

ORDINARY ORIGINAL CIVIL JURISDICTION

COMPANY PETITION NO. 74 OF 1995

CONNECTED WITH

COMPANY APPLICATION NO. 440 OF 1994

In the matter of Sections 391 and

394 of the Companies Act, 1956

and

          In the matter of scheme of [Illegible]tion

of Wipro Infotech Ltd. and Wipro

Systems Ltd. with Wipro Ltd.

WIPRO LIMITED.. Petitioners

CERTIFIED COPY OF

ORDER SANCTIONING THE SCHEME OF AMALGAMATION

*  *  *

Dated this 15th day of June, 1995.

Filed this 30th day of June 1995.

M/S. Kanga & Co. Advocates for the Petitioners Bombay.

Regd & Corp. Office Bakhtaway 229 Nariman Point Bombay-400 021 Tel: 202 6436 Tlx: 011-85527 Fax: 202 3797

July 3, 1995

The Registrar of Companies, Maharashtra

Office of the Registrar of Companies

Hakoba Compound, 2nd Floor,

Bombay Cotton Mills Estate,

Dattram L&d Marg,

Kala Chowkie,

Bombay 400033.

Dear Sir,

Ref: Company No. 4713

Sub: Filing of Certified copy of the Order passed by the Bombay High Court.

We enclose herewith a certified copy of the Order issued by the Bombay High Court, in respect of Scheme of Amalgamation of Wipro Infotech Limited and Wipro Systems Limited with Wipro Limited. The said Order was passed on 15/61995 and the certified copy was issued to us on 30/6/1995

Kindly take the above documents on record and oblige.

Thanking you,

Yours faithfully,

For WIPRO LIMITED

SATISH MENOR

COMPANY SECRETARY AND CORPORATE COUNSEL

IN THE HIGH COURT OF KARNATAKA, BANGALORE

DATED THIS THE 5TH DAY OF APRIL 2006

BEFORE

THE HON’BLE MR. JUSTICE V.G.SABHAHIT

COMPANY PETITION NO 130 OF 2005

BETWEEN

1	WIPRO LIMITED

REGISTERED OFFICE

DODDAKANNELLI, SARJAPURA ROAD

BANGALORE-560 035

PETITIONER

(By Sri: A MURALI, AZB AND PARTNERS)

AND: NIL RESPONDENT

This petition is filed under Sections 391 to 394 of the Companies Act, 1956 praying that for the reasons stated therein this Hon’ble Court may be pleased to: sanction the Scheme of Amalgamation, Annexure—A hereto, by the Hon’ble Court so as to be binding on the Petitioner Company, its shareholders and also on Spectramind Limited and Spectramind Limited, Bermuda and their shareholders and creditors and etc.

This petition coming on for hearing this day, the Court made the following:

ORDER

This is a petition filed under Section 391 to 394 of the Companies Act, 1956 [hereinafter called as the “Act”] to sanction the scheme of amalgamation of Spectramind Limited, Bermuda (transferor company

1

No.1) and Spectramind Limited, Mauritius (transferor company No.2) with WIPRO Limited (transferee company) as per the scheme of amalgamation as per Annexure-A.

2. The transferee company was incorporated on 29-12-1945 under the provisions of the Companies Act, 1913 under the name and style Western India Vegetable Products Limited in the State of Maharashtra, with registration No. 4713 of 1945-46 and changed its name to Wipro Products Limited with effect from 7-6-1977. The transferee company changed its name to Wipro Limited with effect from 28-4-1984 and shifted its registered office from the State of Maharashtra to the State of Karnataka with effect from 10-7-1996. The registered office of the transferee company is situated at Doddakannelli, Sarjapur Road, Bangalore-560 035.

The authorised share capital of the transferee company is RS.355,00,00,000/- (Rupees Three hundred and fifty five crores only) divided into 165,00,00,000 (One hundred and sixty five crores) equity shares of

2

Rs.2/- each and 2,50,00,000 (Two Crores and fifty lakhs) preference shares of Rs.10/- each and the issued, subscribed and paid up share capital of the company is Rs.141,17,87,148/- (Rupees one hundred and forty one crores seventeen lakhs eighty seven thousand and one hundred and forty eight only) divided into 70,58,93,574 (seventy crores fifty eight lakhs ninety three thousand five hundred and seventy four) equity shares of Rs.2/- each fully paid up and is presently engaged in the business of information technology including dealing in computer equipments, software etc. The latest audited balance sheet of the transferee company is produced as per Annexure-C.

The Board of Directors of transferee company has approved the scheme of amalgamation in its meeting held on 22-4-2005 whereunder the companies known as Spectramind Limited, Bermuda and Spectramind Limited, Mauritius are proposed to be merged with the transferee company subject to confirmation of this Court and also the authorities in Bermuda and Mauritius.

3

This Court by its order dated 21-6-2005 in C.A. No.504/2005 directed the transferee company to convene and hold meetings of its shareholders and creditors for considering and if thought fit approving with or without modification of the scheme of amalgamation and accordingly, meetings of the shareholders and creditors of the transferee company were held on 21-7-2005 and 29-7-2005 respectively and the Chairman of the respective meetings have submitted the report and the shareholders and the creditors have approved the scheme by requisite majority.

This Court by order dated 12-9-2005 admitted this petition and issued notice to the Regional Director and directed paper publication to be carried out in Business Standard and Kannada Prabha Newspapers. Accordingly, paper publication has been taken out.

4. The transferor company No.1 was incorporated on 2-3-2000 under the provisions of the Companies Act, 1981, Bermuda and is engaged in the business of marketing and other services for companies engaged in

4

IT (Information Technologies) Enabled Services, more commonly known as Business Process Outsourcing or BPO and the registered office of the transferor company No. 1 is situated at Canon’s Court, 22, Victoria Street, Haminiton, HM 12, Bermuda The authorised share capital of the transferor company No.1 is USD 5,00,00,000/- (US Dollars Five crores only) divided into 500,00,00,000 Zero coupon Non Redeemable Convertible Series A Preference Shares of US$ 0.01 each and the issued, subscribed and paid up capital is USD 96,30,923 (US Dollars ninety six lakhs thirty thousand nine hundred and twenty three only) divided into 96,30,92,931 Zero Coupon Non Redeemable Convertible Series A Preference Shares of US$ 0.01 each.

5. The transferor company No. 2 was incorporated on 18-10-2000 under the provisions of the Companies Act, 1984, Mauritius and is an investment holding company having its registered office at 3rd floor, Les Cascades, Edith Cavell Street, Port Louis, Mauritius and the authorised share capital of the transferor company

5

No. 2 is USD 2,50,00,000/- (US Dollars two crores fifty lakhs only) divided into 2,50,00,000 ordinary shares of US$ 1 each and the issued, subscribed and paid up capital is USD 78,13,983 (US Dollars Seventy eighty lakhs thirty thousand nine hundred eighty three only) divided into 78,13,983 ordinary shares of US$ 1 each.

6. Notice was issued to the Regional Director. The Regional Director, Ministry of Company Affairs, Southern Region, Chennai has examined the Scheme and has filed an affidavit dated 27-3-2006 averring that there is compliance of Section 104(B) (2) of the Companies Act, 1981 of Bermuda and has also averred that the foreign jurisdiction is an appointed jurisdiction or approved by the Minister upon application by the company for the purpose of amalgamation of the company with a foreign corporation and continuance as a foreign corporation and it is reported by the transferor company that they have made an application on 18-11-2005 to the Ministry of Finance, Bermuda for designation of Republic of India as an appointed

6

jurisdiction under Section 2(1) of the Companies Act, 1981 of Bermuda, since Republic of India has not been designated as an appointed jurisdiction under the said Section and this scheme can be considered by this Court, after approval of as mentioned above by the transferor company No.1 from the Ministry of Finance and produced before this Court. It is further averred in the affidavit of the Regional Director, Ministry of Company Affairs, Southern Region that the transferee company has to clarify the details of persons who made the share application money and how the same will be treated in the accounts of the transferee company after the merger as nothing has been mentioned in the scheme about this aspect.

7. After the receipt of the affidavit of the Regional Director, Ministry of Company Affairs, Southern Region, Chennai, the transferee company-petitioner has produced Annexure-A5 dated 28-3-2006 issued by the Ministry of Finance, Bermuda approving Republic of India as an appointed jurisdiction for the purpose of

7

amalgamation, of Spectramind Limited, Bermuda with Wipro Limited and the petitioner has also produced at Annexure-A2 the share certificate issued by the Spectramind Limited, Bermuda certifying that WIPRO limited, Doddakanelli, Sarjapur Road, Bangalore is the registered holder of Two hundred and sixty million full paid Series A Preferred Shares of the par value of (U.S.) $0.01 each in the above named company, subject to the Memorandum of Association and Bye-laws thereof and the said certificate has been issued on 4-4-2005 and wherefore, the clarifications which were required to be submitted as per the affidavit of the Regional Director, Ministry of Company Affairs have been submitted by the transferee company.

8. In the circumstances, the proposed scheme of amalgamation is in accordance with law, which has been approved by requisite majority of shareholders and creditors and is not prejudicial to the interest of the shareholders and general public and is entitled to be sanctioned and accordingly, I pass the following:

8

ORDER

(i)	The Company petition is allowed.

(ii)	The scheme of amalgamation, Annexure-A, proposed by the petitioner-transferee company, is sanctioned and is binding on the petitioner-transferee company and its shareholders and also on Spectramind Limited, Bermuda (transferor company No.1) and Spectramind Limited, Mauritius (transferor company No.2) and their shareholders and creditors.

(iii)	Office is directed to draw up a decree in Form No. 42.

(iv)	The petitioner is directed to serve a copy of this order to the Regional Director, Ministry of Company Affairs, Southern Region, Chennai.

Ia

9

IN THE HIGH COURT OF KARNATAKA, BANGALORE

DATED THIS THE 5TH DAY OF APRIL 2006

BEFORE

THE HONBLE MR. JUSTICE V.G. SABHAHIT

COMPANY PETITION NO. 161 OF 2005

C/W

COMPANY PETITION NO. 129 OF 2005

IN COMPANY PETITION NO. 161 OF 2005

BETWEEN

1	WIPRO BPO SOLUTIONS LIMITED

REGISTERED OFFICE

DODDAKANNELLI, SARJAPUR ROAD

BANGALORE 35

... PETITIONER

(By Sri; A MURALI, AZB AND PARTNERS, ADV.)

AND:

1	NIL

... RESPONDENT

This petition is filed under Sections 391 to 394 of the Companies Act, 1956 praying that for the reasons stated therein this Hon’ble Court may be pleased to: sanction the Scheme of Amalgamation, Annexure A hereto, by the Hon’ble Court so as to be binding on the Petitioner Company, its shareholders and also on Wipro Limited and their shareholders and creditors and etc.

1

IN COMPANY PETITION NO.129 OF 2005

BETWEEN

1	WIPRO LIMITED

REGISTERED OFFICE

DODDAKANNELLI,

SARJAPURA ROAD

BANGALORE-560 035

… PETITIONER

(By Sri: A MURALI, AZB AND PARTNERS, ADV.)

AND:

1	NIL

... RESPONDENT

This petition is filed under Sections 391 to 394 of the Companies Act, 1956 praying that for the reasons stated therein this Hon’ble Court may be pleased to: sanction the Scheme of Amalgamation, Annexure—A hereto, by the Hon’ble High Court so as to be binding on the Petitioner Company, its shareholders and also on Wipro BPO Solutions Limited and their shareholders and creditors and etc.

These petitions coming on for hearing this day, the court made the following:

ORDER

These petitions are filed under Sections 391 to 394 of the Companies Act, 1956 seeking for sanction of scheme of amalgamation as per Annexure-A. Company Petition No.161/2005 is filed by the transferor company and C.A.No.129/2005 is filed by the transferee company.

2

per the order of this Court and the scheme was approved with requisite majority by the shareholders and creditors. Accordingly, the report of the Chairman of the respective meetings has been produced.

Notice was issued to the Regional Director and paper publication was taken as per the order passed by this Court on 12-9-2005. The Regional Director, Ministry of Company Affairs, Southern Region, Chennai has filed an affidavit stating that Scheme has been carefully examined with reference to the material papers and upon such examination, it has been decided not to make any representation against the scheme. However, in view of clause 12(2) of the Scheme, unless the scheme of amalgamation of Spectra Limited, Bermuda and Spectramind Limited, Mauritius with the transferee company as per Co.P.No.130/2005 is sanctioned, the scheme of amalgamation made in Co.P.No.129 & 161/2005 cannot be sanctioned.

5

3. This Court by a separate order passed on this day, has sanctioned the amalgamation scheme in Company Petition No.130/2005, wherein the amalgamation of Spectra Limited, Bermuda and Spectramind Limited, Mauritius with the transferee company has been sanctioned.

4. The transferor company was incorporated on 3.3.2000 under the provisions of the Companies Act, 1956 under the name and style Spectramind Services Private Limited in the State of Delhi, with registration No.34668. The transferor company changed its name to Wipro BPO Solutions Limited with effect from 13.4.2005. The registered office of the transferor company is situated at Doddakannelli, Sarjapur Road, Bangalore-560 035. The authorised share capital of the transferor company is Rs.114,00,00,000/- (Rupees one hundred and fourteen crores only) divided in 8,50,00,00,000 (eight crores fifty lakhs) equity share of Rs.10/- (Rupees ten only) and 2,90,00,000 zero coupon non-voting convertible preference shares of Rs.10/- (Rupees ten only) each and the issued, subscribed and paid up share capital of the company is

6

Rs.65,92,76,700/- (Rupees sixty five crores ninety two lakhs seventy six thousand seven hundred only) divided into 6,59,27,670 (six crores fifty nine lakhs, twenty seven thousand six hundred and seventy only) equity shares of Rs.10/- (Rupees ten only) each fully paid up. The latest balance sheet of the company is produced. This Court directed the transferor company to convene the meeting of the shareholders and creditors and accordingly, a meeting has been held and report of the Chairman has been submitted stating that a resolution approving the amalgamation scheme has been passed with requisite majority.

Notice was also issued to the Official Liquidator and he has filed a report as per the second proviso to sub-section (1) of Section 394 of the Companies Act, 1956 that after examining the books of account and papers of the transferor company, Chartered Accountant was appointed and on the basis of the application of the Official Liquidator and the report which is submitted by the Chartered Accountant, the Official Liquidator has reported to this Court that he has no objection for sanctioning the scheme of amalgamation.

7

5. In the circumstances, I am satisfied that the proposed scheme of amalgamation is in accordance with law, which has been approved by requisite majority of shareholders and creditors and is not prejudicial to the interest of the shareholders and general public and is entitled to be sanctioned and accordingly, I pass the following:

ORDER

(i)	The Company petitions are allowed.

(ii)	The scheme of amalgamation, Annexure-A, proposed by the petitioner-transferor company, is sanctioned and is binding on the petitioner-transferor company and its shareholders and also on Wipro Limited and their shareholders and creditors.

(iii)	The petitioner is directed to serve a copy of this order to the Regional Director,

8

Ministry of Company Affairs, Southern Region, Chennai.

Sd/-
Judge

HIGH COURT OF KARNATAKA
BANGALORE

"TRUE COPY"
25/4/06
Section Officer
High Court of Karnataka
Bangalore-560 001

(a) The date on which the application was made 6.4.06

(b) The date on which charges and additional charges if any are called for

(c) The date on which charges and additional charges, if any are deposited 25.4.06

(d) The date on which the copy is ready

(e) The date of notifying that the copy is ready for delivery 25.4.06

(f) The date on which the applicant is required to appear on or before 25.06

(g) The date on which copy is delivered to the applicant 25.4.06

Examined by

9

IN THE HIGH COURT OF KARNATAKA AT BANGALORE

DATED THIS THE 10TH DAY OF JANUARY 2008

BEFORE

THE HON’BLE MR. JUSTICE AJIT J GUNJAL

COP 72/2007 c/w.

COP 73/2007 AND COP 71/2007

BETWEEN (cop No 71 OF 2007)

WIPRO LIMITED

REGISTERED OFFICE

DODDAKANNELLI, SARJAPUR ROAD

BANGALORE-35

… PETITIONER

(By Sri SAJI P JOHN FOR M/S. SPJ LEGAL - ADV.)

AND:

NIL

... RESPONDENT

Counsel for the Petitioner has filed the above Petition under Sections 391 to 394 of the Companies Act, 1956, praying that for the reasons stated therein this Hon’ble Court may be pleased to sanction the scheme of amalgamation Annexure A in the Petition, so as to be binding on the Petitioner Company, its shareholders, creditors and also on the Transferor Companies and its shareholders and creditors.

BETWEEN (COP NO 72 OF 2007)

WIPRO INFRASTRUCTURE

ENGINEERING LIMITED

REGISTERED OFFICE

A/103, PEENYA INDUSTRIAL AREA

BANGALORE                          .... PETITIONER

1

(By Sri SAJI P JOHN - ADV. FOR SPJ LEGAL)

AND:

NIL

... RESPONDENT

Counsel for the Petitioner has filed the above Petition under Sections 391 to 394 of the Companies Act, 1956, praying that for the reasons stated therein this Hon’ble Court may be pleased to sanction the scheme of amalgamation Annexure A in the Petition, so as to be binding on the Transferee Company, its shareholders, creditors and also on the Transferor Companies and its shareholders and creditors.

BETWEEN (COP NO 73 OF 2007)

-------

WIPRO HEALTHCARE IT LIMITED

REGISTERED OFFICE

DODDAKANNELLI, SARJAPUR ROAD

BANGALORE-35

... PETITIONER

(By Sri SAJI P JOHN - ADV. FOR SPJ LEGAL)

AND:

NIL

... RESPONDENT

Counsel for the Petitioner has filed the above Petition under Sections 391 to 394 of the Companies Act, 1956, praying that for the reasons stated therein this Hon’ble Court may be pleased to sanction the scheme of amalgamation Annexure A in the Petition, so as to be binding on the Transferee Company, its shareholders, creditors and also on the Transferor Companies and its shareholders and creditors.

[ILLEGIBLE] THESE COMPANY PETITIONS COMING ON FOR ORDERS THIS DAY, THE COURT MADE THE FOLLOWING:

2

ORDER

These petitions are filed for sanctioning the Scheme of Amalgamation of Wipro Infrastructure Engineering Limited (Transferor Company No.1), Wipro Healthcare IT Limited, (Transferor Company No.2) and Quantech Global Services Limited (Transferor Company No. 3) with Wipro Limited, the Transferee Company.

2. The Transferee company was incorporated on 29.12.1948 under the provisions of the Companies Act, 1913 under the name and style Western India Vegetable Products Limited in the State of Maharashtra. The transferee company changed its name to Wipro Products Limited with effect from 17.6.1977. The Transferee Company has subsequently changed its name to Wipro Limited with effect from 28.4.1984. The transferee Company has shifted its registered office from

3

the State of Maharashtra to the State of Karnataka w.e.f. 10.7.1996. The Transferee Company was originally incorporated to carry on the business of purchase or otherwise acquire or take over any lands, with or without buildings and plant, machinery etc. The Transferee Company is presently engaged in the business of information technology including the dealing in computer equipments, software etc. The registered office of the transferee Company is situated at Dodddakannelli, Sarjapura Road, Bangalore 560 035.

The authorised share capital of the Transferee Company is Rs.355,00,00,000/- (Rupees three hundred and fifty five crores only) divided into 165,00,00,000 (One hundred and sixty five crores) equity shares of Rs.2/- (Rupees two only) and 2,50,00,000/- (two crore fifty lakhs) redeemable cumulative preference

4

share of Rs.10/- each and the issued, subscribed and paid up share capital of the company is Rs.291,79,99,300/- (Rupees two hundred and ninety one crores seventy nine lakhs ninety nine thousand and three hundred only) divided into 145,89,99,650/- (one hundred and forty five crores eighty nine lakhs ninety nine thousand three hundred) equity shares of Rs.2/- (Rupees two only) each fully paid up.

3. The Transferor Company No.1 was originally incorporated on July 31st 2000 under the provisions of the Companies Act, 1956 under the name and style [ILLEGIBLE] Limited in the State of Karnataka. The Transferor Company No.1 changed its name to Wipro Fluid Power Limited w.e.f April 16, 2002 and then changed as Wipro Infrastructure Engineering Limited with effect from October 19, 2005 and is engaged in the business of

5

designing, developing, fabricating, manufacturing, operating, installing, maintaining and assembling of all types and kinds of pneumatic or hydraulic cylinders. The registered office of the transferor Company No.1 is situated at 9A/10B Peenya Industrial Area, Bangalore.

4. The Transferor Company No. 2 was incorporated on August 13, 2000 under the provisions of the Companies Act, 1956 under the name and style GE Medical Systems IT Limited in the State of Karnataka. The Transferor Company No.2 changed its name to Wipro Health Care IT Limited with effect from 29 August 2002 and is engaged in the business of development, operating, maintaining, servicing and marketing healthcare related software including but not limited to hospital information system. The registered office of the transferor company No. 2 is situated at Doddakannelli, Sarjapura road, Bangalore 560035.

6

5. The Transferor Company No. 3 was incorporated on June 21, 2001 under the provisions of the Companies Act, 1956 under the name and style Quantech Global Services Limited in the State of Andhra Pradesh and is engaged in the business of creation, development, import, export and marketing of software for commercial, scientific, technical industrial entertainment etc. The registered office of the Transferor Company No.3 is situated at 5Q2-AZ, Cyber towers, Hitec city, Hyderabad 560 008.

6. The petitions were filed on 14.8.2007 and on 24.8.2007, the petitions were admitted and this Court directed issuance of notice of hearing the petitions on or before 31.8.2007 fixing the date of hearing as 21.9.2007 in one

7

edition of ‘Business Standard’ English daily and ‘Kannada Prabha’ Kannada daily. Pursuant to the said notice, the official liquidator filed his report in OLR 674 OF 2007 in Company Petition No.72 of 2007 and OLR NO.675 of 2007 in Company Petition No.79 of 2007. An affidavit is filed on behalf of the Registrar of Companies in Karnataka, It is stated that the Regional Director of the Registrar of Companies has examined the scheme of amalgamation with reference to the material papers made available and upon such examination, the affidavit discloses that clause 14 of the Scheme that upon the scheme coming into effect, the excess of the value of the assets over the liabilities of the respective transferor companies shall be reflected as ‘General Reserve’ in the books of the Transferee Company. As the said excess has to be reflected only in the ‘capital reserve’ in the books of the transferee

8

company, clause 14 has to be modified suitably so as to substitute the word ‘General Reserve’ with ‘Capital Reserve’ . It is also submitted that clause 23 of the Scheme that the Scheme is not sanctioned by the Hon’ble Court by 31.12.2005 or such other date as may be fixed by the Board of Directors of the Companies concerned, the Scheme shall become null and void.

In response to the affidavit filed by the Registrar of Companies, an affidavit is filed by the Transferee Company submitting that the Scheme of Amalgamation was approved by the Board of Directors and the shareholders of the petitioner Companies during the year 2007 and the date 31.12.2005 mentioned in Clause NO.23 of the Scheme of Amalgamation is typographical mistake. The actual date is 31.12.2008. Since the same is a typographical error, the affidavit is accepted. The scheme is accepted.

9

The scheme is modified by substituting the date 31.12.20005 with 31.12.2008 in clause 23 of the Scheme.

Insofar as Clause 14 is concerned, the Scheme is modified by substituting the word ‘General Reserve’ with ‘Capital Reserve’.

The scheme is filed in the year 2007. The date mentioned therein is suitably modified.

The official liquidator has also filed a report indicating that the Chartered Accountant who was appointed by this Court and has examined the books of accounts and other records has not made any adverse remarks in the functioning of the Company and has opined that the affairs of the transferor company do not appear to have been conducted in a manner prejudicial to the interest of its members or

10

to the public. It is also submitted that the transferor Company No.3-Quantech Global Services Limited has filed Company Petition No.126 of 2007 before the High Court of Andhra Pradesh for sanctioning the Scheme of Amalgamation.

The Board of Directors of the Transferee Company has approved and adopted the scheme of Amalgamation on 6.6.2007 by circular resolution. Pursuant to it, the Board of Directors of the Transferor Companies has approved and adopted the Scheme of Amalgamation on 6.6.2007.

The Transferee Company has filed Company Application No.392 of 2007, the transferor Company No.1 has filed Company Application NO.667 of 2007 and the Transferor Company No.2 has filed Company Application No. 668 of 2007 for direction to convene the meetings of the shareholders and creditors of the companies to

11

approve the Scheme of Amalgamation. Pursuant to this, order was passed on 20.6.2007 allowing the said applications. The meetings of the shareholders and creditors of the petitioner companies were held as directed by this Court and Scheme of Amalgamation was approved with requisite majority.

These three petitions were filed on 14.8.2007 and as directed by this Hon’ble Court notices were taken. It is also submitted that the Scheme of Amalgamation has been approved by the creditors also.

7. Under these circumstances, a case for according sanction for the Scheme of Amalgamation of three Companies is made out. Hence, the following order is passed:-

i)	Scheme of Amalgamation proposed by all the three companies who are the petitioners herein is hereby sanctioned and it will be binding on the petitioners companies, their shareholders and creditors.

12

ii)	Transferor Company Nos.1 and 2 shall stand dissolved without the order of winding up,

iii)	Registry is directed to draw up a decree in Form No.52.

iv)	This order is subject to the order passed by the High Court of Andhra Pradesh in Company Petition 126/2007.

The petitioners shall file a copy of this order with the Registrar of Companies within thirty days.

All the three petitions stand disposed or.

13

IN THE HIGH COURT OF KARNATAKA AT BANGALORE

DATED THIS THE 10TH DAY OF JANUARY 2008

BEFORE

THE HON’BLE MR. JUSTICE AJIT J GUNJAL

COP 75/2007 c/w.

COP 76/2007 AND COP 74/2007

BETWEEN (COP NO 74 OF 2007)

WIPRO LIMITED

REGISTERED OFFICE

DODDAKANNELLI, SARJAPUR ROAD

BANGALORE-35

... PETITIONER

(By Sri SAJI P JOHN-ADV. FOR SPJ LEGAL)

AND:

NIL

... RESPONDENT

Counsel for the Petitioner has filed the above Petition under Sections 391 to 394 of the Companies Act, 1956, praying that for the reasons stated therein this Hon’ble Court may be pleased to sanction the scheme of amalgamation Annexure A in the Petition, so as to be binding on the Petitioner Company, its shareholders, creditors and also on the Transferor Companies and its shareholders and creditors.

BETWEEN COP NO 76 OF 2007

MPOWER SOFTWARE SERVICES (INDIA)

PRIVATE LIMITED

1

REGD OFFICE DODDAKANNELLI

SARJAPUR ROAD, BANGALORE – 35

… PETITIONER

(By Sri SAJI P JOHN - ADV. FOR SPJ LEGAL)

AND:

NIL

… RESPONDENT

Counsel for the Petitioner has filed the above Petition under Sections 391 to 394 of the Companies Act, 1956, praying that for the reasons stated therein this Hon’ble Court may be pleased to sanction the scheme of amalgamation Annexure A in the Petition, so as to be binding on the Transferee Company, its shareholders, creditors and also on the Transferor Companies and its shareholders and creditors.

COP NO 75 OF 2007

BETWEEN

MPACT TECHNOLOGY SERVICE PRIVATE LIMITED

REGD OFFICE

DODDAKANNELLI SARJAPUR ROAD

BANGALORE - 560035.

… PETITIONER

(By Sri SAJI P JOHN - ADV. FOR SPJ LEGAL)

AND:

NIL

… RESPONDENT

Counsel for the Petitioner has filed the above Petition under Sections 391 to 394 of the Companies Act, 1956, praying that for the reasons stated therein this Hon’ble Court may be pleased to sanction the scheme of amalgamation Annexure A in the Petition, so as to be binding on the Transferee Company, its shareholders, creditors and also on the Transferor Companies and its shareholders and creditors.

2

THESE COMPANY PETITIONS COMING ON FOR ORDERS THIS DAY, THE COURT MADE THE FOLLOWING:

ORDER

These petitions are filed for sanctioning the Scheme of Amalgamation of Mpact Technology Services Private Limited (Transferor Company No.21), Mpower Software Services (India) Private Limited, (Transferor Company No.1) and Cmango India Private Limited (Transferor Company No.3) with Wipro Limited, the Transferee Company.

2. The Transferee company was incorporated on 29.12.1945 under the provisions of the Companies Act, 1913 under the name and style Western India Vagetable Products Limited in the State of Maharashtra. The transferee company changed its name to Wipro Products Limited with effect from

3

17.6.1977. The Transferee Company has subsequently changed its name to Wipro Limited with effect from 28.4.1984. The transferee Company has shifted its registered office from the State of Maharashtra to the State of Karnataka w.e.f.10.7.1996. The Transferee Company was originally incorporated to carry on the business of purchase or otherwise acquire or take over any lands, with or without buildings and plant, machinery etc. The Transferee Company is presently engaged in the business of information technology including the dealing in computer equipments, software etc. The registered office of the transferee Company is situated at Dodddakannelli, Sarjapura Road, Bangalore 560 035.

4

The authorised share capital of the Transferee Company is Rs.355,00,00,000/- (Rupees three hundred and fifty five crores only) divided into 165,00,00,000 (One hundred and sixty five crores) equity shares of Rs.2/- (Rupees two only) and 2,50,00,000/- (two crore fifty lakhs) redeemable cumulative preference share of Rs.10/- each and the issued, subscribed and paid up share capital of the company is Rs.291,79,99,300/- (Rupees two hundred and ninety one crores seventy nine lakhs ninety nine thousand and three hundred only) divided into 145,89,99,650/- (one hundred and forty five crores eighty nine lakhs ninety nine thousand three hundred) equity shares of Rs.2/- (Rupees two only) each fully paid up.

3. The Transferor Company No.1 was originally incorporated on August 21, 2003 under the provisions of the Companies Act, 1956 under the name and style Mpact Technology Services Private Limited in the State of Tamilnadu. The Transferor Company No.1

5

changed its registered office to Karnataka w.e.f 12.10.2006 and is engaged, inter alia in the business of developing, compiling operating providing modifying and marketing of all forms of software, internet and internet products and to buy, sell and trade in software related technologies. The registered office of the transferor Company No.1 is situated at Doddakannelli, Sarjapura road, Bangalore 560 035.

4. The Transferor Company No.2 was incorporated on July 16, 2003 under the provisions of the Companies Act, 1956 under the name and style Mpower Software Services (India) Private Limited in the State of Tamilnadu. The Transferor Company No.2 changed its registered office to Karnataka w.e.f.12.10.2006 and is engaged, inter-alia, in the business of developing, compiling, operating, providing, modifying and marketing

6

of all forms of software, internet and internet products and to buy, sell and trade in software related technologies. The registered office of the transferor company No.2 is situated at Doddakannelli, Sarjapura road, Bangalore 560 035.

5. The Transferor Company No.3 was incorporated on November, 16 2000 under the provisions of the Companies Act, 1956 under the name and style Cmango India Private Limited in the State of Maharashtra and is, interalia engaged in the business of software development and consulting services, system integration, customer support and value added services including data processing/call processing centres. The registered office of the Transferor Company No.3 is situated at c/o.V.N.Deodhar & Company, 4/3 Radha, Shastri hall, Grant road (W), Mumbai 400 0007.

7

6. The petitions were filed on 14.3.2007 and on 24.8.2007, the petitions were admitted and this Court directed issuance of notice of hearing the petitions on or before 31.8.2007 fixing the date of hearing as 21.9.2007 in one edition of Business Standard English daily and Kannada Prabha Kannada daily. Pursuant to the said notice, the official liquidator filed his report in OLR 676 OF 2007 in Company Petition No.75 of 2007 and OLR NO.673 of 2007 in Company Petition No.76 of 2007 submitting that the affairs of the Company are not in any way prejudicial to the interest of the shareholders and creditors. The Registrar of Companies in Karnataka has filed an affidavit through the Regional Director indicating that they have no objection for granting the request made. It is also submitted that the transferor Company No.3-Cmango India Private Limited has filed Company Petition No.971 of 2007 before the High Court of Judicature at Bombay for sanctioning the Scheme of Amalgamation.

8

7. Having perused the report of the official liquidator and also the affidavit filed by the Registrar of Companies, I am of the view that a case is made out for sanctioning the Scheme of Amalgamation. Hence, the following order is passed:-

i)	Scheme of Amalgamation proposed by all the three companies who are the petitioners herein is sanctioned and it will be binding on the petitioners companies, their shareholders and creditors.

ii)	Transferor Company Nos.1 and 2 shall stand dissolved without the order of winding up,

iii)	Registry is directed to draw up a decree in Form No.52.

9

iv)	This order is subject to the order passed by the High Court of Judicature at Bombay in COP 971/2007.

The petitioners shall file a copy of this order with the Registrar of Companies within thirty days.

All the three petitions stand allowed.

10

IN THE HIGH COURT OF JUDICATURE, ANDHRA PRADESH

AT HYDERABAD

(ORDINARY ORIGINAL/CIVIL JURISDICTION)

THURSDAY, THE TWENTY FIRST DAY OF FEBRUARY

TWO THOUSAND AND EIGHT

PRESENT

THE HON’BLE SRI JUSTICE V.V.S.RAO

COMPANY PETITON NO.126 of 2007

IN THE MATTER OF THE COMPANIES ACT (1 of 1956)

AND

IN THE MATTER OF M/s. QUANTECH GLOBAL SERVICES LIMITED

AND

IN THE MATTER OF M/s. WIPRO INFRASTRUCTURE ENGINEERING LIMITED

AND

IN THE MATTER OF M/s. WIPRO HEALTH CARE IT LIMITED

WITH

IN THE MATTER OF M/s. WIPRO LIMITED

AND

THEIR RESPECTIVE SHAREHOLDERS AND CREDITORS

Between:

M/S QUANTECH GLOBAL SERVICES LIMITED a Company incorporated under the Companies Act 1956, Regd. Office at 5Q2-A2, Cyber Towers, Hitec City, Hyderabad, A.P., rep. by its Director Mr. Suresh C. Senapaty

..... PETITIONER/TRANSFEROR COMPANY NO.3

Petition under Section 391 and 394 of the Companies Act 1956, praying that this High Court may be pleased to

The Petitioner/Transferor Company therefore prays:-

a) That the scheme of Amalgamation as consented by the shareholders of the petitioner company and the Transferee company a copy of which is filed hereto as Annexure-A9, be sanctioned and confirmed by this Hon’ble High Court so as to be binding on all the members, creditors and employees of the petitioner company and all concerned.

b) For an order that the petitioner/Transferor company be dissolved without going through the process of winding up.

c) For an order under section 394 of the Act that the petitioner company do within 30 days after the date of the orders, cause a certified copy to be delivered to the Registrar of Companies, Andhra Pradesh Hyderabad, for registration and on such certified copy being delivered or such date as this Hon’ble High Court may deem fit, the Registrar of Companies, Andhra Pradesh, Hyderabad shall take all necessary consequential action in respect of the petitioner company and also dissolution of the transferor company without going through the process of winding up.

d) That the parties of the scheme or other persons interested shall be at liberty to apply to this Hon’ble Court for any direction that may be necessary in regard to the carrying out of the Scheme of amalgamation; and;

e) That such order or orders as the Hon’ble Court may deem fit and proper in the circumstances of the case.

This Petition coming on for orders upon reading the Judge’s Summons and the affidavit dated: 27-11-2007 and filed by Sri. Suresh C. Senapathy, Director of the Petitioner Company in support of this Petition and upon hearing the arguments of Sri. V.S. Raju, Advocate for the Petitioner and Sri. A. Rajasekhar Reddy, Assistant Solicitor General and Sri. M. Anil Kumar, Counsel for the Official Liquidator appearing on behalf of the Central Government.

THE COURT MADE THE FOLLOWING ORDER ON PETITION:

The above Petition coming on for hearing on 21st day of February 2008. Upon reading the said Petition, the order dated 23rd November 2007 in Company Application No.2040 of 2007 dispensing with the convening of the meeting of the shareholders of the above named company for the purpose of considering and If thought fit approving with or without modification the scheme of amalgamation to be made between the transferor companies and the transferee company and also on going through the consents obtained from all the equity shareholders and creditors filed before this Court and upon hearing learned Counsel for the

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Petitioner, Sri V.S.Raju, and it is appearing from the affidavits of the shareholders and creditors that the proposed scheme of amalgamation has been approved/consented by all the shareholders and creditors of the petitioner company.

After receiving notice, Official Liquidator filed a report expressing that the affairs of the transferor company herein are not conducted in a manner prejudicial to its members or against public interest. In spite of giving sufficient time, the Central Government has not filed any affidavit objecting the scheme. It is brought to the notice of this Court that M/s. Wipro Limited (transferee company) filed COP No.71 of 2007 under Sections 391 to 394 of the Companies Act, 1956, seeking sanction of scheme of amalgamation, which is subject matter of this petition. The said petition was considered by Hon’ble High Court of Karnataka along with COP Nos.72 and 73 of 2007 filed by other two transferor companies, and by order dated 10.01.2008, subject to modification of Clause No.23 by substituting the date 31.12.2005 with 31.12.2008, the High Court of Karnataka sanctioned the scheme of amalgamation approved by the Board of Directors of the petitioner herein.

This Court, therefore, subject to modification of Clause No.23 by substituting the date 31.12.2005 with 31.12.2008 doth hereby sanction the scheme of Amalgamation as set out in Para 23 of the Petition and Schedule thereto (Annexure-A9) and doth hereby declare that the same to be binding on the equity shareholders and creditors of the above named companies.

This Court also observes that Accounting Standard 14 issued by the Council of the Indian Institute of Chartered Accountants in India shall apply on such amalgamation.

That the parties to the scheme of amalgamation or other persons interested shall be at liberty to apply to this Court for any directions that may be necessary in regard to the working of the scheme of amalgamation and that the said companies do file with the Registrar of Companies a certified copy of this order within 30 days from this date.

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And this Court doth further order that the transferor company herein shall pay costs of Rs.2,000/- (Rupees two thousand only) to the learned Counsel for the Official Liquidator. The Company Petition shall stand disposed of accordingly.

//TRUE COPY//

TO

1.	Sri. Suresh C. Senapathy Director, M/s Quantech Global Services Limited, Regd. Office at 5Q2-A2. Cyber Towers, Hitec City, Hyderabad, A.P.

2.	The Registrar of Companies, 3-5-398, C.P.W.D. Building, Kendriya Sadan, Sulthan Bazar, Koti, Hyderabad.

3.	The Official Liquidator, 3-5-398, C.P.W.D. Building, Kendriya Sadan, Sulthan Bazar, Koti, Hyderabad.

4.	The Regional Director, Company Law Board, Southern Region, Chennai

5.	Two CD Copies

6.	One C.C. to Sri. A. Rajasekhara Reddy, Assistant Solicitor General (OPUC/OUT)

7.	One C.C. to Sri. V.S. Raju, Advocate (OPUC)

8.	One C.C. to Sri. M. Anil Kumar, Advocate (OPUC)

Prk

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HIGH COURT

DATED: 21-02-2008

ORDER

CP. NO. 126/2007

Disposing of the Company Petition.

SCHEME OF AMALGAMATION

OF

WIPRO INFRASTRUCTURE ENGINEERING LIMITED, BANGALORE

AND

WIPRO HEALTHCARE IT LIMITED, BANGALORE

AND

QUANTECH GLOBAL SERVICES LIMITED, HYDERABAD

WITH

WIPRO LIMITED

AND

THEIR RESPECTIVE SHAREHOLDERS AND CREDITORS

A.	This scheme of amalgamation provides for the amalgamation of Wipro Infrastructure Engineering Limited i.e. TRANSFEROR-COMPANY 1, having its registered office at 9A/10B, Peenya Industrial Area, Bangalore, Wipro Health Care IT Limited i.e. TRANSFEROR COMPANY 2 having its registered office at Doddakannelli, Sarjapur Road, Bangalore-560035 AND Quantech Global Services Limited, i.e. TRANSFEROR COMPANY 3 having its registered office at 5Q2-A2, Cyber Towers, Hitec City, Hyderabad, Andhra Pradesh, collectively referred to as TRANSFEREE COMPANIES respectively with Wipro limited i.e. the TRANSFEREE COMPANY pursuant to the relevant provisions of the Companies Act, 1956.

B.	The TRANSFEROR COMPANIES ARE wholly owned subsidiaries of the TRANSFEREE COMPANY which is holding directly/indirectly the entire issued, subscribed and paid-up equity share capital of the TRANSFEROR COMPANIES together with its nominees.

C.	The TRANSFEREE COMPANY was incorporated on 29 December, 1945 under the provisions of the Companies Act, 1913. The TRANSFEREE COMPANIES were set up for various activities including the dealing in hydraulic cylinders, computer equipments, software and all related businesses. The shares of the TRANSFEREE COMPANY are listed on the National Stock Exchange of India Limited and The Bombay Stock Exchange, Mumbai and ADRs are listed on the New York Stock Exchange.

D.	The TRANSFEROR COMPANY I was incorporated on July 31, 2000 under the name of Netkracker Private Limited, which has changed its name as Wipro Fluid power Limited and as Wipro Infrastructure Engineering Limited subsequently, the TRANSFEROR COMPANY 2 was incorporated on August 13, 2000 in the name of GE Medical Systems IT Limited in the State of Karnataka with Registration No.27715 of 2000 and subsequently changed its name to Wipro HealthCare IT Limited and the TRANSFEROR COMPANY 3 was incorporated on June 21, 2001 under the provisions of the Companies

Act, 1956 under the name and style Quantech Global Services Limited in the State of Andhra Pradesh with Registration No.36915 of 2001-02. The TRANSFEROR COMPANY 1 engaged in manufacture of Hydraulic Equipments and other related services, The TRANSFEROR COMPANY 2 is engaged in the business of development, operating, maintaining, servicing and marketing healthcare related Software including but not limited to hospital information systems and the TRANSFEROR COMPANY 3 is engaged in the business of development of commercial, scientific, technical, industrial, entertainment and all other applications and to provide all possible computer services software solutions, through the development of custom designed software packages, support systems and by providing consultancy services relating to software and all other related matters.

E.	By the Scheme of Amalgamation it is proposed to merge the TRANSFEROR COMPANIES with the TRANSFEREE COMPANY without winding up of the former for the purpose of better, efficient and economical management, control and running of their businesses, and for further development and growth of the business of the TRANSFEREE COMPANY and for administrative convenience. The proposed amalgamation between the TRANSFEROR COMPANIES and the TRANSFEREE COMPANY shall result in the following, benefits, amongst others, to all companies, their respective members and creditors:

(a)	The amalgamation will enable the TRANSFEREE COMPANY to consolidate its business operations world wide and provide significant impetus to the growth of the TRANSFEREE COMPANY since both the TRANSFEROR COMPNAIES and the TRANSFEREE COMPANY are under the same group. The consolidation by way of an amalgamation will lead to synergies of operation and stronger and wider capital and financial base for future growth/expansion-more specifically the following.

i.	To bring the three corporate entities under one roof to portray one face to the customers with one legal entity (e.g. one invoice for all services)

ii.	Better leverage of facilities, infrastructure and people and for better administration

(b)	The amalgamation will result in economy of scale and reduction in overheads, administrative, managerial and other expenditure, operational rationalization, organizational rationalization efficiency and optimal utilization of various resources.

(c)	The managerial expertise of the Companies will be combined giving additional strength to the Transferee Company. Consequently, the TRANSFEREE COMPANY will offer a strong financial structure to all the creditors including the creditors of the Transferor Companies, facilitate resource mobilization and achieve better cash flows. This could contribute substantially towards enhancement of the shareholders’ value of the Transferee Company.

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(d)	Duplication of administrative functions will be eliminated together with the multiple records keeping resulting in reduced expenditure.

(e)	The amalgamation will result in significant reduction in the multiplicity of legal and regulatory compliances required at present to be carried out by both the Transferor and the Transferee Company.

(f)	The banks, creditors and institutions, if any, are not affected by the proposed amalgamation as their security is maintained.

(g)	There will be improvement in financial structure and management of the Company

IN CONSIDERATION OF THE RECIPROCAL PROMISES, THIS SCHEME BETWEEN THE TRANSFEROR COMPANIES AND THE TRANSFEREE COMPANY AND THEIR RESPECTIVE SHAREHOLDERS, CREDITORS (SECURED AND UNSECURED) IS BEING PROPOSED IN ACCORDANCE WITH THE TERMS SET OUT HEREUNDER.

I. DEFINITIONS

In this Scheme, unless repugnant to the context or meaning thereof, the following expressions shall have the following meanings:

A. “ACT” means the Indian Companies Act, 1956 and any statutory modifications or re-enactment thereof for the time being in force.

B. “APPOINTED DATE” means 1st April 2007.

C. “ASSETS” shall mean all the business, undertakings, estates, assets, properties, rights, titles and interests of whatsoever nature and kind and whosesoever situate in India and abroad, of the respective Transferor Companies, including but not limited to:

(a)	all assets, moveable and immoveable, real or personal, in possession or reversion, corporeal or incorporeal, tangible or intangible, free hold or lease hold, fixed or current, including computers and telecommunication equipments, computer hardware, software and programs, plant and machinery, office equipments, furniture and fixtures, vehicles, sundry debtors, cash and bank balances, loans and advances, deposits, buildings, godowns, warehouses, offices, inventories, bills of exchange, peripherals and accessories, receivables, investments, goodwill, investment is shares, debentures, bonds, mutual funds, etc.

b) all the registrations, permits, quotas, rights, entitlements, industrial and other licences, concessions, incentives, subsidies, approvals, authorisations, consents, tenancies, trade marks, tradenames, patents, copyrights, all intellectual property rights and licences there under, technical know-how, permits, designs, patterns, inventions, leasehold rights, leases, tenancy rights privileges, all other rights, benefits and entitlements including sales tax deferrals and other benefits, lease

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rights (including the benefit of any applications made there for), powers and facilities of every kind, nature and description whatsoever, rights to use and avail of telephones, telexes, facsimile connections, e-mail connections, communication facilities and installations, utilities, electricity and other services, provisions, funds, benefits of all agreements, contracts and arrangements, benefits under Letter of Credit, Guarantees, Letters of Comfort etc. issued for the benefit of the Company, benefits under government schemes, deferred tax benefits and other benefits accruing on account of past expenditure and all such other interests / benefits;

(c) All earnest moneys and/or security deposits;

(d) all records, files, papers, engineering and process information, manuals, data, catalogues, quotations, sales and advertising materials, list of present and former customers and suppliers, customer credit information, customer pricing information and all other records pertaining to business.

D. “The EFFECTIVE DATE” means the date on which all the conditions and filings referred to in Clause 17 hereof have been fulfilled and approvals and consents referred to therein have been obtained.

References in this Scheme to the date of “coming into effect of this Scheme” or “becoming effective” or “effectiveness of this Scheme” shall mean the Effective Date.

E. “EMPLOYEES” mean the staff, workmen and employees on the pay rolls of the TRANSFEROR COMPANIES;

F. “LIABILITIES” shall mean all the debts, secured and unsecured loans, liabilities, responsibilities, obligations, duties of the respective Transferor Companies

G. “SHAREHOLDERS” means respectively the persons registered as holders of equity/preference shares of the Company concerned.

H. “SCHEME” means this Scheme of Amalgamation in its present form as approved by the Board of Directors of the TRANSFEROR COMPANIES and the TRANSFEREE COMPANY subject to such modifications made under clause 20 of this Scheme as the Hon’ble High Courts may impose on the Transferor Companies and TRANSFEREE COMPANY and such modifications which the TRANSFEROR COMPANIES and the TRANSFEREE COMPANY may deem necessary subject to the approval of the High Courts.

I.	“TRANSFEREE COMPANY” means “WIPRO LIMITED” a Company incorporated under the provisions of the Companies Act, 1956 and having its registered office at Doddakannelli, Sarjapur Road, Bangalore 560 035.

J.	‘‘TRANSFEROR COMPANY NO.1” means “WIPRO INFRASTRUCTURE ENGINEERING LIMITED”, a Company incorporated under the provisions of the Companies Act, 1956, and having its registered office at 9A/10B, First Phase, Peenya Industrial Area, Bangalore.

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K.	“TRANSFEROR COMPANY NO. 2” means “WIPRO HEALTHCARE IT LIMITED Company incorporated under the provisions of the Companies Act, 1956 having its registered office at Dodda Kannelli, Sarjapur Road, Bangalore.

L.	“TRANSFEROR COMPANY NO.3” means “QUANTECH GLOBAL SERVICES LIMITED”, a Company incorporated under the provisions of the Companies Act, 1956 having its registered office at 5Q2-A2, Cyber Towers, Hitec City, Hyderabad:

M.	“UNDERTAKINGS” means

(a)	All the assets of the TRANSFEROR COMPANIES as on the Appointed Date;

(b)	All the liabilities of the TRANSFEROR COMPANIES as on the Appointed Date;

Without prejudice to the generalities of the above, the undertaking of the TRANSFEROR COMPANIES shall include all rights, privileges, powers and authorities and all the property, movable or immovable, real, corporeal incorporeal, in possession or reversion, present or contingent of whatever nature and whosesoever situated, including in particular approvals, permissions, licenses, consents, exemptions, registrations, no-objection certificates and certification, permits, quotas, rights, entitlements, tenancies, roof rights, trademarks, service marks, know-how, technical know-how, trade names, descriptions, trading style, franchise, labels, label designs, color schemes, utility models, holograms, bar codes, designs, patents copyrights, privileges and any rights, titles or interest in intellectual property rights, benefits of contracts, agreements and all other rights including lease rights, licenses including those relating to trademarks, or service marks, powers and facilities of every kind, nature and description whatsoever of the TRANSFEROR COMPANIES or to which the TRANSFEROR COMPANIES is entitled and all the debts, liabilities, duties, responsibilities and obligations of TRANSFEROR COMPANIES on the Appointed Date and all other obligations of whatsoever kind including liabilities for the payment of gratuity, pension benefits, provident fund or compensation in the event of retrenchment.

N.	Other expressions used in this Scheme and not expressly defined herein shall carry the same meaning as is given to them in the Companies Act, 1956.

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II. SHARE CAPITAL

Share Capital of the Transferee Company

The Present Authorised, Issued and Subscribed and paid up Share Capital of the Transferee Company as on April 1, 2007 is as stated below-

Authorised Share Capital:

1650,000,000 Equity Shares of Rs. 2/- each and 250,00,000 redeemable cumulative preference shares of Rs. 10/- each	3,550,000,000

Issued, Subscribed and Paid up:

1458,999,650 Equity Shares of Rs. 2/- each	2,917,999,300

Share Capital of the Transferor Company No. 1

The present Authorised, Issued and Subscribed and paid up Share Capital of the Transferor Company No. 1 as on April 1, 2007 is as stated below-

Authorised:

9,430,000 Equity shares of Rs. 10 each	94,300,000

3,60,00,000 1% redeemable preference shares of Rs. 10 each	360,000,000

5,70,000 0% Fully convertible Preference Shares of Rs. 10 each	5,700,000

Issued, Subscribed and Paid up:

9236100 Equity shares of Rs.10 each	92,361,000

3,60,00,000 1% redeemable preference shares of Rs. 10 each	360,000,000

All the shares issued by the TRANSFEROR COMPANY No. 1, as above, are held by the Transferee Company and its nominees, Accordingly, the TRANSFEROR COMPANY No.1 is a wholly owned subsidiary of the Transferee Company.

Share Capital of the Transferor Company No.2

The present Authorised, Issued and Subscribed and paid up Share Capital of the Transferor Company No. 2 as on April 1, 2007 is as stated below-

Authorised:

5,000,000 ordinary shares of Rs. 10/- each	50,000,000

Issued, Subscribed and Paid up:

3,410,002 ordinary shares of Rs. 10/- each	34,100,020

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All the shares issued by the TRANSFEROR COMPANY No. 2, as above, are held by the Transferee Company and its nominees. Accordingly, the TRANSFEROR COMPANY No. 2 is a wholly owned subsidiary of the Transferee Company.

Share Capital of the Transferor Company No.3

The present Authorised, Issued and Subscribed and paid up Share Capital of the Transferor Company No. 3 as on April 1, 2007 is as stated below-

Authorised:

10,00,000 Equity shares of Rs.10 each

10,000,000
Issued, Subscribed and Paid up:

50,000 Equity shares of Rs.10 each

500,000

All the shares issued by the TRANSFEROR COMPANY No. 3, as above, are held by the Transferee Company and its nominees. Accordingly, the TRANSFEROR COMPANY No. 3 is a wholly owned subsidiary of the Transferee Company.

OPERATIVE DATE OF THE SCHEME

1. The Scheme set out herein shall be operative from the Appointed Date but shall become effective on the Effective Date.

TRANSFER OF ASSETS AND LIABILITIES

2. upon coming into effect of this Scheme and with effect from the Appointed Date -

a)	All the ASSETS of the TRANSFEROR COMPANIES as on the APPOINTED DATE shall, without any further act, instrument or deed pursuant to the Acts be transferred to and vested in or be deemed to have been transferred to and vested in the TRANSFEREE COMPANY on a going concern basis, so as to become the business, undertaking, estate, assets, properties, rights, title and interests of the TRANSFEREE COMPANY but subject to all charges, liens, mortgages, if any, then affecting the same or part thereof.

b)	All the LIABILITIES of the TRANSFEROR COMPANIES as on the APPOINTED DATE shall also stand transferred to and vested in or be deemed to have been transferred to and vested in the TRANSFEREE COMPANY on a going concern basis, without any further act or deed pursuant to the Acts so as to become the liabilities, debts, duties and obligations, dues, loans and responsibilities of the TRANSFEREE COMPANY on the same terms and conditions as was applicable to the respective TRANSFEROR COMPANIES. It shall not be necessary to obtain the consent of any third party or other person who is a party to any contract or arrangement by virtue of which such debts, loans, liabilities, duties and obligations have arisen in order to give effect to the provisions of this Scheme.

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c)	In respect of such of the assets of the TRANSFEROR COMPANIES as are movable in nature or are otherwise capable of transfer by delivery or by endorsement and delivery the same shall pursuant to the provisions of the Acts stand transferred to without requiring any further consent, deed or instrument of conveyance for transfer of the same and shall become property of the TRANSFEREE COMPANY.

d)	In respect of such of the ASSETS of the TRANSFEROR COMPANIES other than those referred to in sub clause (c) above, the same shall, as more particularly provided in sub-clause (a) above, without any further act, instrument or deed, be transferred to and vested in and/or be deemed to be transferred to and vested in the TRANSFEREE COMPANY on the APPOINTED DATE pursuant to the provisions of Section 394 of the Act and the concerned authorities having jurisdiction over the Assets shall endorse and record the name of TRANSFEREE COMPANY in its record so as to facilitate the implementation of the Scheme and vesting of the Undertaking of the TRANSFEROR COMPANIES in the TRANSFEREE COMPANY without hindrance from the Appointed Date.

e)	Any statutory and other licences, registrations, permissions, approvals or consents to carry on the operations, whether in India or abroad and whether issued by statutory and other authorities in India or abroad, of the TRANSFEROR COMPANIES shall stand vested in or transferred to the TRANSFEREE COMPANY without any further act or deed and shall be appropriately mutated by the Statutory and other Authorities concerned in favour of the TRANSFEREE COMPANY upon the Scheme becoming effective. The benefit of all such statutory and regulatory permissions, factory licenses, environmental approvals and consents, sales tax registrations or other licenses and consents shall vest in and become available to the TRANSFEREE COMPANY pursuant to this Scheme.

f)	All contracts, deeds, bonds, agreements, arrangements including but not limited to all sales tax exemption and/ or deferral benefits and/ or any other direct or indirect tax benefits and all other instruments of whatsoever nature to which the TRANSFEROR COMPANIES is a party or to the benefit of which TRANSFEROR COMPANIES may be eligible, and which are subsisting or having effect immediately before the Effective Date, shall remain in full force and effect against or in favour of the TRANSFEREE COMPANY as the case may be and may be enforced as fully and effectually, as if, instead of the TRANSFEROR COMPANIES, the TRANSFEREE COMPANY had been a party or beneficiary or obligee thereto.

3.	All the assets acquired by or belonging to the TRANSFEROR COMPANIES and all the liabilities incurred by the TRANSFEROR COMPANIES after the Appointed Date and prior to the Effective Date shall also stand transferred to and vested in the TRANSFEREE COMPANY in the same manner as specified in clause 2 upon the coming into effect of the Scheme.

4.	All liabilities and obligations arising out of guarantees executed by the TRANSFEROR COMPANIES relating to its Undertaking/business in favour of third party shall become liability/obligation of the TRANSFEREE COMPANY which it undertakes to meet, discharge and satisfy.

LEGAL PROCEEDINGS

5.	Upon the Scheme becoming effective all legal proceedings then pending by or against the TRANSFEROR COMPANIES shall thereafter be continued by or against the TRANSFEREE COMPANY.

6.	The transfer and vesting of the ASSETS and LIABILITIES under clauses 1, 2, 3 and 4 hereof and the continuance of the proceedings by or against the TRANSFEREE COMPANY shall not affect any contracts or proceedings already concluded by TRANSFEROR COMPANIES on and after the Appointed Date to the end and intent that the TRANSFEREE COMPANY accepts on behalf of itself, all acts, deeds and things done and executed by the TRANSFEROR COMPANIES.

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TRANSACTIONS BETWEEN APPOINTED DATE AND EFFECTIVE DATE

7. a)	On and with effect from the Appointed Date and up to and including the Effective Date the TRANSFEROR COMPANIES shall be deemed to have been carrying on their businesses and activities and shall be deemed to have held and stood possessed [ILLEGIBLE] and shall hold and stand possessed of all the assets and liabilities for and on account [ILLEGIBLE] and in trust for TRANSFEREE COMPANY and shall account for the same to the TRANSFEREE COMPANY.

b)	The TRANSFEREE COMPANY on behalf of the TRANSFEROR COMPANIES may carry on the business, in either name as the circumstances may be, for those unfinished or incomplete business, contracts, transactions which may be necessary to be transacted and completed.

c)	All the profits or incomes accruing or arising to TRANSFEROR COMPANIES or expenditure or losses arising or incurred by TRANSFEROR COMPANIES, including effect of taxes thereon, if any, shall, for all purposes, be treated and be deemed to be and accrue as the profits or income or expenditure or losses, as the case may be, of TRANSFEREE COMPANY.

d)	The TRANSFEROR COMPANIES shall, from the Appointed Date and up to and including the Effective Date, carry on their respective businesses and activities with reasonable diligence and utmost business prudence and shall not without prior written consent of the TRANSFEREE COMPANY alienate, charge, mortgage, encumber or otherwise deal with or dispose off any of its units/undertakings or any part thereof except pursuant to any pre-existing obligations undertaken by the TRANSFEROR COMPANIES prior to the Appointed Date.

EMPLOYEES OF THE TRANSFEROR COMPANIES

8.	On the Scheme taking effect as aforesaid, all officers and employees of the TRANSFEROR COMPANIES on the EFFECTIVE DATE shall be deemed to have become the officers and employees of the TRANSFEREE COMPANY and their employment by the TRANSFEREE COMPANY shall be on the following terms and conditions:

(i)	The terms and conditions of service applicable to such-officers and employees shall not be less favourable than those applicable to them as on the EFFECTIVE DATE.

(ii)	The services of such officers and employees shall not be treated as having been broken or interrupted for the purpose of provident fund or gratuity or otherwise and for all purposes will be reckoned from the date of their respective appointments with the concerned TRANSFEROR COMPANIES.

(iii)	The TRANSFEREE COMPANY undertakes to continue to abide by the Agreement/settlement if any entered into by the TRANSFEROR COMPANIES with any union/Employee of any of the TRANSFEROR COMPANIES which is in force as on the Effective Date.

(iv)	The TRANSFEREE COMPANY shall have the right to transfer such employees to any unit, division, profit/cost centre or department of the TRANSFEREE COMPANY situated anywhere in India or abroad if warranted and as may be necessary from time to time.

(v)	In regard to the Provident Fund, Gratuity Fund Superannuation fund or any other special fund created or existing for the benefit of such employees of the TRANSFEROR COMPANIES, upon the Scheme becoming effective, TRANSFEREE COMPANY shall stand substituted for the TRANSFEROR

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COMPANIES for all purposes whatsoever relating to the administration or operation of such schemes or funds. For this purpose such funds or schemes of the TRANSFEROR COMPANIES may be continued, if the TRANSFEREE COMPANY considers so desirable or deemed fit for the smooth administration, management, operation and uniformity. The Trustees including: Board of Directors of the TRANSFEREE COMPANY shall be entitled to adopt such course in this regard as may be advised provided however that there shall be no discontinuation or breakage in the service of the employee of the TRANSFEROR COMPANIES.

CONTRACTS, DEEDS, ETC.

9.	Subject to the other provisions contained in this Scheme, all contracts, deeds, agreements, bonds and other instruments of whatsoever nature subsisting or having effect on the Effective Date to which either of the TRANSFEROR COMPANIES is a party or to the benefit of which either of the TRANSFEROR COMPANIES may be eligible, shall be in full force and effect against or in favour of the TRANSFEREE COMPANY as if the TRANSFEREE COMPANY had been a party thereto.

10.	The transfer under clauses 1, 2, 3 and 4 of Transfer of Assets and liabilities of the TRANSFEROR COMPANIES and the continuance of the proceedings by or against the TRANSFEREE COMPANY under clause 5 hereof shall not affect any transaction or proceedings already concluded by either of the TRANSFEROR COMPANIES on or after the Appointed Date to the end and intent that the TRANSFEREE COMPANY shall accept and adopt all such acts, deed and things as done and executed on behalf of itself. Furthermore, as from the Appointed Date, the TRANSFEROR COMPANIES shall be deemed to have carried on and to be carrying on business on behalf of the TRANSFEREE COMPANY until such time as this Scheme becomes effective and shall account to and be entitled to be indemnified by the TRANSFEREE COMPANY.

PAYMENT OF TAX

11.	All taxes paid or payable by the TRANSFEROR COMPANIES in respect of the operations and/or the profits before the Effective Date, shall be on account of the TRANSFEREE COMPANY and, in so far it relates to the tax payment (whether by way of deduction at source, advance tax or otherwise howsoever) by the TRANSFEROR COMPANIES in respect of the profits made from and after the Appointed Date, the same shall be deemed to be the tax paid by the TRANSFEREE COMPANY, and shall, in all proceedings, be dealt with accordingly.

CONSIDERATION

12.	Since the TRANSFEROR COMPANIES are wholly owned subsidiaries of the TRANSFEREE COMPANY, upon the Scheme being sanctioned by the Hon’ble High Courts of Karnataka at Bangalore and by the Hon’ble High Court of Andhra Pradesh. The transfers having been effected as provided hereinabove all the shares, held by the TRANSFEREE COMPANY in the TRANSFEROR COMPANIES and its nominees shall be cancelled and extinguished. Accordingly there will be no issue and allotment of Equity shares of the TRANSFEREE COMPANY to the shareholders of the TRANSFEROR COMPANIES upon this Scheme becoming effective.

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ACCOUNTING TREATMENT IN THE BOOKS OF THE TRANSFEREE COMPANY

13.	Upon the Scheme becoming effective, except as otherwise provided herein, the accounting treatment in the books of accounts of the TRANSFEREE COMPANY shall be in accordance with the applicable Accounting Standards issued by the Institute of Chartered Accountants of India.

14.	Upon the coming into effect of this Scheme, an amount representing the excess of the value of the assets over the liability of the respective TRANSFEROR COMPANIES after making such adjustments as the Board of Director of the TRANSFEREE COMPANY may decide shall be reflected as the General Reserve in the Books of the TRANSFEREE COMPANY.

15.	Goodwill arising, if any, shall be fully adjusted against the balance in the Profit and Loss Account of the TRANSFEREE COMPANY on Amalgamation.

16.	Amounts equal to the balances lying in the Capital Redemption Reserve Account, General Reserve Account, Preference Shares Redemption Reserves Account, Profit and Loss and/or any other account and/or any other reserves of the TRANSFEROR COMPANIES shall be credited to the corresponding accounts of the TRANSFEREE COMPANY.

CONDITIONALITY OF THE SCHEME

17.	This Scheme is and shall be conditional upon and subject to:

(i)	The approval by the requisite majorities of the members of the TRANSFEREE COMPANY and the TRANSFEROR COMPANIES as required under the Acts and any other approval required under an order of the High Courts.

(ii)	The certified copies of the Orders of the High Court of Karnataka and High Court of Andhra Pradesh, sanctioning the Scheme being filed with the respective Registrar of Companies.

DISSOLUTION OF TRANSFEROR COMPANIES

18.	Upon the Scheme becoming effective, the TRANSFEROR COMPANIES shall be dissolved without winding up pursuant to the provisions Section’s 394 of the Companies Act, 1956.

APPLICATIONS TO THE COURTS

19.	The TRANSFEROR COMPANIES and TRANSFEREE COMPANY shall with all reasonable diligence make and pursue applications to the High Court of Karnataka and the High Court of Andhra Pradesh, for sanction and carrying out of the Scheme.

MODIFICATIONS OR AMENDMENTS TO THE SCHEME

20.	(i). The TRANSFEROR COMPANIES and the TRANSFEREE COMPANY (by their respective Boards of Directors or any Director authorized in that behalf by the Board of Directors) may assent on behalf of all concerned to any modification(s) or amendments in this Scheme which the Courts and/or any other authorities may deem fit to direct or impose or which may otherwise be considered necessary or desirable for settling any question or doubt or difficulty that may arise in implementing and/or carrying out of the Scheme and the TRANSFEROR COMPANIES and the

11

TRANSFEREE COMPANY (by their respective Boards of Directors or any Director authorized in that behalf by the Board of Directors) and after the dissolution of the TRANSFEROR COMPANIES, the TRANSFEREE COMPANY (by its Board of Directors) be and are hereby authorized to take such steps and do all acts, deeds and things as may be necessary, desirable or proper to give effect to this Scheme and to resolve any doubts, difficulties or questions whether by reason of any orders of the Courts or of any directive or orders of any other authorities or otherwise howsoever arising out of, under or by virtue of this Scheme and/or any matters concerning or connected therewith.

(ii).	The TRANSFEROR COMPANIES and the TRANSFEREE COMPANY (by their respective Board of Directors or any Director authorized in that behalf by the Board of Directors), either by themselves or through a committee appointed by them in this behalf, may give such directions as they may consider necessary to settle any question or difficulty arising under the Scheme or in regard to and of the meaning or interpretation of the Scheme or implementation thereof or in any matter whatsoever connected therewith or to review the position relating to the satisfaction of various conditions to the scheme and if necessary, to waive any of those (to the extent permissible under law).

(iii).	In the event any of the conditions that may be imposed by the Courts and/or Authority, while sanctioning the Scheme, which the Board of Directors of the TRANSFEROR COMPANIES and the TRANSFEREE COMPANY may find unacceptable for any reason, then the TRANSFEROR COMPANIES and TRANSFEREE COMPANY are at liberty to withdraw from the Scheme.

EFFECT OF NON RECEIPT OF APPROVALS

23.	In the event any of the approvals or conditions enumerated in the Scheme not being obtained or complied, or for any other reason, the Scheme cannot be implemented, the respective Board of Directors of the TRANSFEREE COMPANY and the TRANSFEROR COMPANIES shall mutually waive/modify such conditions as they consider appropriate to give effect, as far as possible, to this Scheme and failing such mutual agreement, or in case the Scheme is not sanctioned by the Courts by December 31, 2005 or such other date as may be fixed by the Boards of Directors of the TRANSFEREE COMPANY and the TRANSFEROR COMPANIES the Scheme shall be become null and void and each party shall bear and pay their respective costs, charges and expenses in connection with the Scheme.

24.	If any part of this Scheme is found to be unworkable for any reason whatsoever, the same shall not, subject to the decision of the TRANSFEROR COMPANIES and the TRANSFEREE COMPANY, affect the validity or implementation of the other parts and/or provisions of this Scheme.

COSTS CHARGES AND EXPENSES

25.	All costs, charges, taxes including duties, levies and all other expenses, if any, (save as expressly otherwise agreed) of the TRANSFEROR COMPANIES and the TRANSFEREE COMPANY respectively in relation to or in connection with negotiations leading up to the Scheme and or carrying out and completing the terms and provisions of this Scheme and of and incidental to the completion of amalgamation in pursuance of this Scheme shall be borne and paid by the TRANSFEREE COMPANY.

***

12

IN THE HIGH COURT OF JUDICATURE, ANDHRA PRADESH

AT HYDERABAD

(ORDINARY ORIGINAL/CIVIL JURISDICTION)

THURSDAY, THE TWENTY FIRST DAY OF FEBRUARY

TWO THOUSAND AND EIGHT

PRESENT

THE HON’BLE SRI JUSTICE V.V.S.RAO

COMPANY PETITON NO. 126 of 2007

IN THE MATTER OF THE COMPANIES ACT (1 of 1956)

AND

IN THE MATTER OF M/s. QUANTECH GLOBAL SERVICES LIMITED

AND

IN THE MATTER OF M/s. WIPRO INFRASTRUCTURE ENGINEERING LIMITED

AND

IN THE MATTER OF M/s. WIPRO HEALTH CARE IT LIMITED

WITH

IN THE MATTER OF M/s. WIPRO LIMITED

AND

THEIR RESPECTIVE SHAREHOLDERS AND CREDITORS

Between:

M/S QUANTECH GLOBAL SERVICES LIMITED a Company Incorporated under the Companies Act 1956, Regd. Office at 5Q2-A2, Cyber Towers, Hitec City, Hyderabad, A.P., rep. by its Director Mr. Suresh C. Senapaty

….. PETITIONER/TRANSFEROR COMPANY NO. 3

Petition under Section 391 and 394 of the Companies Act 1956, praying that this High Court may be pleased to

The Petitioner/ Transferor Company therefore prays:-

a) That the scheme of Amalgamation as consented by the shareholders of the petitioner company and the Transferee company a copy of which is filed hereto as Annexure-A9, be sanctioned and confirmed by this Hon’ble High Court so as to be binding on all the members, creditors and employees of the petitioner company and all concerned.

b) For an order that the petitioner/transferor company be dissolved without going through the process of winding up.

c) For an order under section 394 of the Act that the petitioner company do within 30 days after the date of the orders, cause a certified copy to be delivered to the Registrar of Companies, Andhra Pradesh Hyderabad, for registration and on such certified copy being delivered or such date as this Hon’ble High Court may deem fit, the Registrar of Companies, Andhra Pradesh, Hyderabad shall take all necessary consequential action in respect of the petitioner company and also dissolution of the transferor company without going through the process of winding up.

Contd….

d) That the parties of the scheme or other persons interested shall be at liberty to apply to this Hon’ble Court for any direction that may be necessary in regard to the carrying out of the scheme of amalgamation; and;

e) That such order or orders as the Hon’ble Court may deem fit and proper in the circumstances of the case.

This Petition coming on for orders upon reading the Judge’s Summons and the affidavit dated : 27-11-2007 and filed by Sri. Suresh C. Senapathy, Director of the Petitioner Company in support of this Petition and upon hearing the arguments of Sri. V.S. Raju, Advocate for the Petitioner Company and Sri. A. Rajasekhar Reddy, Assistant Solicitor General and Sri. M. Anil Kumar, Counsel for the Official Liquidator appearing on behalf of the Central Government.

THE COURT DOTH ORDER AS FOLLOWS:-

1.	That this Court doth hereby sanction the scheme of amalgamation subject to modification of clause NO. 23 by substituting the dated 31-12-2005 with 31-12-2008 as set out in para 23 of the petition and schedule thereto (Annexure A-9 in the scheme annexed) and doth hereby declare that the same to be binding on the equity shareholders and creditors of the transferor companies viz. Wipro Infrastructure Engineering Limited Bangalore (Transferor Company No.1) Wipro healthcare IT Limited (Transferor Company No. 2), and Quantech Global Services Limited, Hyderabad (Transferor Company No. 3) with Wipro Limited (Transferee Company.)

2.	That all the properties, rights and powers of the transferor companies specified in the scheme of amalgamation annexed hereto and all the other property rights and powers of transferor company be transferred without further act or deed to the transferee accompany and accordingly the same shall pursuant to Section 394(2) of the Companies Act, 1956 be transferred to and vest in the transferee company for all estate and interest of the transferor company therein but subject nevertheless to all charges now affecting the same.

3.	That all the liabilities and duties of the transferor companies be transferred without further act or deed to the transferee company and accordingly the same shall pursuant to section 394(2) of the Companies Act, 1956 be transferred to and become the liabilities and duties of the transferee Company.

4.	That all proceedings now pending by or against the transferor companies be continued by or against the transferee company.

5.	That the transferee Company do without further application allot to such members of the transferor Companies as have not given such notice of dissent as is required by the Scheme the shares in the transferee company to which they are entitled under the said Scheme of amalgamation and.

6.	That the Accounting standard 14 issued by the council of the Indian Institute of Chartered Accountants in India shall apply on such Amalgamation.

7.	that the parties to the scheme of Amalgamation or other persons interested shall be at liberty to apply to this Court for any directions that may be necessary in regard to the working of the Scheme of Amalgamation and that the said companies do file with the Registrar of Companies a Certified Copy of this order within 30 days from this date.

Cond….

//2//

8.	This Court doth further order that the transferor Company herein shall pay costs of Rs. 2,000/- (Rupees two thousand only) to the learned Counsel for the Official Liquidator.

//TRUE COPY//

TO

1.	Sri. Suresh C. Senapathy, Director, M/s Quantech Global Services Limited, Regd. Office at 5Q2-A2. Cyber Towers, Hitec City, Hyderabad, A.P.

2.	The Registrar of Companies, 3-5-398, C.P.W.D. Building, Kendriya Sadan, Sulthan Bazar, Koti, Hyderabad.

3.	The Official Liquidator, 3-6-398, C.P.W.D. Building, Kendriya Sadan, Sulthan Bazar, Koti, Hyderabad.

(along with Scheme of Amalgamation)

4.	Two CD Copies

Prk

//3//

HIGH COURT

DATED: 21-02-2008

SCHEME OF AMALGAMATION

CP. NO. 126/2007

Disposing of the Company Petition.

HIGH COURT, BOMBAY	0862710

IN THE HIGH COURT OF JUDICATURE AT BOMBAY

ORDINARY ORIGINAL CIVIL JURISDICTION

COMPANY PETITION NO. 971 OF 2007

CONNECTED WITH

COMPANY APPLICATION NO. 1247 OF 2007

In the matter of Scheme of Amalgamation of Mpact Technology Services Private Limited and Mpower Software Services (India) Private Limited and Cmango India Private Limited with Wipro Limited and their respective shareholders and creditors.

CMANGO INDIA PRIVATE LIMITED	........ Petitioner Company.

Mr. Rajesh Shah i/b Rajesh Shah & Co. for the Petitioner.

Mr. S. Ramakantha Dy. O.L., In CP. No. 971 of 2007.

Mr. M. S. Bhardwaj and Ms. Anamika Malhotra l/b S.K. Mohapatra for R.D. in CP. No. 971 of 2007.

CORAM: A.M. KHANWILKAR, J.

DATE: 14th March, 2006

PC:

1. Heard learned counsel for the parties.

2. The sanction of the court is sought to a Scheme of Amalgamation under sections 381 to 394 of the Companies Act, 1956. The registered offices of the First transferor company, the Second Transferor Company and the Transferee Company are situated at Bangalore and, therefore,

HIGH COURT, BOMBAY	0862711

company petitions of both the transferor companies and the Transferee Company were filed before the High Court of Karnataka at Bangalore. This court is informed that the above Scheme is already sanctioned by the Karnataka High Court on 10th day of January, 2008.

3. Counsel appearing on behalf of the Petitioner have stated that they have complied with all requirements as per the directions of this Hon’ble Court and they have filed necessary affidavits of compliance in this Court. However, Petitioner Company also undertakes to comply with all statutory requirements, if any, as required under the Companies Act, 1956.

4. Upon perusal of the entire material placed on records, the scheme appears to be fair and reasonable and is not violative of any provisions of law and is nor contrary to any public policy. None of the parties concerned has come forward to oppose the Scheme. Moreover, both the Regional Director and the Official Liquidator have stated that the Scheme as proposed is in the interest of share holders, creditors and the public.

5. There is no objection to the Scheme and since all the requisite statutory compliances have been fulfilled, Company Petition No. 971 of 2007 filed by the Petitioner Company is made absolute in terms of prayer clauses (a) to (k).

2

HIGH COURT, BOMBAY	0862712

6. The Petitioner Company to lodge a copy of this order and the Scheme with the concerned Superintendent of Stamps for the purpose of adjudication of stamp duly payable, if any, on the same within 30 days of obtaining the certified copy and/or an authenticated copy of the order

7. The Petitioner to pay cost of Rs. 5000/- each to the Regional Director and to the Official Liquidator. Costs to be paid within four weeks from today.

8. Filing and issuance of the drawn up order is dispensed with. All authorities concerned to act on a copy of this order duly authenticated by the Registry.

(A.M. Khanwilkar, J.)

This Authenticated copy is issued in capacit of power under rule 37 of Company Court Rule Act.

3

SCHEME OF AMALGAMATION

OF

MPACT TECHNOLOGY SERVICES PRIVATE LIMITED, BANGALORE

AND

MPOWER SOFTWARE SERVICES (INDIA) PRIVATE LIMITED, BANGALORE

AND

CMANGO INDIA PRIVATE LIMITED, MUMBAI

WITH

WIPRO LIMITED

AND

THEIR RESPECTIVE SHAREHOLDERS AND CREDITORS

This scheme of Amalgamation provides for the Amalgamation of Mpact Technology Services Private Limited, Bangalore (TRANSFEROR COMPANY No. l), Mpower Software Services (India) Private Limited, Bangalore (TRANSFEROR COMPANY No. 2), having its registered office at Doddakannelli, Sarjapur Road, Bangalore-560035 AND Cmango India Private Limited (TRANSFEROR COMPANY No. 3), having its registered office at c/o V.N. Deodhar & company, 4/3 Radha, Shastri hall, Grant Road (W), Mumbai- 400007, collectively referred to as the TRANSFEROR COMPANIES with Wipro Limited (TRANSFEREE COMPANY), pursuant to the relevant provisions of the Companies Act, 1956.

B.	TRANSFEROR COMPANIES are wholly owned subsidiaries of Wipro Inc, a wholly owned subsidiary of Wipro Limited, the TRANSFEREE COMPANY, Wipro Inc, in turn is holding directly/ indirectly the entire issued, subscribed and paid-up equity share capital of the TRANSFEROR COMPANIES.

C.	The TRANSFEREE COMPANY was incorporated on 29th December, 1945 under the provisions of the Companies Act, 1913. The TRANSFEREE COMPANY was set up for various activities including the dealing in computer equipments, software and all related businesses more commonly called as Information Technology (IT) business. The shares of the TRANSFEREE COMPANY are listed on the National Stock Exchange of India Limited and The Bombay Stock Exchange, Mumbai and ADRs are listed on the New York Stock Exchange.

D.	The TRANSFEROR COMPANY No. 1 was originally incorporated on August 21, 2003 under the provisions of the Companies Act, 1956, under the name and style Mpact Technology Services Private Limited. The TRANSFEROR COMPANY No. 1 is engaged in the business of developing, Compiling, Operating, Providing, modifying and marketing of all forms of Software, Internet and internet products, and to buy, sell and trade in Software-related technologies

E.	The TRANSFEROR COMPANY No. 2 was incorporated on July 16, 2003 under the provisions of the Companies Act, 1956 under the name and style Mpower Software Services (India) Private Limited. The TRANSFEROR COMPANY No. 2 is engaged in the business of developing, Compiling, Operating, Providing, modifying and marketing of all forms of Software, Internet and internet products, and to buy, sell and trade in Software-related technologies.

F.	The TRANSFEROR COMPANY No. 3 was incorporated on November 16, 2000 under the provisions of the Companies Act, 1956 under the name and style Cmango India Private Limited. The TRANSFEROR COMPANY NO. 3 is engaged in the business of software development and consulting services, system integration, customer support and value added services including data processing/ call processing centres.

G.	By the Scheme of Amalgamation it is proposed to merge the TRANSFEROR COMPANIES with the TRANSFEREE COMPANY without winding up of the former Companies for the purpose of better, efficient and economical management, control and running of their businesses, and for further development and growth of the business of the TRANSFEREE COMPANY and for administrative convenience. The proposed amalgamation between the TRANSFEROR COMPANIES and the TRANSFEREE COMPANY shall result in the following, benefits, amongst others, to all companies, their respective members and creditors:

(a)	The amalgamation will enable the TRANSFEREE COMPANY to consolidate its business operations world wide and provide significant impetus to the growth of the TRANSFEREE COMPANY since the TRANSFEROR COMPANIES and the TRANSFEREE COMPANY are under the same group. The consolidation by way of an amalgamation will lead to synergies of operation and stronger and wider capital and financial base for future growth/expansion-more specifically the following.

i.	To bring the three corporate entities under one roof to portray an integral set with one face to the customers with one legal entity (e.g. one invoice for all services)

ii.	Better leverage of facilities, infrastructure and people and for better administration

(b)	The amalgamation will result in economy of scale and reduction in overheads, administrative, managerial and other expenditure, operational rationalization, organizational rationalization efficiency and optimal utilization of various resources.

(c)	The managerial expertise of the Companies will be combined giving additional strength to the Transferee Company. Consequently, the TRANSFEREE COMPANY will offer a strong financial structure to all the creditors including the creditors of the Transferor Companies, facilitate resource mobilization and achieve better cash flows. This could contribute substantially towards enhancement of the shareholders’ value of the Transferee Company.

(d)	Duplication of administrative functions will be eliminated together with the elimination of multiple records keeping resulting in reduced expenditure

(e)	The amalgamation will result in significant reduction in the multiplicity of legal and regulatory compliances required at present to be carried out by the Transferor Companies and the Transferee Company.

(f)	The banks, creditors and institutions, if any, are not affected by the proposed amalgamation as their security is maintained.

(g)	There will be improvement in financial structure and management of the Company

IN CONSIDERATION OF THE RECIPROCAL PROMISES, THIS SCHEME BETWEEN THE TRANSFEROR COMPANIES AND THE TRANSFEREE COMPANY AND THEIR RESPECTIVE SHAREHOLDERS, CREDITORS (SECURED AND UNSECURED) IS BEING PROPOSED IN ACCORDANCE WITH THE TERMS SET OUT HEREUNDER.

I. DEFINITIONS

In this Scheme, unless repugnant to the context or meaning thereof, the following expressions shall have the following meanings:

A.	“ACT” means the Indian Companies Act, 1956 and any statutory modifications or re-enactment thereof for the time being in force.

B.	“APPOINTED DATE” means 1st April 2007.

C.	“ASSETS” shall mean all the business, undertakings, estates, assets, properties, rights, titles and interests of whatsoever nature and kind and whosesoever situate in India and abroad, of the respective Transferor Companies, including but not limited to:

(a)	all assets, moveable and immoveable, real or personal, in possession or reversion, corporeal or incorporeal, tangible or intangible, free hold or lease hold, fixed or current, including computers and telecommunication equipments, computer hardware, software and programs, plant and machinery, office equipments, furniture and fixtures, vehicles, sundry debtors, cash and bank balances, loans and advances, deposits, buildings, godowns, warehouses, offices, inventories, bills of exchange, peripherals and accessories, receivables, investments, goodwill, investment is shares, debentures, bonds, mutual funds, etc

(b)	all the registrations, permits, quotas, rights, entitlements, industrial and other licences, concessions, incentives, subsidies, approvals, authorisations, consents, tenancies, trade marks, tradenames, patents, copyrights, all intellectual property rights and licences there under, technical know-how, permits, designs, patterns, inventions, leasehold rights, leases, tenancy rights privileges, all other rights, benefits and entitlements including sales tax deferrals and other benefits, lease rights (including the benefit of any applications made there for), powers and facilities of every kind, nature and description whatsoever, rights to use and avail of telephones, telexes, facsimile connections, e-mail connections, communication facilities and installations, utilities, electricity and other services, provisions, funds, benefits of all agreements, contracts and arrangements, benefits under Letter of Credit, Guarantees, Letters of Comfort etc. issued for the benefit of the Company, benefits under government schemes, deferred tax benefits and other benefits accruing on account of past expenditure and all such other interests / benefits;

(c)	All earnest moneys and/or security deposits;

(d)	all records, files, papers, engineering and process information, manuals, data, catalogues, quotations, sales and advertising materials, list of present and former customers and suppliers, customer credit information, customer pricing information and all other records pertaining to business.

D.	“The EFFECTIVE DATE” means the date on which all the conditions and filings referred to in Clause 19 hereof have been fulfilled and approvals and consents referred to therein have been obtained. References in this Scheme to the date of “coming into effect of this Scheme” or “becoming effective” or “effectiveness of this Scheme” shall mean the Effective Date. “EMPLOYEES” mean the staff, workmen and employees on the pay rolls of the TRANSFEROR COMPANIES;

F.	“LIABILITIES” shall mean all the debts, secured and unsecured loans, liabilities, responsibilities, obligations, duties of the respective Transferor Companies

G.	“SHAREHOLDERS” means respectively the persons registered as holders of equity/preference shares of the Company concerned.

H.	“SCHEME” means this Scheme of Amalgamation in its present form as approved by the Board of Directors of the TRANSFEROR COMPANIES and the TRANSFEREE COMPANY subject to such modifications made under clause 22 of this Scheme as the Hon’ble High Courts may impose on the Transferor Companies and TRANSFEREE COMPANY and such modifications which the TRANSFEROR COMPANIES and the TRANSFEREE COMPANY may deem necessary subject to the approval of the High Courts.

I.	“TRANSFEREE COMPANY” means “WIPRO LIMITED” a Company incorporated under the provisions of the Companies Act, 1956 and having its registered office at Doddakannelli, Sarjapur Road, Bangalore 560 035.

J.	“TRANSFEROR COMPANY NO. 1” means “MPACT TECHNOLOGY SERVICES PRIVATE LIMITED”, Bangalore a Company incorporated under the provisions of the Companies Act, 1956, and having its registered office at Dodda Kannelli, Sarjapur Road, Bangalore.

K.	“TRANSFEROR COMPANY NO. 2” means “MPOWER SOFTWARE SERVICES (INDIA) PRIVATE LIMITED”, Bangalore” a Company incorporated under the provisions of the Companies Act, 1956 having its registered office at Dodda Kannelli, Sarjapur Road, Bangalore.

L.	“TRANSFEROR COMPANY NO. 3” means “Cmango India Private Limited Mumbai a company incorporated under the provisions of the Companies Act, 1956 having its registered office at c/o V.N. Deodhar & company, 4/3 Radha, Shastri hall, Grant Road (W), Mumbai- 400007.

M.	“UNDERTAKINGS” means

(a)	All the assets of the TRANSFEROR COMPANIES as on the Appointed Date;

Wipro Inc and its Nominees. Wipro Inc is a company registered in USA which is a wholly owned subsidiary of the Transferee Company

Share Capital of Transferor Company No. 3

The Present Authorised, Issued, Subscribed and Paid up Share Capital of Transferor Company No. 3 as on April 1, 2007 is as follows-

Authorised:	500000/-

50,000 ordinary shares of Rs. 10/- each
100000/-
Issued, Subscribed and Paid up:

10,000 ordinary shares of Rs. 10/- each

All the shares issued by the TRANSFEROR COMPANY No. 3, as above, are held by Cmango Inc and its Nominees. CMango Inc is a wholly owned subsidiary of Wipro inc and Wipro Inc is in turn wholly owned subsidiary of Wipro Limited. If, after the Appointed Date but before the Effective Date, Cmango Inc merges into Wipro Inc as per laws applicable of United States of America, the shares of the TRANSFEROR COMPANY No. 3 will, result in being held by Wipro Inc and all the rights and obligations of Cmango Inc will become the rights and obligations of Wipro Inc

OPERATIVE DATE OF THE SCHEME

1.	The Scheme set out herein shall be operative from the Appointed Date but shall become effective on the Effective Date.

TRANSFER OF ASSETS AND LIABILITIES

2.	upon coming into effect of this Scheme and with effect from the Appointed Date -

a)	All the ASSETS of the TRANSFEROR COMPANIES as on the APPOINTED DATE shall, without any further act, instrument or deed pursuant to the Acts be transferred to and vested in or be deemed to have been transferred to and vested in the TRANSFEREE COMPANY on a going concern basis, so as to become the business, undertaking, estate, assets, properties, rights, title and interests of the TRANSFEREE COMPANY but subject to all charges, liens, mortgages, if any, then affecting the same or part thereof.

b)	All the LIABILITIES of the TRANSFEROR COMPANIES as on the APPOINTED DATE shall also stand transferred to and vested in or be deemed to have been transferred to and vested in the TRANSFEREE COMPANY on a going concern basis, without any further act or deed pursuant to the Acts so as to become the liabilities, debts, duties and obligations, dues, loans and responsibilities of the TRANSFEREE COMPANY on the same terms and conditions as was applicable to the respective TRANSFEROR COMPANIES. It shall not be necessary to obtain the consent of any third party or other person who is a party to any contract or arrangement by virtue of which such debts, loans, liabilities, duties and obligations have arisen in order to give effect to the provisions of this Scheme.

c)	In respect of such of the assets of the TRANSFEROR COMPANIES as are movable in nature or are otherwise capable of transfer by delivery or by endorsement and delivery, the same shall pursuant to the provisions of the Acts stand transferred to without requiring any further consent, deed or instrument of conveyance for transfer of the same, and shall become property of the TRANSFEREE COMPANY.

d)	In respect of such of the ASSETS of the TRANSFEROR COMPANIES other than those referred to in sub clause (c) above, the same shall, as more particularly provided in sub-clause (a) above, without any further act, instrument or deed, be transferred to and vested in and/or be deemed to be transferred to and vested in the TRANSFEREE COMPANY on the APPOINTED DATE pursuant to the provisions of Section 394 of the Act and the concerned authorities having jurisdiction over the Assets shall endorse and record the name of TRANSFEREE COMPANY in its record so as to facilitate the implementation of the Scheme and vesting of the Undertaking of the TRANSFEROR COMPANIES in the TRANSFEREE COMPANY without hindrance from the Appointed Date.

e)	Any statutory and other licences, registrations, permissions, approvals or consents to carry on the operations, whether in India or abroad and whether issued by statutory and other authorities in India or abroad, of the TRANSFEROR COMPANIES shall stand vested in or transferred to the TRANSFEREE COMPANY without any further act or deed and shall be appropriately mutated by the Statutory and other Authorities concerned in favour of the TRANSFEREE COMPANY upon the Scheme becoming effective. The benefit of all such statutory and regulatory permissions, factory licenses, environmental approvals and consents, sales tax registrations or other licenses and consents shall vest in and become available to the TRANSFEREE COMPANY pursuant to this Scheme.

f)	All contracts, deeds, bonds, agreements, arrangements including but not limited to all sales tax exemption and/ or deferral benefits and/ or any other direct or indirect tax benefits and all other instruments of whatsoever nature to which the TRANSFEROR COMPANIES is a party or to the benefit of which TRANSFEROR COMPANIES may be eligible, and which are subsisting or having effect immediately before the Effective Date, shall remain in full force and effect against or in favour of the TRANSFEREE COMPANY as the case may be and may be enforced as fully and effectually, as if, instead of the TRANSFEROR COMPANIES, the TRANSFEREE COMPANY had been a party or beneficiary or obligee thereto.

3.	All the assets acquired by or belonging to the TRANSFEROR COMPANIES and all the liabilities incurred by the TRANSFEROR COMPANIES after the Appointed Date and prior to the Effective Date shall also stand transferred to and vested in the TRANSFEREE COMPANY in the same manner as specified in clause 2 upon the coming into effect of the Scheme.

4.	All liabilities and obligations arising out of guarantees executed by the TRANSFEROR COMPANIES relating to its Undertaking/business in favour of third party shall become liability/obligation of the TRANSFEREE COMPANY which it undertakes to meet, discharge and satisfy.

LEGAL PROCEEDINGS

5.	Upon the Scheme becoming effective all legal proceedings then pending by or against the TRANSFEROR COMPANIES shall thereafter be continued by or against the TRANSFEREE COMPANY.

6.	The transfer and vesting of the ASSETS and LIABILITIES under clauses 1, 2, 3 and 4 hereof and the continuance of the proceedings by or against the TRANSFEREE COMPANY shall not affect any contracts or proceedings already concluded by TRANSFEROR COMPANIES on and after the Appointed Date to the end and intent that the TRANSFEREE COMPANY accepts on behalf of itself, all acts, deeds and things done and executed by the TRANSFEROR COMPANIES.

TRANSACTIONS BETWEEN APPOINTED DATE AND EFFECTIVE DATE

7. a)	On and with effect from the Appointed Date and up to and including Effective Date the TRANSFEROR COMPANIES shall be deemed to have been carrying on their businesses and activities and shall be deemed to have held and stood possessed of and shall hold and stand possessed of all the assets and liabilities for and on account of and in trust for TRANSFEREE COMPANY and shall account for the same to the TRANSFEREE COMPANY.

b)	The TRANSFEREE COMPANY on behalf of the TRANSFEROR COMPANIES may carry on the business, in either name as the circumstances may be, for those unfinished or incomplete business, contracts, transactions which may be necessary to be transacted and completed.

c)	All the profits or incomes accruing or arising to TRANSFEROR COMPANIES or expenditure or losses arising or incurred by TRANSFEROR COMPANIES, including effect of taxes thereon, if any, shall, for all purposes, be treated and be deemed to be and accrue as the profits or income or expenditure or losses, as the case may be, of TRANSFEREE COMPANY.

d)	The TRANSFEROR COMPANIES shall, from the Appointed Date and up to and including the Effective Date, carry on their respective businesses and activities with reasonable diligence and utmost business prudence and shall not without prior written consent of the TRANSFEREE COMPANY alienate, charge, mortgage, encumber or otherwise deal with or dispose off any of its units/undertakings or any part thereof except pursuant to any pre-existing obligations undertaken by the TRANSFEROR COMPANIES prior to the Appointed Date.

EMPLOYEES OF THE TRANSFEROR COMPANIES

On the Scheme taking effect as aforesaid, all officers and employees of the TRANSFEROR COMPANIES on the EFFECTIVE DATE shall be deemed to have become the officers and employees of the TRANSFEREE COMPANY and their employment by the TRANSFEREE COMPANY shall be on the following terms and conditions:

(i)	The terms and conditions of service applicable to such officers and employees shall not be less favourable than those applicable to them as on the EFFECTIVE DATE.

(ii)	The services of such officers and employees shall not be treated as having been broken or interrupted for the purpose of provident fund or gratuity or otherwise and for all purposes will be reckoned from the date of their respective appointments with the concerned TRANSFEROR COMPANIES.

(iii)	The TRANSFEREE COMPANY undertakes to continue to abide by the Agreement/settlement if any entered into by the TRANSFEROR COMPANIES with any union/ Employee of any of the TRANSFEROR COMPANIES which is in force as on the Effective Date.

(iv)	The TRANSFEREE COMPANY shall have the right to transfer such employees to any unit, division, profit/ cost centre or department of the TRANSFEREE COMPANY situated anywhere in India or abroad if warranted and as may be necessary from time to time.

(v)	In regard to the Provident Fund, Gratuity Fund, Superannuation fund or any other special fund created or existing for the benefit of such employees of the TRANSFEROR COMPANIES, upon the Scheme becoming effective, TRANSFEREE COMPANY shall stand substituted for the TRANSFEROR COMPANIES for all purposes whatsoever relating to the administration or operation of such schemes or funds. For this purpose such funds of schemes of the TRANSFEROR COMPANIES may be continued, if the TRANSFEREE COMPANY considers so desirable or deemed fit for the smooth administration, management, operation and uniformity. The Trustees including Board of Directors of the TRANSFEREE COMPANY shall be entitled to adopt such course in this regard as may be advised provided however that there shall be no discontinuation or breakage in the service of the employee of the TRANSFEROR COMPANIES.

CONTRACTS, DEEDS, ETC.

9.	Subject to the other provisions contained in this Scheme, all contracts, deeds, agreements, bonds and other instruments of whatsoever nature subsisting or having effect on the Effective Date to which either of the TRANSFEROR COMPANIES is a party or to the benefit of which either of the TRANSFEROR COMPANIES may be eligible, shall be in full force and effect against or in favour of the TRANSFEREE COMPANY as if the TRANSFEREE COMPANY had been a party thereto.

10.	The transfer under clauses 1, 2, 3 and 4 of Transfer of Assets and liabilities of the TRANSFEROR COMPANIES and the continuance of the proceedings by or against the TRANSFEREE COMPANY under clause 5 hereof shall not affect any transaction or proceedings already concluded by either of the TRANSFEROR COMPANIES on or after the Appointed Date to the end and intent that the TRANSFEREE COMPANY shall accept and adopt all such acts, deed and things as done and executed on behalf of itself. Furthermore, as from the Appointed Date, the TRANSFEROR COMPANIES shall be deemed to have carried on and to be carrying on business on behalf of the TRANSFEREE COMPANY until such time as this Scheme becomes effective and shall account to and be entitled to be indemnified by the TRANSFEREE COMPANY.

PAYMENT OF TAX

11.	All taxes paid or payable by the TRANSFEROR COMPANIES in respect of the operations and/or the profits before the Effective Date, shall be on account of the TRANSFEREE COMPANY and, in so far it relates to the tax payment (whether by way of deduction at source, advance tax or otherwise howsoever) by the TRANSFEROR COMPANIES in respect of the profits made from and after the Appointed Date, the same shall be deemed to be the tax paid by the TRANSFEREE COMPANY, and shall, in all proceedings, be dealt with accordingly.

CONSIDERATION

12(i)	Upon the coming into effect of this scheme, and in consideration of the transfer of and vesting of the undertaking and the liabilities of the transferor company in the transferee company in terms of this scheme, the transferee company shall without any further application, act, instrument or deed, issue and allot to the equity shareholders of the transferor companies whose names are recorded in the Register of Members (the “Members”), on a date (hereinafter referred to as the “Record Date”) to be fixed by the board of directors of the Transferee Company or a committee of such Board of Directors, equity shares of Rs.2/- (Rupees two only) each, credited as fully paid up, in the following ratio -

a.	of 6.17 equity shares of the face value of Rs. 2 each in Transferee Company for every one equity share of face value of Rs.10 each held in the Transferor Company 1. (Share Exchange Ratio 1).

b.	of 2.83 Equity shares of the face value of Rs. 2 each in Transferee Company for every one equity share of face value of Rs.10 each held in the Transferor Company 2. (Share Exchange Ratio 2).

c.	of 22.26 equity shares of the face value of Rs. 2 each in Transferee Company for every one equity share of face value of Rs.10 each held in the Transferor Company 3. (Share Exchange Ratio 3).

(the above ratio in which the shares of the Transferee Company are to be allotted to the shareholders of the transferor Companies by the Transferee Company is hereinafter referred to as the “Share Exchange Ratios”)

(ii)	The shares or share certificates of the Transferor Companies in relation to the shares held by its members shall, without any further application, act, instrument or deed, be deemed to have been automatically cancelled and be of no effect on and from the Record Date. In so far as the issue of shares pursuant to sub-clause (ii) above is concerned, each of the members holding shares in physical form shall have the option, exercisable by notice in writing by them to the Transferee Company on or before such date as may be determined by the Board of Directors of the Transferee Company or a committee of such Board of Directors, to receive, either in certificate form or in dematerialized form, the shares of the Transferee Company in lieu thereof in accordance with the terms hereof. In the event that such notice has not been received by the Transferee Company in respect of any of the Members, the shares of the Transferee Company shall be issued to such members in physical certificate form. Those of the members exercising the option to receive the shares in dematerialized form shall be required to have an account with a depository

(b)	All the liabilities of the TRANSFEROR COMPANIES as on the Appointed Date;

Without prejudice to the generalities of the above, the undertaking of the TRANSFEROR COMPANIES shall include all rights, privileges, powers and authorities and all the property, movable or immovable, real, corporeal incorporeal, in possession or reversion, present or contingent of whatever nature and whosesoever situated, including in particular approvals, permissions, licenses, consents, exemptions, registrations, no-objection certificates and certification, permits, quotas, rights, entitlements, tenancies, roof rights, trademarks, service marks, know-how, technical know-how, trade names, descriptions, trading style, franchise, labels, label designs, color schemes, utility models, holograms, bar codes, designs, patents copyrights, privileges and any rights, titles or interest in intellectual property rights, benefits of contracts, agreements and all other rights including lease rights, licenses including those relating to trademarks, or service marks, powers and facilities of every kind, nature and description whatsoever of the TRANSFEROR COMPANIES or to which the TRANSFEROR COMPANIES is entitled and all the debts, liabilities, duties, responsibilities and obligations of TRANSFEROR COMPANIES on the Appointed Date and all other obligations of whatsoever kind including liabilities for the payment of gratuity, pension benefits, provident fund or compensation in the event of retrenchment.

N.	Other expressions used in this Scheme and not expressly defined herein shall carry the same meaning as is given to them in the Companies Act, 1956.

II. SHARE CAPITAL

Share Capital of Transferee Company

The present Authorised, Issued and Subscribed and paid up Share Capital of the Transferee Company as on April 1, 2007 is as stated below.

Authorised Share Capital:	3,550,000,000

1650,000,000 Equity Shares of Rs. 2/- each

and

250,00,000 redeemable

cumulative preference shares of Rs. 10/- each

Share Capital of Transferor Company No. 1

The Present Authorised, Issued, Subscribed and Paid up Share Capital of Transferor Company No. 1 as on April 1, 2007 is as follows-

Authorised:	9,	[Illegible]

98039 Equity shares of Rs.10 each
	9,	[Illegible]

Issued, Subscribed and Paid up:

98039 Equity shares of Rs.10 each fully paid up

All the shares issued by the TRANSFEROR COMPANY No.1, as above, are held by the Wipro Inc and its Nominees Wipro Inc is a company registered in USA which is a wholly owned subsidiary of the Transferee Company

The Present Authorised, Issued, Subscribed and Paid up Share Capital of Transferor Company No. 2 as on April 1, 2007 is as follows-	500,000/-

Authorised:

50,000 ordinary shares of Rs. 10/- each
500,000/-
Issued, Subscribed and Paid up:

50,000 ordinary shares of Rs. 10/- each fully paid up

Share Capital of Transferor Company No. 2

All the shares issued by the TRANSFEROR COMPANY No. 2, as above, are held by the participant and shall provide details thereof and such other confirmations as may be required. It is only thereupon that the Transferee Company shall issue and directly credit the demat/dematerialized securities account of such member with the shares of the Transferee Company.

(iii)	Equity shares of the Transferor Companies, if any, held directly by the Transferee Company on the Record Date shall be cancelled and shall be deemed to have been cancelled without any further act or deed, and no shares of the Transferee Company are required to be issued in lieu thereof.

(iv)	Shares of the Transferee Company to be issued in accordance with the Share Exchange Ratios, in relation to the shares of the Transferor Companies held by Wipro Inc., shall, without any further application, act, instrument or deed, be issued and allotted directly to individual trustee or a board of trustees (including the survivors or survivor of any of the trustees comprising such board of trustees) or a corporate trustee (the “Trustee”) who shall hold such shares with all additions or accretions thereto in trust for the benefit of Wipro Inc and its successor or successors subject to the powers, provisions, discretions, rights and agreement contained in the instrument (the “Trust Deed”) establishing the aforesaid trust (the “Trust”) for a period of 5 (Five) years (the “term”). The Trustees shall have the sole discretion, if it is deemed so necessary, to vary the term in accordance with the provisions of the Trust Deed. During the Term or such varied Term as may be determined by the Trustee, the Trustee may realise value in relation to such shares and in such manner as is appropriate in accordance with the provisions of the Trust Deed and act in the best interest of the beneficiary(ies). The constitution of the Trust and the functions and powers of the Trustees shall be set forth in the Trust Deed. The obligations of the Trustee shall stand discharged and the Trust shall stand terminated in accordance with the provisions of the Trust Deed.

v)	Equity Shares issued to the Trust in terms of the Scheme may be used by the Trust, inter-alia, for the following purposes, as may be decided by the Trustees for the benefit of the beneficiary, viz. Wipro Inc -

1.	For acquisitions, if any, to be made by Wipro Inc.

2.	For use as a compensation tool to allot Employee Stock Options and other similar benefits to employees of Wipro Inc and affiliates.

3.	For sale and distribution of the net proceeds to Wipro Inc.

In addition to or in substitution of any of the purposes referred to above, the Trustees are authorized to use the same for such other purposes as may be deemed fit for the benefit of the beneficiary, viz. Wipro Inc.

vi)	Equity shares issued and allotted by the Transferee in accordance with the Share Exchange Ratio shall be subject to the provisions of the Memorandum and Articles of Association of the Transferee Company and shall rank pari passu in all respects with the then existing equity shares of the Transferee Company, including in respect of dividends, if any that may be declared by the Transferee Company, on or after the Effective Date.

vii)	Equity shares of the Transferee Company issued in accordance with the share exchange ratio shall be listed on the relevant stock exchange/s in India, only where the existing equity shares of the Transferee Company are presently listed.

viii)	No shares shall be issued in respect of fractional entitlements, if any, by the Transferee Company. The Board of Directors of the Transferee Company, shall instead consolidate all such fractional entitlements and thereupon issue and allot equity shares in lieu thereof to a director or an officer of the Transferee Company who shall hold the shares in Trust on behalf of the Members entitled to fractional entitlements with the express understanding that such director(s) or officer(s) shall sell the same in the market at such times and at such prices in the market and pay to the Transferee the Net Sales Proceeds thereof, whereupon the Transferee Company shall distribute such net sale proceeds to the members in proportion to their respective fractional entitlements.

GENERAL TERMS AND CONDITIONS:

13.	With effect from the date of filing of this Scheme with the high Court of Judicature at Bombay and the High Court of Karnataka at Bangalore (Whichever is earlier) and upto and including the Effective Date, the Transferor Companies and the Transferee Company Shall be entitled to declare and pay dividends, whether interim or final, and declare bonus shares, if any, to their respective equity shareholders in respect of the accounting period after the Appointed Date and prior to the Effective Date, provided that the Transferor Companies shall not make any such declaration, except with the prior approval of the Board of directors of the Transferee Company. Dividend/ bonus, if any, paid/ allotted as the case may be by the Transferee Company to the shareholders of the transferor companies would be only after the Effective Date and only after fresh shares are allotted in accordance with the Scheme.

14.	Until the coming into effect of this scheme, the holder of equity shares of the Transferor Companies and the Transferee Company shall, save as expressly provided otherwise in this scheme, continue to enjoy their existing rights under their respective articles of association including the right to receive dividends.

15.	It is clarified that the aforesaid provisions in respect of declaration of dividends, whether interim or final, are enabling provisions only and shall not be deemed to confer any right on any member of any of the Transferor Companies and/ or Transferee Company to demand or claim any dividends which, subject to the provisions of the Act, shall be entirely at the discretion of the Transferor Companies and the Transferee Company and subject to the approval of the shareholders of the Transferor Companies and the Transferee Company respectively.

16.	The Transferor Company 1 and Transferor Company 2 shall with all reasonable dispatch, make all applications/ petitions under Sections 391 and 394 and other applicable provisions of the Act to the High Court of Karnataka at Bangalore and Transferor Company 3 shall with all reasonable dispatch, make all applications/ petitions under Sections 39l and 394 and other applicable provisions of the Act to the High Court of Judicature at Bombay for sanctioning of this Scheme and for its dissolution without winding up under the provisions of law, and obtain all approvals as may be required under law. Transferee Company shall also with all reasonable dispatch, make all applications/ petitions under Sections 391 and 394 and other applicable provisions of the Act to the High Court of Karnataka at Bangalore for sanctioning of this Scheme under the provisions of law, and obtain all approvals as may be required under law.

17.	Upon the coming into effect of the Scheme:

a.	the resolutions, if any, of the Transferor Companies, which are valid and subsisting on the Effective Date, shall be continue to be valid and subsisting and be considered as resolutions of the Transferee Company and if any such resolutions have upper monetary or other limits being applicable provisions, then the said limits shall be added and shall constitute the aggregate of the said limits in the Transferee Company.

b.	The borrowing limits of the Transferee Company in terms of Section 293(1)(d) and investment limits in terms of Sections 293(1)( c) and 372A of the Companies Act, 1956 shall, without any further act, instrument or deed, stand enhanced by an amount equivalent to the aggregate value of such approvals granted by the Board of Directors and shareholders of the Transferor Companies.

c.	The Board of Directors (or any committee thereof) of the Transferor Companies shall without any further act, instrument or deed be and stand dissolved.

ACCOUNTING TREATMENT IN THE BOOKS OF THE TRANSFEREE COMPANY

18(i).	Upon the Scheme becoming effective, except as otherwise provided herein, the accounting treatment in the books of accounts of the TRANSFEREE COMPANY shall be in accordance with the Pooling of Interest method under the applicable Accounting Standards issued by the Institute of Chartered Accountants of India.

(ii).	Upon the coming into effect of this Scheme, an amount representing the excess of the value of the assets over the liability of the respective TRANSFEROR COMPANIES after making such adjustments as the Board of Directors of the TRANSFEREE COMPANY may decide shall be reflected as the General Reserve in the Books of the TRANSFEREE COMPANY.

(iii).	Amounts equal to the balances lying in the Capital Redemption Reserve Account, General Reserve Account, Preference Shares Redemption Reserves Account, Profit and Loss and/or any other account and/or any other reserves of the TRANSFEROR COMPANIES shall be credited to the corresponding accounts of the TRANSFEREE COMPANY.

CONDITIONALITY OF THE SCHEME

19. This Scheme is and shall be conditional upon and subject to;

(i)	The approval by the requisite majorities of the members of the TRANSFEREE COMPANY and the TRANSFEROR COMPANIES as required under the Acts and any other approval required under an order of the High Court of Karnataka and High Court of Judicature at Bombay.

(ii)	The certified copies of the Orders of the High Court of Karnataka, and High Court of Judicature at Bombay sanctioning the Scheme being filed with the respective Registrar of Companies.

DISSOLUTION OF TRANSFEROR COMPANIES

20.	Upon the Scheme becoming effective, the TRANSFEROR COMPANIES shall be dissolved without winding up pursuant to the provisions Section 394 of the Companies Act, 1956.

APPLICATIONS TO THE COURTS

21.	The TRANSFEROR COMPANIES and TRANSFEREE COMPANY shall with all reasonable diligence make and pursue applications to the High Court of Karnataka and High Court of Judicature at Bombay, for sanction and carrying out of the Scheme.

MODIFICATIONS OR AMENDMENTS TO THE SCHEME

22	(i). The TRANSFEROR COMPANIES and the TRANSFEREE COMPANY (by their respective Boards of Directors or any Director authorized in that behalf by the Board of Directors) may assent on behalf of all concerned to any modification(s) or amendments in this Scheme which the Courts and/or any other authorities may deem fit to direct or impose or which may otherwise be considered necessary or desirable for settling any question, or doubt or difficulty that may arise in implementing and/or carrying out of the Scheme and the TRANSFEROR COMPANIES and the TRANSFEREE COMPANY (by their respective Boards of Directors or any Director authorized in that behalf by the Board of Directors) and after the dissolution of the TRANSFEROR COMPANIES, the TRANSFEREE COMPANY (by its Board of Directors) be and are hereby authorized to take such steps and do all acts, deeds and things as may be necessary, desirable or proper to give effect to this Scheme and to resolve any doubts, difficulties or questions whether by reason of any orders of the Courts or of any directive or orders of any other authorities or otherwise howsoever arising out of, under or by virtue of this Scheme and/or any matters concerning or connected therewith.

The TRANSFEROR COMPANIES and the TRANSFEREE COMPANY (by their respective Board of Directors or any Director authorized in that behalf by the Board of Directors), either by themselves or through a committee appointed by them in this behalf, may give such directions as they may consider necessary to settle any question or difficulty arising under the Scheme or in regard to and of the meaning or interpretation of the Scheme or implementation thereof or in any matter whatsoever connected therewith or to review the position relating to the satisfaction of various conditions to the scheme and if necessary, to waive any of those (to the extent permissible under law).

(iii).	In the event any of the conditions that may be imposed by the Courts and/or Authority, while sanctioning the Scheme, which the Board of Directors of the TRANSFEROR COMPANIES and the TRANSFEREE COMPANY may find unacceptable for any reason, then the TRANSFEROR COMPANIES and TRANSFEREE COMPANY are at liberty to withdraw from the Scheme.

EFFECT OF NON RECEIPT OF APPROVALS

23(i).

In the event any of the approvals or conditions enumerated in the Scheme not being obtained or complied, or for any other reason, the Scheme cannot be implemented, the respective Board of Directors of the TRANSFEREE COMPANY and the

TRANSFEROR COMPANIES shall mutually waive/ modify such conditions as they consider appropriate to give effect, as far as possible, to this Scheme and failing such mutual agreement, or in case the Scheme is not sanctioned by the Courts by December 31, 2008 or such other date as may be fixed by the Boards of Directors of the TRANSFEREE COMPANY and the TRANSFEROR COMPANIES the Scheme shall be become null and void and each party shall bear and pay their respective costs, charges and expenses in connection with the Scheme.

(ii).	If any part of this Scheme is found to be unworkable for any reason whatsoever, the same shall not, subject to the decision of the TRANSFEROR COMPANIES and the TRANSFEREE COMPANY, affect the validity or implementation of the other (illegible) and/or provisions of this Scheme.

COSTS CHARGES AND EXPENSES

24.	All costs, charges, taxes including duties, levies and all other expenses, if any, (save as expressly otherwise agreed) of the TRANSFEROR COMPANIES and the TRANSFEREE COMPANY respectively in relation to or in connection with negotiations leading up to the Scheme and or carrying out and completing the terms and provisions of this Scheme and of and incidental to the completion of amalgamation in pursuance of this Scheme shall be borne and Paid by the Transferee Company.

IN THE HIGH COURT OF JUDICATURE

AT BOMBAY

ORDINARY ORIGINAL CIVIL JURISDICTION

COMPANY PETITION NO. 971 OF 2007.

CONNECTED WITH

COMPANY APPLICATION NO. 1247 OF 2007.

In the matter of the Companies Act, 1 of 1956;

AND

In the matter of Sections 391 to 394 of the Companies Act, 1956

AND

In the matter of Scheme of Amalgamation of Mpact Technology Services Private Limited and Mpower Software Services (India) Private Limited and Cmango India Private Limited with Wipro Limited and their respective shareholders and creditors.

CMANGO INDIA PRIVATE LIMITED,

... Petitioner Company.

Authenticated copy of the Minutes of the Order dated 14th March, 2008 alongwith Scheme.

M/S. RAJESH SHAH & CO

Advocates for the Petitioner

16, Oriental Building,

30, Nagindas Master Road,

Flora Fountain,

Mumbai-400 001.

IN THE HIGH COURT OF KARNATAKA AT BANGALORE

DATED THIS THE 10TH DAY OF MARCH, 2010

BEFORE

THE HON’BLE MR. JUSTICE RAM MOHAN REDDY

COMPANY PETITIONS NOs. 113 OF 2009

C/W COMPANY PETITION NOs. 114 OF 2009

AND 115 OF 2009

COP 113 OF 2009

BETWEEN:

Wipro Limited,

Registered Office,

Doddakannelli,

Sarjapur Road,

Bangalore - 560 035.                                                                                                                                                    ..PETITIONER

(By Sri. Saji P. John, SPJ Legal Advs.)

AND:

NIL                                                                                                                                                                                 ..RESPONDENT

(By Sri. R. Veerendra Sharma, CGC for ROC)

COP 114 OF 2009

BETWEEN:

Wipro Networks Pte Limited,

Registered Offlce: 31,

Cantonment Road,

Singapore - 089747

Indian Branch Office: 101,

Unitus Technology,

#4/1 Intermediate Road,

Domlur,

Bangalore – 560 071.	..PETITIONER

(By Sri. Saji P. John, SPJ Legal Advs.)

A N D:

NIL                                                                                                                                                                                    ..RESPONDENT

(By Sri. R. Veerendra Sharma, CGA for ROC)

COP 115 OF 2009

BETWEEN:

WMNETSERV LIMITED, CYPRUS

Registered Office: Themistokli Dervi, 48

Centennial Building, 7th Floor,

Flat/Office 701, P.C. 1066

Nicosia, Cyprus

Indian Branch Office:

C/o Wipro Ltd., EC4 Tower 16 (SEZ)

Electronic City, Campus-4

Survey Nos 70/1, 2, 3, 4 (P) and

84/1, 2, 3, 4 (P)

Bangalore 561 229.

..PETITIONER

(By Sri. Saji P. John, SPJ Legal Advs.)

AND:

NIL	..RESPONDENT

(By Sri. R. Veerendra Sharma, CGA for ROC)

2

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THESE PETITIONS FILED UNDER SECTIONS 391 TO 394 OF THE COMPANIES ACT, 1956, TO SANCTION THE SCHEME OF ARRANGEMENT - ANNEXURE-A AND ETC.

ORDER

1 (a) The petitioner in Company Petition No.113 is a company incorporated on 29.12.1945 under the Companies Act, 1913 in the name and style 'Western India Vegetable Products Limited' in the State of Maharashtra with registration No.4718 of 1945-46 and changed its name to 'Wipro Products Limited' with effect from 17.6.1977 and to the present name with effect from 28.4.1984, having shifted its registered office from the State of Maharashtra to the State of Karnataka w.e.f. 10.7.1996, hereinafter referred to as "Transferee Company". The petitioner was originally incorporated with the objects of carrying on business of extracting oil etc., amongst others, as set out in the Memorandum and Articles of Association, Annexure-B.

HIGH COURT OF KARNATAKA BANGALORE

b) The particulars of the authorised, issued, subscribed and paid up share capital of the Transferee company are more fully set out in paragraph 4 of the petition. The Transferee company has produced its audited Balance sheet made upto 31.3.2009 Annexure-C disclosing its assets and liabilities.

c) The Board of Directors of the transferee company in the meeting held on 21.4.2009 approved and adopted the Scheme of Arrangement Annexure-A proposing to merge into it, the Indian undertaking of its two wholly owned subsidiaries viz, (i) Wipro Networks Pte Limited, Singapore (Transferor Company No. 1) and ii) WMNETSERV Limited, Cyprus (Transferor Company No. 2), having their place of business in the State of Karnataka.

d) The transferee company made an application in CA No.433/09, whence this court by order dt. 12.6.2009 Annexure-K directed it to convene the meetings of its shareholders, secured creditors and unsecured creditors to consider the Scheme of Arrangement.

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II (a). The petitioner in Company Petition No. 114/2009 (Transferor company No. 1) was incorporated on 15.12.1999 as a private limited under the Companies Act. Cap 185 in Singapore bearing registration No. 199907933M in the name and style ‘Planet Networks Pte. Limited and renamed on 21.2.2000 as ‘3D Networks Pte Limited’ and thereafter to the present name on 4.11.2008 having its registered office at No.31, Cantonment Road, Singapore- 089747, carry on business in India through its principle branch office at the address shown in the cause title and also at other locations in Secunderabad, Mumbai, New Delhi, Kolkata, Pune, Chennai, Patna and Panvel. Transferor company No. 1 is engaged in the business of providing equipment, services, maintenance and support for establishment or integration of voice or data communication equipment, etc., amongst others, as set out in the memorandum and Articles of Association, Annexure-B.

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b) The Transferor Company No. 1 has its Principal Branch office at No. 151, Lorong Chuan, # 03-05, New Tech Park, Singapore 556741 and having established its place of business in India w.e.f. 1.1.2001, when registered with the Registrar of Companies in Delhi and Haryana in terms of Section 592 of the Companies Act. 1956 is issued with a certificate dt. 12.6.2003. Consequent upon the change of name from 3D Networks Pte Limited to ‘Wipro Networks Pte Limited’, a fresh certificate of establishment of place of business in India was issued by the Registrar of Companies in Delhi and Haryana.

c) The particulars of the authorised, issued, subscribed and paid up share capital of the Transferor company No. 1 are more fully set out in paragraph 4 of the company petition. The audited Balance sheet made upto 31.3.2009 Annexure-E discloses its deferred tax asset and net current assets.

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d) The Board of Directors of the transferor company No. 1 in the meeting held on 5.6.2009 approved and adopted the Scheme of Arrangement Annexure-A whereunder its Indian undertaking along with the Indian undertaking of the Transferor Company No. 2 are proposed to be merged with the Transferee company, their holding company.

e) The transferor company No. 1 made an application in CA No.434/09, whence this court by order dt. 12.6.2009 Annexure-K directed convening of the meeting of creditors of its Indian undertaking while dispensing with the convening of the meeting of its shareholders to consider the Scheme of Arrangement.

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III(a). The petitioner in Company Petition No.115/2009 (Transferor Company No. 2) incorporated on 21.8.2006 under the Companies Act of the Republic of Cyprus having its registered office at the address shown in the cause title, carries on business in India from its Branch Office at the address shown in the cause title as also at Cyprus. The main objects of Transferor company No. 2, amongst others is to carry on business of an investment company to acquire and hold either in the name of the company or in the name of its nominees, shares, debentures, etc., as set out in the memorandum and Articles of Association, Annexure-B.

b) The principal place of business of the Transferor Company No. 2 in India when registered with the Registrar of Companies with Delhi and Haryana under Section 592 of the Companies Act. 1956 is issued with certificate No.F03977 dated 19.4.2007.

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of the meeting of creditors of its Indian undertaking while dispensing with the meetings of its shareholders to consider the Scheme of Arrangement.

2. The petitions when admitted, notices ordered on Regional Director of Company Affairs, Chennai, as well as the Regional Director of Company Affairs. Delhi and Haryana, have not filed objections to the proposed scheme.

3. The material on record discloses that the entire shares of the Transferor company No. 1 and Transferor Company No. 2 as reflected in the Balance Sheet Annexure-C in Company Petition No.113/2009 are held by the Transferee company. The Board of Directors of the Transferee Company as well as Transferor Company Nos. 1 and 2 have opined that the merger of the Indian undertakings of Transferor Company Nos. 1 and Transferor company No. 2 with the Transferee Company would be beneficial and profitable to operate as a single

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unit instead of different units and that the Transferee company is a consistent profit making company. According to the learned counsel for the petitioners, the Scheme does not affect the rights of members or creditors of the Transferee Company as well as Transferor company No.1 and Transferor Company No.2 and also does not involve reorganisation of the share capital of the Transferee company.

4. The material on record further discloses that the transferor company Nos. 1 and 2 have complied with Section 391 of the Companies Act, in addition to statutory requirement of Section 391(2).

5. Despite publication of hearing of these petitions, none of the shareholders, creditors, employees or other persons have appeared before court to oppose the Scheme of Arrangement.

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6. The terms of the Scheme of Arrangement indicate that with effect from the said date, all debts, liabilities, dues and obligations of the Indian undertakings of the Transferor company No. 1 and that of Transferor company No. 2, any accretions or additions or deletions thereto, after the appointed date shall without any further act or instrument or deed stand transferred or deemed to be transferred and vested in the Transferee company so as to become as and from the date, the debts, liabilities, dues and obligations of the Transferee Company. Upon the Scheme of Arrangement being sanctioned and become effective, no fresh shares of the Transferee company are to be allotted but the Transferee company will be liable to pay the Transferor company No.1 Rs.1, 11,91,194/- as consideration in cash, while also be liable to pay to the Transferor company No. 2 Rs.Five lakhs in cash.

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7. All the employees of the Indian undertakings of the transferor company No. 1 and transferor company 2, in service, on the effective date, shall become employees of the Transferee company, on such date, without any break or interruption in service and on the terms and conditions not less favourable than those subsisting with the Indian undertakings of the transferor company No. 1 and transferor company No. 2. As already noticed supra, no employee of the transferor companies Nos. 1 and 2 appeared before court to oppose the Scheme of Arrangement. Thus the interest of the employees is taken care of.

8. In these petitions, the question that arises for decision making is, whether sanction of Scheme of Arrangement of the Indian undertakings of the Transferor Companies Nos. 1 and 2. subsidiaries of the Transferee company, being ‘Body Corporate’ under Section 2(7) of the Companies Act is permissible under Section 391 to 394 of the Companies Act, 1956 ?

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9. The Transferor company No. 1 and Transferor company No. 2 being companies incorporated outside India their Indian undertakings registered in India, fall within the definition of the term ‘Body Corporate’ under subsection (7) of Section 2 of the Companies Act, 1956. The term ‘Body Corporate’ has a wider connotation of company and is used in several Sections of the Act not only to the companies incorporated in India but also foreign companies. Subsection 4(b) of Section 394 of the Act while defining ‘Transferee company’ does not include any company other than a company within the meaning of the Act but the ‘transferor company’ includes any body corporate whether a company within the meaning of the Act or not.

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10. A plain reading of the provisions of the Act, more appropriately Sections 391 to 394 in Chapter V, there is no doubt that the legislature invested in this court the power of wide amplitude having regard to the arbitration, reconstruction, compromise and arrangement entered into between the company for any purpose conducive to the interest of shareholders, without any fetters while according sanction of the Scheme. Hence the question is answered in the affirmative.

11. From the factual matrix noticed supra, the Indian undertakings of the Transferor company No. 1 and Transferor company No. 2 sought to be merged with the Transferee company, the holding company, while the transferor companies are its subsidiaries and since all the three petitioners have sought for sanction of the same Scheme of Arrangement, the orders made by this court would bind the companies, its members and creditors.

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12. For the reasons stated supra, the petitioners have made out a case for according sanction of the Scheme of Arrangement. Annexure-A. Hence the following:

ORDER

i)	The Scheme of Arrangement, Annexure-A, proposed by the Transferor company No. 1 and Transferor company No. 2 as well as Transferee company, is hereby sanctioned and binding on the transferor company Nos 1 and 2 and Transferee company, their shareholders and creditors.

ii)	Petitioners are directed to serve a copy of this order on the Registrar of Companies in the State of Karnataka, New Delhi and Haryana within 30 days.

iii)	Registry is directed to draw up a decree in Form No.42, subject to payment of stamp duty.

16

IN THE HIGH COURT OF KARNATAKA AT BANGALORE

DATED THIS THE 08TH DAY OF DECEMBER 2010

BEFORE

THE HON’BLE MR. JUSTICE H.N. NAGAMOHAN DAS

COMPANY PETITION No. 180/2010

BETWEEN:

WIPRO LIMITED

REGISTERED OFFICE:

DODDAKANNELLI,

SARJAPUR ROAD,

BANGALORE - 560 035.

TRANSFEREE COMPANY	...PETITIONER

(BY SRI SAJI P. JOHN, ADV.,)

AND:

NIL	.. RESPONDENT

(By SRI MOHAMMED IBRAHIM, ADV., FOR ROC)

THIS COMPANY PETITION IS FILED UNDER SECTION 391 TO 394 OF THE COMPANIES ACT, 1956 PRAYING TO SANCTION THE SCHEME OF AMALGAMATION - ANNEXURE-A IN THE PETITION SO AS TO BE BINDING ON THE PETITONER COMPANY. ITS SHAREHOLDERS, CREDITORS AND ALSO THE TRANSFEROR COMPANY AND ITS SHAREHOLDERS AND CREDITORS ETC.

1

THIS PETITION COMING ON FOR ORDERS THIS DAY. THE COURT MADE THE FOLLOWING:-

O R D E R

This petition is by the Transferee Company- WIPRO LIMITED, filed under Sections 391 to 394 of the Companies Act, 1956 (for short ‘Act’), seeking for sanction of the ‘Scheme of Amalgamation’ furnished at Annexure-A by virtue of which ‘WIPRO YARDLEY CONSUMER CARE PRIVATE LIMITED’-Transferor Company is proposed to be merged with the petitioner–transferee company.

2. The Petitioner/Transferee Company was incorporated on 29.12.1945 under the name and style of ‘Western India Vegetable Products Limited’ in the State of Maharashtra, with registration No. 4713 of 1945-46. Thereafter, the name of the petitioner Company has been changed as “Wipro Products Limited” w.e.f. 17.6.1977 and subsequently changed its name to ‘Wipro Limited’ w.e.f. 28.4.1984. The registered office of the petitioner company has been shifted from State of Maharashtra to the State of Karnataka w.e.f. 10.7.1996.

2

3. The registered office of the petitioner Company is situated at Doddakannelli, Sarjapura Road, Bangalore-560 035.

4. The main objects of the petitioner Company is to purchase or otherwise acquire and take over any lands [whether freehold, leasehold or otherwise] with or without buildings and plant, machinery, factory, more fully described in the memorandum and articles of Association furnished at Annexure-B.

5. The Authorised Share Capital of the petitioner/transferee Company is 355,00,00,000/- divided into 165,00,00,000 Equity Shares of 2/- each and 2,50,00,000 redeemable cumulative preference

3

shares of 10/- each. The issued, subscribed and paid up Share Capital of the transferee Company as on 31st March 2009 is  293,64,22,378/- divided into 146,82,21,189 equity shares of 2/- each fully paid up. Copy of the audited Balance Sheet of the petitioner/Transferee Company as on 31.3.2010 is found at Annexure-C.

6. The Transferor Company was incorporated on 20.11.2006 as a Private Limited Company under the provisions of the Companies Act, 1956 with the name “LORNAMEAD PERSONAL CARE PRIVATE LIMITED” with the Registrar of Companies Maharashtra at Mumbai. Subsequently, the name of the transferor Company was changed to “WIPRO YARDLEY CONSUMER CARE PRIVATE LIMITED” with effect from 31.3.2010. The registered office of the Transferor Company is situated at 403-406, 4th floor, Kane Plaza, Mindspace Off Link Road, Malad West, Mumbai-400 064. The Transferor company is a wholly owned subsidiary of the petitioner-transferee company.

4

7. The main objects of the Transferor Company is to manufacture, importers, exporters and to stock, deal and trade in consumer care products and other related services and more fully described in its memorandum and articles of association produced at Annexure-D. The latest audited balance sheet as on 31.3.2010 is produced at Annexure-E.

8. The Board of Directors of the Petitioner/ transferee company has approved and adopted the Scheme of Amalgamation in its meeting held on 23.4.2010, by virtue of which WIPRO YARDLEY CONSUMER CARE PRIVATE LIMITED (TRANSFEROR COMPANY) is proposed to merge with the petitioner company.

5

9. The petitioner/transferee company filed an application CA No. 334/2010. This Court, by order dated 15.6.2010 allowed the application with a direction to convene meetings of its Shareholders and Creditors. Accordingly, the Chairman appointed by this Court, has convened the meetings and filed his report in respect of the meetings.

10. This Court vide order dated 11.8.2010 passed in the company petition filed by the petitioner directing to take out the notice on the petition to the Regional Director. Ministry of Corporate Affairs, Southern Region, Chennai and permitted the petitioner to take out the advertisements in the English Daily “Business Standard” and Kannada Daily “Kannada Prabha” news papers on or before 25.08.2010 fixing the date of hearing as 15.9.2010.

11. Pursuant to the notice issued to the Regional Director, the Registrar of Companies. Karnataka as filed affidavit dated 08.12.2010 on behalf of the Regional Director, stating that no objection to sanction the scheme of amalgamation subject to sanction the scheme of amalgamation by the High Court at Bombay, as the transferor company is having its registered office in the State of Maharashtra.

6

12. Counsel for the petitioner has furnished the copy of the Business Standard, English daily and Kannada Prabha Kannada Daily news papers both dated 20.08.2010 along with memo dated 02.09.2010 in compliance with the order dated 11.08.2010.

13. Pursuant to the advertisement no shareholders or creditors or the employees have objected to the sanction of the proposed scheme of amalgamation. All the employees of the transferor company in service on the effective date shall become the employees of the transferee company on such date without any break or interruption in service and on the terms and conditions not less favourable than those subsisting with the transferor company.

7

14. I have heard the learned counsel for the petitioner and the learned counsel for Registrar of Companies, Karnataka.

15. As the proposed Scheme of Amalgamation would be beneficial to both the transferor company and the transferee company and also the shareholders and creditors. I deem it appropriate to sanction the Scheme of Amalgamation at Annexure-A. Accordingly, I pass the following:

O R D E R

(i)	Company petition is hereby allowed.

(ii)	The Scheme of Amalgamation at Annexure-A proposed by the Companies is hereby sanctioned and same shall be binding on the petitioner company and its Shareholders and creditors, subject to sanctioning of amalgamation in respect of the transferor company by the Court having jurisdiction.

(iii)	Registry to draw up a decree in Form No. 42.

8

(iv)	The petitioner - transferee Company shall file a copy of this order with the Registrar of Companies within thirty days from the date of receipt of a copy of this order.

9

HIGH COURT, BOMBAY

0424051

IN THE HIGH COURT OF JUDICATURE AT BOMBAY

ORDINARY ORIGINAL CIVIL JURISDICTION

COMPANY SCHEME PETITION NO. 587 OF 2010.

CONNECTED WITH

COMPANY SUMMONS FOR DIRECTION NO. 556 OF 2010.

In the matter of the Companies Act 1 of 1956);

AND

In the matter of Sections 391 to 394 of the Companies Act, 1956;

AND

In the matter of Scheme of Amalgamation of Wipro Yardley Consumer Care Private Limited

with

Wipro Limited

and

their respective shareholders and creditors.

WIPRO YARDLEY CONSUMER CARE PRIVATE LIMITED

.......Petitioner / Transferor Company

Mr. Rajesh Shah i/b Rajesh Shah & Co. Advocate for the Petitioner.

Dr. T. Pandian, Official Liquidator, present.

Ms. Jyotsna Pandhi, i/b Mr. H. P. Chaturvedi for Regional Director in CSP Nos. 587 of 2010.

CORAM: S. J. VAZIFDAR, J. DATE: 8th April, 2011

“Disclaimer Clause: Authenticated copy is not a Certified Copy”

1

HIGH COURT, BOMBAY

0424052

PC:

1.	Heard learned counsel for the parties.

2.	The sanction of the Court is sought to the Scheme of Amalgamation of WIPRO YARDLEY CONSUMER CARE PRIVATE LIMITED with WIPRO LIMITED and their respective Shareholders under Sections 391 to 394 of the Companies Act, 1956.

3.	Counsel appearing on behalf of the Petitioner Company has stated that they have complied with all the requirements as per the directions of this Court and has filed necessary affidavits of compliance in the Court Moreover, Petitioner Company undertakes to comply with all statutory requirements, if any, as required under the Companies Act, 1956 and the Rules made there under. The undertaking is accepted.

4.	The Counsel for the Petitioner submits that the registered office of Wipro Limited, the Transferee Company is situated at Bangalore in the State of Karnataka and that the Petition filed by the said Company before the High Court of Karnataka at Bangalore.

5.	The Official Liquidator has filed his report stating therein that the affairs of the Transferor Company have been conducted in a proper manner and that the Transferor Company may be ordered to be dissolved.

“Disclaimer Clause: Authenticated copy is not a Certified Copy”

2

HIGH COURT, BOMBAY

0424053

6.	The Regional Director has filed his affidavit stating therein that it appears that the scheme is not prejudicial to the interest of the shareholders and the public.

7.	From the material on record, the Scheme appears to be fair and reasonable and is not violative of any provisions of law and is not contrary to public policy. None of the parties concerned have come forward to oppose the Scheme.

8.	Since all the requisite statutory compliances have been fulfilled. Company Scheme Petition is made absolute in terms of prayer clauses (a) to (j). The Scheme is sanctioned subject to the order to be passed by the High Court of Karnataka at Bangalore in the Petition filed by the Transferee Company.

9.	The Petitioner Company to lodge a copy of this order and the Scheme duly authenticated by the Company Registrar, High Court, Bombay, with the concerned Superintendent of Stamps for the purpose of adjudication of stamp duty payable, if any, on the same within 60 days from the date of the order.

10.	The Petitioner Company to pay costs of Rs.10,000/- each to the Regional Director, Western Region, Mumbai and also to the Official Liquidator, High Court, Bombay. Costs to be paid within four weeks from today.

11.	Filing and issuance of the drawn up order is dispensed with.

“Disclaimer Clause: Authenticated copy is not a Certified Copy”

3

HIGH COURT, BOMBAY

0424054

12.	All authorities concerned to act on a copy of this order along with Scheme duly authenticated by the Company Registrar, High Court (O. S.), Bombay.

(S. J. VAZIFDAR, J.)

“Disclaimer Clause: Authenticated copy is not a Certified Copy”

4

SCHEME OF AMALGAMATION

OF

WIPRO YARDLEY CONSUMER CARE PRIVATE LIMITED

WITH

WIPRO LIMITED

AND

THEIR RESPECTIVE SHAREHOLDERS AND CREDITORS

1.	PRELIMINARY:

A.	This Scheme of Amalgamation provides for the Amalgamation of Wipro Yardley Consumer Care Private Limited, Mumbai (TRANSFEROR COMPANY) with Wipro Limited (TRANSFEREE COMPANY) pursuant to the relevant provisions of the Indian Companies Act, 1956.

B.	The TRANSFEROR COMPANY is wholly owned subsidiary of the TRANSFEREE COMPANY which is holding directly / indirectly the entire issued, subscribed and paid-up equity share and preference share capital of the TRANSFEROR COMPANY together with its nominees.

C.	The TRANSFEREE COMPANY was incorporated on 29th December, 1945 under the provisions of the Companies Act, 1913 having its registered office situated at Doddakannelli, Sarjapur Road, Bangalore 560 035. The shares of the TRANSFEREE COMPANY are listed on the National Stock Exchange of India Limited and The Bombay Stock Exchange, Mumbai and ADRs are listed on the New York Stock Exchange.

D.	The TRANSFEROR COMPANY was incorporated on 20th November, 2006 under the name of Lornamead Personal Care Private Limited, which has changed its name as Wipro Yardley Consumer Care Private Limited having its registered office at No. 403-406, 4th Floor, Kane Plaza., Mindspace, Off Link Road, Malad West, Mumbai - 400064. The TRANSFEROR COMPANY is engaged in manufacture, importers, exporters and to stock, deal and trade in consumer care products and other related services.

E.	By the Scheme of Amalgamation it is proposed to merge the TRANSFEROR COMPANY with the TRANSFEREE COMPANY without winding up of the former for the purpose of better, efficient and economical management, control and running of their businesses, and for further development and growth of the business of the TRANSFEREE COMPANY and for administrative convenience. The proposed amalgamation between the TRANSFEROR COMPANY and the TRANSFEREE COMPANY shall result in the following, benefits, amongst others, to all companies, their respective members and creditors:

(1)	The amalgamation will enable the TRANSFEREE COMPANY to consolidate its business operations world wide and provide significant impetus to the growth of the TRANSFEREE COMPANY since both the TRANSFEROR COMPANY and one of the divisions of the TRANSFEREE COMPANY are under the same group. The consolidation by way of an amalgamation will lead to synergies of operation and stronger and wider capital and financial base for future growth/expansion-more specifically the following.

(i)	To bring the two corporate entities under one roof to portray one face to the customers with one legal entity (e.g. one invoice for all services)

(ii)	Better leverage of facilities, infrastructure and people and for better administration

(2)	The amalgamation will result in economy of scale and reduction in overheads, administrative, managerial and other expenditure, operational rationalization, organizational rationalization efficiency and optimal utilization of various resources.

(3)	The managerial expertise of the Companies will be combined giving additional strength to the Transferee Company. Consequently, the TRANSFEREE COMPANY will offer a strong financial structure to all the creditors including the creditors of the Transferor Company, facilitate resource mobilization and achieve better cash flows. This could contribute substantially towards enhancement of the shareholders’ value of the Transferee Company.

(4)	Duplication of administrative functions will be eliminated together with the multiple records keeping resulting in reduced expenditure.

(5)	The amalgamation will result in significant reduction in the multiplicity of legal and regulatory compliances required at present to be carried out by both the Transferor and the Transferee Company.

(6)	The banks, creditors and institutions, if any, are not affected by the proposed amalgamation as their security is maintained.

(7)	There will be improvement in financial structure and management of the Company

IN CONSIDERATION OF THE RECIPROCAL PROMISES, THIS SCHEME BETWEEN THE TRANSFEROR COMPANY AND THE TRANSFEREE COMPANY AND THEIR RESPECTIVE SHAREHOLDERS IS BEING PROPOSED IN ACCORDANCE WITH THE TERMS SET OUT HEREUNDER.

2.	DEFINITIONS

In this Scheme, unless repugnant to the context or meaning thereof, the following expressions shall have the following meanings:

A.	“ACT” means the Indian Companies Act, 1956 and any statutory modifications or re-enactment thereof for the time being in force.

B.	“APPOINTED DATE” means 1st April 2010.

C	“ASSETS” shall mean all the business, undertakings, estates, assets, properties, rights, titles and interests of whatsoever nature fund kind and whosesoever situated in India and abroad, of the respective Transferor Companies, including but not limited to:

(a)	all assets, moveable and immoveable, real or personal, in possession or reversion, corporeal or incorporeal, tangible or intangible, free hold or lease hold, fixed or current, including computers and telecommunication equipments, computer hardware, software and programs, plant and machinery, office equipments, furniture and fixtures, vehicles, sundry debtors, cash and bank balances, loans and advances, deposits, buildings, godowns, warehouses, offices, inventories, bills of exchange, peripherals and accessories, receivables, investments, goodwill, investment in shares, debentures, bonds, mutual funds, etc.,

(b)	all the registrations, permits, quotas, rights, entitlements, industrial and other licenses, concessions, incentives, subsidies, approvals, authorizations, consents, tenancies, trade marks, patents, copyrights, all intellectual property rights and licenses there under, technical know-how, permits, designs, patterns, inventions, leasehold rights, leases, tenancy rights privileges, all other rights, benefits and entitlements including sales tax deferrals and other benefits, lease rights (including the benefit of any applications made there for), powers and facilities of every kind, nature and description whatsoever, rights to use and avail of telephones, telexes, facsimile connections, e-mail connections, communication facilities and installations, utilities, electricity and other services, provisions, funds, benefits of all agreements, contracts and arrangements, benefits under Letter of Credit, Guarantees, Letters of Comfort etc. issued for the benefit of the Company, benefits under government schemes, deferred tax benefits and other benefits accruing on account of past expenditure and all such other interests / benefits;

(c)	All earnest moneys and/or security deposits;

(d)	All records, files, papers, engineering and process information, manuals, data, catalogues, quotations, sales and advertising materials, list of present and former customers and shoppers, customer credit information, customer pricing information and all other records pertaining to business.

D.	“The EFFECTIVE DATE” means the date on which all the conditions and filings referred to in Clause 13 hereof have been fulfilled and approvals and consents referred to therein have been obtained.

References in this Scheme to the date of “coming into effect of this Scheme” or “becoming effective” or “effectiveness of this Scheme” shall mean the Effective Date.

E.	“EMPLOYEES” mean the staff, workmen and employees on the pay rolls of the TRANSFEROR COMPANY

F.	“LIABILITIES” shall mean all the debts, secured and unsecured loans, liabilities, responsibilities Obligations, duties of the Transferor Company.

G.	“SHAREHOLDERS” means respectively the persons registered as holders of equity / preference Shares of the Company concerned.

H.	“SCHEME” means this Scheme of Amalgamation in its present form as approved by the Board of Directors of the TRANSFEROR COMPANY and the TRANSFEREE COMPANY subject to such modifications made under clause 17 of this Scheme as the Hon’ble High Court may impose on the Transferor Company and TRANSFEREE COMPANY and such modifications which the TRANSFEROR COMPANY and the TRANSFEREE COMPANY may deem necessary subject to the approval of the High Court.

I.	“TRANSFEREE COMPANY” means “WIPRO LIMITED” a Company incorporated on 29th December, 1945 under the provisions of the Companies Act, 1913 and deemed to be registered under the provisions of the Companies Act 1956 and having its registered office at Doddakannelli, Sarjapur Road, Bangalore 560 035.

J.	“TRANSFEROR COMPANY” means “WIPRO YARDLEY CONSUMER CARE PRIVATE LIMITED”, Mumbai a Company incorporated on 20th November, 2006 under the provisions of the Companies Act, 1956 and having its registered office at No, 403-406, 4th Floor, Kane Plaza., Mindspace, Off Link Road, Malad West, Mumbai - 400064 and is Registered with the Registrar of Companies in Mumbai Vide Company Identification Number U24239MH2006PTC165662.

K.	“HIGH COURT” means the High Court of Karnataka at Bangalore and High Court of Bombay.

L.	Other expressions used in this Scheme and not expressly defined herein shall carry the same meaning as is given to them in the Companies Act, 1956.

3.	SHARE CAPITAL

Share Capital of the Transferee Company

The present Authorized, Issued and Subscribed and Paid up Share capital of the Transferee Company as on March 31st 2010.

Authorized Share Capital 1,650,000,000 Equity Shares of Rs. 2/- each And 25,000,000 Redeemable Cumulative Preference Shares of Rs. 10/- each	3,550,000,000.00

Issued, Subscribed and Paid up: 1,468,221,189 Equity shares of Rs. 2/- each	2,936,422,378.00

Share Capital of the Transferor Company

The present Authorized, Issued and Subscribed and Paid up Share capital of the Transferor Company as on March 31st 2010.

Authorized Share Capital 13,050,000 Equity Shares of Rs. 10/- each And 6,950,000 Preference Shares of Rs. 10/- each	200,000,000.00

Issued, Subscribed and Paid up: 7,706,090 Equity shares of Rs. 10/- each And 5,718,964 Preference Shares of Rs. 10/- each	134,250,540.00

All the shares issued by the TRANSFEROR COMPANY, as above, are held by the Transferee Company. Accordingly, the TRANSFEROR COMPANY is a wholly owned subsidiary of the Transferee Company.

4.	OPERATIVE DATE OF THE SCHEME

The Scheme set out herein shall be operative from the Appointed Date but shall become effective on the Effective Date.

5.	TRANSFER OF ASSETS AND LIABILITIES

Upon coming into effect of this Scheme and with effect from the Appointed Date -

(a)	All the ASSETS of the TRANSFEROR COMPANY as on the APPOINTED DATE shall, without any further act, instrument or deed pursuant to the Acts be transferred to and vested in or be deemed to have been transferred to and vested in the TRANSFEREE COMPANY on a going concern basis, so as to become the business, undertaking, estate, assets, properties, rights, title and interests of the TRANSFEREE COMPANY but subject to all charges, liens, mortgages, if any, then affecting the same or part thereof.

(b)	All the LIABILITIES of the TRANSFEROR COMPANY as on the APPOINTED DATE shall also stand transferred to and vested in or be deemed to have been transferred to and vested in the TRANSFEREE COMPANY on a going concern basis, without any further act or deed pursuant to the Acts so as to become the liabilities, debts, duties and obligations, dues, loans and responsibilities of the TRANSFEREE COMPANY on the same terms and conditions as was applicable to the respective TRANSFEROR COMPANY. It shall not be necessary to obtain the consent of any third party or other person who is a party to any contract or arrangement by virtue of which such debts, loans, liabilities, duties and obligations have arisen in order to give effect to the provisions of this Scheme.

(c)	In respect of such of the assets of the TRANSFEROR COMPANY as are movable in nature or are otherwise capable of transfer by delivery or by endorsement and delivery, the same shall pursuant to the provisions of the Acts stand transferred to without requiring any further consent, deed or instrument of conveyance for transfer of the same, and shall become property of the TRANSFEREE COMPANY.

(d)	In respect of such of the ASSETS of the TRANSFEROR COMPANY other than those referred to in sub clause (c) above, the same shall, as more particularly provided in sub-clause (a) above, without any further act, instrument or deed, be transferred to and vested in and/or be deemed to be transferred to and vested in the TRANSFEREE COMPANY on the APPOINTED DATE pursuant to the provisions of Section 394 of the Act and the concerned authorities having jurisdiction over the Assets shall endorse and record the name of TRANSFEREE COMPANY in its record so as to facilitate the implementation of the Scheme and vesting of the Undertaking of the TRANSFEROR COMPANY in the TRANSFEREE COMPANY without hindrance from the Appointed Date.

(e)	Any statutory and other licences, registrations, permissions, approvals or consents to carry on the operations, whether in India or abroad and whether issued by statutory and other authorities in India or abroad, of the TRANSFEROR COMPANY shall stand vested in or transferred to the TRANSFEREE COMPANY without any further act or deed and shall be appropriately mutated by the Statutory and other Authorities concerned in favour of the TRANSFEREE COMPANY upon the Scheme becoming effective. The benefit of all such statutory and regulatory permissions, factory licenses, environmental approvals and consents, sales tax registrations or other licenses and consents shall vest in and become available to the TRANSFEREE COMPANY pursuant to this Scheme.

(f)	All contracts, deeds, bonds, agreements, arrangements including but not limited to all sales tax exemption and/ or deferral benefits and/ or any other direct or indirect tax benefits and all other instruments of whatsoever nature to which the TRANSFEROR COMPANY is a party or to the benefit of which TRANSFEROR COMPANY may be eligible, and which are subsisting or having effect immediately before the Effective Date, shall remain in full force and effect against or in favour of the TRANSFEREE COMPANY as the case may be and may be enforced as fully and effectually, as if, instead of the TRANSFEROR COMPANY, the TRANSFEREE COMPANY had been a party or beneficiary or obligee thereto.

(g)	All the assets acquired by or belonging to the TRANSFEROR COMPANY and all the liabilities incurred by the TRANSFEROR COMPANY after the Appointed Date and prior to the Effective Date shall also stand transferred to and vested in the TRANSFEREE COMPANY.

(h)	All liabilities and obligations arising out of banking facilities, guarantees and counter guarantees executed by the TRANSFEROR COMPANY relating to it AND in favour of third party shall become liability/obligation of the TRANSFEREE COMPANY which it undertakes to meet, discharge and satisfy.

6.	LEGAL PROCEEDINGS

(a)	Upon the Scheme becoming effective all legal proceedings then pending by or against the TRANSFEROR COMPANY shall thereafter is continued by or against the TRANSFEREE COMPANY.

(b)	The transfer and vesting of the ASSETS and LIABILITIES under clauses 1, 2, 3, 4, 5 and 6 hereof and the continuance of the proceedings by or against the TRANSFEREE COMPANY shall not affect any contracts or proceedings already concluded by TRANSFEROR COMPANY on and after the Appointed Date to the end and intent that the TRANSFEREE COMPANY accepts on behalf of itself, all acts, deeds and things done and executed by the TRANSFEROR COMPANY.

7.	TRANSACTIONS BETWEEN APPOINTED DATE AND EFFECTIVE DATE

(a)	On and with effect from the Appointed Date and up to and including the Effective Date the TRANSFEROR COMPANY shall be deemed to have been carrying on their businesses and activities and shall be deemed to have held and stood possessed of and shall hold and stand possessed of all the assets and liabilities for and on account of and in trust for TRANSFEREE COMPANY and shall account for the same to the TRANSFEREE COMPANY.

(b)	The TRANSFEREE COMPANY on behalf of the TRANSFEROR COMPANY may carry on the business, in either name as the circumstances may be, for those unfinished or incomplete business, contracts, transactions which may be necessary to be transacted and completed.

(c)	All the profits or incomes accruing or arising to TRANSFEROR COMPANY or expenditure or losses arising or incurred by TRANSFEROR COMPANY, including effect of taxes thereon, if any, shall, for all purposes, be treated and be deemed to be and accrue as the profits or income or expenditure or losses, as the case may be, of TRANSFEROR COMPANY

(d)	The TRANSFEROR COMPANY shall, from the Appointed Date and up to and including the Effective Date, carry on their respective businesses and activities with reasonable diligence and utmost business prudence and shall not without prior written consent of the TRANSFEREE COMPANY alienate, charge, mortgage, encumber or otherwise deal with or dispose off any of its units/undertakings or any part thereof except pursuant to any pre-existing obligations undertaken by the TRANSFEROR COMPANY prior to the Appointed Date.

8.	EMPLOYEES OF THE TRANSFEROR COMPANY

On the Scheme taking effect as aforesaid, all officers and employees of the TRANSFEROR COMPANY on the EFFECTIVE DATE shall be deemed to have become the officers and employees of the TRANSFEREE COMPANY and their employment, which ever is later, and their employment by the TRANSFEREE COMPANY shall be on the following terms and conditions:

(a)	The terms and conditions of service applicable to such officers and employees shall not be less favorable than those applicable to them as on the EFFECTIVE DATE.

(b)	The services of such officers and employees shall not be treated as having been broken or interrupted for the purpose of provident fund or gratuity or otherwise and for all purposes will be reckoned from the date of their respective appointments with the concerned TRANSFEROR COMPANY.

(c)	The TRANSFEREE COMPANY undertakes to continue to abide by the Agreement/settlement if any entered into by the TRANSFEROR COMPANY with any union/ Employee of any of the TRANSFEROR COMPANY which is in force as on the Effective Date.

(d)	The TRANSFEREE COMPANY shall have the right to transfer such employees to any unit, division, profit/ cost centre or department of the TRANSFEREE COMPANY situated anywhere in India or abroad if warranted and as may be necessary from time to time.

(e)	In regard to the Provident Fund; Gratuity Fund, Superannuation fund or any other special fund created or existing for the benefit of such employees of the TRANSFEROR COMPANY, upon the Scheme becoming effective, TRANSFEREE COMPANY shall stand substituted for the TRANSFEROR COMPANY for all purposes whatsoever relating to the administration or operation of such schemes or funds. For this purpose such funds or schemes of the TRANSFEROR COMPANY may be continued, if the TRANSFEREE COMPANY considers so desirable or deemed fit for the smooth administration, management, operation and uniformity. The Trustees including Board of Directors of the TRANSFEREE COMPANY shall be entitled to adopt such course in this regard as may be advised provided however that there shall be no discontinuation or breakage in the service of the employee of the TRANSFEROR COMPANY.

9.	CONTRACTS, DEEDS, ETC.

(a)	Subject to the other provisions contained in this Scheme, all contracts, deeds, agreements, bonds and other instruments of whatsoever nature subsisting or having effect on the Effective Date to which either of the TRANSFEROR COMPANY is a party or to the benefit of which either of the TRANSFEROR COMPANY may be eligible, shall be in full force and effect against or in favor of the TRANSFEREE COMPANY as if the TRANSFEREE COMPANY had been a party thereto.

(b)	The transfer under clause 5 of ‘Transfer of Assets and liabilities of the TRANSFEROR COMPANY and the continuance of the proceedings by or against the TRANSFEREE COMPANY under clause 6 hereof shall not affect any transaction or proceedings already concluded by either of the TRANSFEROR COMPANY on or after the Appointed Date to the end and intent that the TRANSFEREE COMPANY shall accept and adopt all such acts, deed and things as done and executed on behalf of itself. Furthermore, as from the Appointed Date, the TRANSFEROR COMPANY shall be deemed to have carried on and to be carrying on business on behalf of the TRANSFEREE COMPANY until such time as this Scheme becomes effective and shall account to and be entitled to be indemnified by the TRANSFEREE COMPANY.

10.	PAYMENT OF TAX

(a)	All taxes paid or payable by the TRANSFEROR COMPANY in respect of the operations and/or the profits before the Effective Date, shall be on account of the TRANSFEREE COMPANY and, in so far it relates to the tax payment (whether by way of deduction at source, advance tax or otherwise howsoever) by the TRANSFEROR COMPANY in respect of the profits made from and after the Appointed Date, the same shall be deemed to be the tax paid by the TRANSFEREE COMPANY, and shall, in all proceedings, be dealt with accordingly.

11.	CONSIDERATION

(a)	Since the TRANSFEROR COMPANY is a wholly owned subsidiary of the TRANSFEREE COMPANY, upon the Scheme being sanctioned by the Hon’ble High Court of Karnataka at Bangalore AND Hon’ble High Court of Bombay the transfers having been affected as provided hereinabove all the shares, held by the TRANSFEREE COMPANY in the TRANSFEROR COMPANY and its nominees shall be cancelled and extinguished. Accordingly there will be no issue and allotment of Equity shares of the TRANSFEREE COMPANY to the shareholders of the TRANSFEROR COMPANY upon this Scheme becoming effective.

12.	ACCOUNTING TREATMENT IN THE BOOKS OF THE TRANSFEREE COMPANY

(a)	Upon the Scheme becoming effective, except as otherwise provided herein, the accounting treatment in the books of accounts of the Wipro Limited (‘the transferee company’) shall be in accordance with the pooling of interest method under the applicable accounting standards specified under Section 211 (3C) of the Companies Act,1956.

(b)	Upon the coming into effect of this Scheme, an amount representing the excess of the value of the assets over the liability of Wipro Yardley Consumer Care Private Limited (‘the transferor company’) after making such adjustments as the Board of Directors of the Transferee Company may decide shall be reflected as the Capital Reserve in the books of the transferee company.

(c)	Amounts equal to the balances lying in the Capital Redemption Reserve Account, General Reserve Account, Preference Shares Redemption Reserves Account, Profit and Loss and/or any other account and/or any other reserves of the TRANSFEROR COMPANY shall be credited to the corresponding accounts of the TRANSFEREE COMPANY.

13.	CONDITIONALITY OF THE SCHEME

This Scheme is and shall be conditional upon and subject to:

(a)	The approval by the requisite majorities of the members of the TRANSFEREE COMPANY and the TRANSFEROR COMPANY as required under the Acts and any other approval required under an order of the High Court.

(b)	The TRANSFEROR COMPANY shall obtain all the other approvals that may be required for this Scheme.

(c)	The certified copy of the Order of the High Court of Karnataka at Bangalore, and High Court of Bombay upon sanctioning the Scheme being filed with the Registrar of Companies in Karnataka and Registrar of Companies in Mumbai.

14.	APPLICATIONS TO THE COURT

(a)	The TRANSFEROR COMPANY and TRANSFEREE COMPANY shall with all reasonable diligence make and pursue applications to the High Court of Karnataka AND High Court of Bombay for sanction and carrying out of the Scheme.

15.	DISSOLUTION OF TRANSFEROR COMPANY

(a)	Upon the Scheme becoming effective, the TRANSFEROR COMPANY shall be dissolved without winding up pursuant to the provisions Section’s 394 of the Companies Act, 1956.

16.	MODIFICATIONS OR AMENDMENTS TO THE SCHEME

(a)	The TRANSFEROR COMPANY and the TRANSFEREE COMPANY (by their respective Boards of Directors) may assent on behalf of all concerned to any modification(s) or amendments in this Scheme which the Courts and/or any other authorities may deem fit to direct or impose or which may otherwise be considered necessary or desirable for settling any question or doubt or difficulty that may arise in implementing and/or carrying out of the Scheme and the TRANSFEROR COMPANY and the TRANSFEREE COMPANY (by their respective Boards of Directors) and after the dissolution of the TRANSFEROR COMPANY, the TRANSFEREE COMPANY (by its Board of Directors) be and are hereby authorized to take such steps and do all acts, deeds and things as may be necessary, desirable or proper to give effect to this Scheme and to resolve any doubts, difficulties or questions whether by reason of any orders of the Courts or of any directive or orders of any other authorities or otherwise howsoever arising out of, under or by virtue of this Scheme and/or any matters concerning or connected therewith.

(b)	The TRANSFEROR COMPANY (by their respective Board of Directors) and the TRANSFEREE COMPANY (by its Board of Directors), either by themselves or through a committee appointed by them in this behalf, may give such directions as they may consider necessary to settle any question or difficulty arising under the Scheme or in regard to and of the meaning or interpretation of the Scheme or implementation thereof or in any matter whatsoever connected therewith or to review the position relating to the satisfaction of various conditions to the scheme and if necessary, to waive any of those (to the extent permissible under law).

(c)	In the event any of the conditions that may be imposed by the Courts and/or Authority, while sanctioning the Scheme, which the Board of Directors of the TRANSFEROR COMPANY and the TRANSFEREE COMPANY may find unacceptable for any reason, then the TRANSFEROR COMPANY and TRANSFEREE COMPANY are at liberty to withdraw from the Scheme.

17.	EFFECT OF NON RECEIPT OF APPROVALS

(a)	In the event any of the approvals or conditions enumerated in the Scheme not being obtained or complied, or for any other reason, the Scheme cannot be implemented, the respective Board of Directors of the TRANSFEREE COMPANY and the TRANSFEROR COMPANY shall mutually waive/ modify such conditions as they consider appropriate to give effect, as far as possible, to this Scheme and failing such mutual agreement, or in case the Scheme is not sanctioned by the Courts by December 31, 2012 or such other date as may be fixed by the Boards of Directors of the TRANSFEREE COMPANY and the TRANSFEROR COMPANY the Scheme shall be become null and void and each party shall bear and pay their respective costs, charges and expenses in connection with the Scheme.

(b)	If any part of this Scheme is found to be unworkable for any reason whatsoever, the same shall not, subject to the decision of the TRANSFEROR COMPANY and the TRANSFEREE COMPANY, affect the validity or implementation of the other parts and/or provisions of this Scheme.

18.	COSTS CHARGES AND EXPENSES

(a)	All costs, charges, taxes including duties, levies and all other expenses, if any, (save as expressly otherwise agreed) of the TRANSFEROR COMPANY and, the TRANSFEREE COMPANY respectively in relation to or in connection with negotiations leading up to the Scheme and or carrying out and completing the terms and provisions of this Scheme and of and incidental to the completion of Amalgamation in pursuance of this Scheme shall be borne and paid by the TRANSFEREE COMPANY.

IN THE HIGH COURT OF JUDICATURE AT BOMBAY

ORDINARY ORIGINAL CIVIL JURISDICTION

COMPANY SCHEME PETITION NO. 587 OF 2010.

CONNECTED WITH

COMPANY SUMMONS FOR DIRECTION NO. 556 OF 2010.

In the matter of the Companies Act, 1 of 1956;

AND

In the matter of Sections 391 to 394 of the Companies Act, 1956

AND

In the matter of Scheme of Amalgamation of Wipro Yardley Consumer Care Private Limited with Wipro Limited and their respective shareholders and creditors.

WIPRO YARDLEY CONSUMER CARE PRIVATE LIMITED,

... Petitioner Company.

Authenticated copy of the Minutes of the Order dated 8th April, 2010 alongwith Scheme

M/S. RAJESH SHAH & CO Advocates for the Petitioner 16, Oriental Building, 30, Nagindas Master Road, Flora Fountain, Mumbai-400 001.

Co.P.9/2013

BETWEEN:

Azim Premji Custodial Services Private Limited,

Registered Office: 134,

Doddakannelli,

Sarjapur Road,

Bangalore-560 035.	....Petitioner

(By Sri. Saji.P.John, Advocate for M/s SPJ Legal, Associates, Advocates)

AND:

NIL	...Respondent

(By Sri.C.Ashwathappa, CGC for ROC)

This Company Petition is filed Under Section 391 to 394 R/w Section 78, 100 to 103 of the Companies Act, 1956 praying that for the reasons stated therein this Hon’ble Court may be pleased to:-

That the Scheme of Arrangement, Annexure A hereto, be sanctioned by this Hon’ble Court so as to be binding on the Petitioner Company, demerged Company and Trademark company and its respective shareholders and creditors; and etc.,

Co.P. 10/2013

BETWEEN:

Wipro Trademarks Holding Limited,

Registered Office: 134,

Doddakannelli,

Sarjapur Road,

Bangalore-560 035.	....Petitioner

(By Sri. Saji.P.John, Advocate for M/s SPJ Legal, Associates, Advocates)

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AND:

NIL	...Respondent

(By Sri. C. Ashwathappa, CGC for ROC)

This Company Petition is filed Under Section 391 to 394 R/w Section 78, 100 to 103 of the Companies Act, 1956 praying that for the reasons stated therein this Hon’ble Court may be pleased to:-

That the Scheme of Arrangement, Annexure A hereto, be sanctioned by this Hon’ble Court so as to be binding on the Petitioner Company, Its shareholders, creditors and also on the Demerged company and resulting company and its respective shareholders and creditors; and etc.,

These Company Petitions coming on for orders this day, the Court made the following:

O R D E R

These three petitions are filed seeking sanction of Scheme of Arrangement produced at Annexure-A between WIPRO Limited (hereinafter referred to as ‘Demerged company’), Azim Premji Custodial Services Private Limited [hereinafter referred to as ‘Resulting company’) and WIPRO Trademarks Holding Limited (hereinafter referred to as ‘Trade mark company’).

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2. Heard Sri Saji P John, learned Advocate for Petitioner-companies and Sri C Aswathappa, learned Standing Counsel appearing for ROC.

3. The Demerged company came to be incorporated on 29.12.1945 under the provisions of The Companies Act, 1913 under the name and style of ‘Western India Vegetable Products Limited’ in the State of Maharashtra and changed its name to ‘Wipro Products Limited’ with effect from 07.06.1977 and subsequently changed to its present name ‘Wipro Limited’ with effect from 28.04.1984. Demerged company was originally incorporated to carry on business of extracting oil either by crushing or by chemical or other processes. The certificate of incorporation along with Memorandum and Articles of Association of demerged company is produced at Annexure-B. It is presently engaged in the business of providing Information Technology (IT) and IT Enables Services (ITES) and is providing IT services, outsourced research and development, IT Infrastructure services, etc.,. It has also diversified its business to the consumer care products. Registered office of the demerged company is at the address shown in the cause

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title to the petition. The authorised, issued, subscribed and paid up share capital of the demerged company is reflected in paragraph 4 of the petition which is also evidenced from the balance sheet made as on 31.03.2012 produced at Annexure-C. The equity shares of demerged company are listed at Bombay Stock Exchange, National Stock Exchange and American Depository Receipts listed on New York Stock Exchange and they have given their No-objection letters as per Annexure-J.

4. The Resulting company was incorporated on 17.08.2010 as a Private Limited Company with the Registrar of Companies, Karnataka under the name and style of ‘Azim Premji Custodial Services Private Limited’ engaged in the business of extracting, manufacturing, processing, buying, selling, importing, exporting and dealing in fatty acids, edible and non edible oil of every description, manufacturing, processing, buying, selling, importing, exporting and dealing in soaps, shampoos, creams etc.,. and dealers of fluid power products of all types and kinds whether pneumatic or hydraulic which are worked, propelled and energized by fluids or gases and etc.,. Certificate of incorporation as well

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as Memorandum and Articles of Association of the Resulting Company is produced at Annexure-D. It is having its Registered Office at the address mentioned in the cause title of the Company Petition No.9/2013. It is also stated in the petition that petitioner-company is in the process of converting into public limited and name of the company will be changed to ‘WIPRO Enterprises Limited’ or such other name approved by ROC.

5. The Trade Mark company was incorporated as Public Limited Company on 30.10.1982 under the provisions of The Companies Act, 1956 under the name and style of ‘Wipro Investment Private Limited’ which was thereafter changed to ‘Wipro Investment Limited’ pursuant to its conversion into public company and thereafter it was changed to ‘Wipro Trademarks Holding Limited’. The certificate of incorporation, memorandum and articles of association of the Trademark company is produced at Annexure-F. Trademark Company was incorporated to carry on the business of acquiring and owning intellectual properties. Registered office of Trademark company is situated at the address shown in the cause title of the Co.P.No.10/2013.

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6. The Board of Directors of all the three companies have approved and adopted the Scheme of Arrangement at its respective Board Meetings held on 01.11.2012 by virtue of which Demerged undertaking, business operations and activities of diversified business as defined under the Scheme of Demerged company would be transferred and vested in the Resulting company by way of demerger, subject to approval by this Court. A perusal of the scheme which is produced at Annexure-A and Schedule III, Part A, Part B and Part D thereto would indicate that respective trade marks would be used by these companies as enumerated thereunder.

7. The Demerged company had filed an application in C.A.No. 1470/2012 for convening meeting of its shareholders, secured and unsecured creditors for approving the Scheme of Arrangement and this Court by order dated 26.11.2012 allowed the said application and directed convening of meeting of shareholders, secured and unsecured creditors which order is produced at Annexure-K to Co.P.No.8/2013.

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8. The Resulting company as well as Trademark company had also filed applications C.A.Nos.l471/20l2 and 1472/2012 respectively seeking for dispensation of meetings of shareholders and creditors and this Court by order dated 26.11.2012 allowed the applications (Annexure-J in Co.P.Nos.9 and 10/2013) and dispensed with the meetings of shareholders and creditors.

9. As ordered by this Court in C.A.No.1470/2012, Demerged company has convened the meeting of equity shareholders, secured creditors and unsecured creditors on 28.12.2012 and on 04.01.2013 respectively. The Chairman of the meeting has filed separate reports which would indicate that 393 persons attended equity shareholders meeting of which 380 votes were cast in favour of resolution and 8 votes were cast against resolution. Thus, resolution approving the Scheme of Arrangement was passed by

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requisite majority of equity shareholders as per the Chairman’s report produced at Annexure-L in Co.P.8/2013. The Demerged company had one secured creditor namely, Hewlett Packard Financial Services India Private Limited as on 30.09.2012 and it has submitted No-Objection letter for Scheme of Arrangement as per the Chairman’s report produced at Annexure-M in Co.P.8/2013. The meeting of unsecured creditors was attended by 15 creditors of which, 13 votes were valid and 2 votes were declared as invalid. Approving the Scheme of Arrangement was passed by 100% majority as per the Chairman’s report at Annexure-N to Co.P.8/2013. Said reports of the Chairman were filed before this Court on 10.01.2013 and were accepted by this Court by order dated 16.01.2013 in C.A.No.1470/2012.

10. This Court by order dated 17.01.2013 had directed notice on the Regional Director and permitted the applicants to take out paper publication in ‘Business Standard’ English Daily newspaper and ‘Kannada Prabha’ in Kannada Daily newspaper fixing the date of hearing as 21.02.2013. Accordingly, matters were listed before this Court on

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21.02.2013 and this Court had taken on record memo filed in Co.P.No.8/20l3 whereunder list of members intending to appear, list of members who has submitted affidavits and list of members seeking copy of the petition had been enclosed and as noticed hereinabove said memo was permitted to be filed. Said memo with its annexures were filed and placed on record. Names of the persons found in the list were called out and none appeared and Official of Registrar of Companies who was present before Court sought for a week’s time to reply and accordingly time was granted and subsequently, Registrar of Companies has filed an affidavit in Co.P.Nos.8/2013, 9/2013 & 10/2013. An observation has been made by Registrar of Companies which is to the following effect:

*Resulting company is a private Limited company and in Part 1B of the Scheme provides that the Resulting company is in the process of converting into a Public Limited Company and the name of the Resulting company will be changed to ‘Wipro Enterprises Limited’ or such other name as may be approved by the Registrar of Companies for which the company is required to comply with applicable provision of Companies Act 1956 and to file necessary e-forms.

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It is also notices that the resulting company is required to allot shares to the shareholders of the demerged company in terms of the scheme for which the resulting company has to increase its authorised capital in accordance with provisions of Sections 94-97 of the Companies Act, 1956.

The Resulting company may be directed to file necessary affidavit before the Hon’ble Court undertaking to comply with the above provisions of the Companies Act, 1956.”

11. Pursuant to the said affidavit filed by ROC, authorised signatory of the Resulting company has filed an affidavit dated 27.02.2013 whereunder it is stated as follows:

4. In so far as the averments set out in paragraph 2 of the Affidavit of the Registrar of Companies stating that “The Resulting Company is a Private Limited Company and in Part 1 B of the Scheme provides that the resulting company is in the process of converting into a Public Limited Company and the name of the resulting company will be changed to ‘Wipro Enterprises Limited’ or such other name as may be approved by the Registrar of Companies for which the company is required to comply with applicable provision of Companies Act 1956 and to file necessary e-forms”, it is submitted that the Petitioner Company has already passed resolutions at the Extraordinary General Meeting of the Company held on February 16, 2013 for converting the company into a Public Limited Company. The Extract of the Extraordinary General Meeting resolution is herewith furnished as Annexure-1 for the kind perusal of this Hon’ble Court. The company is in the process of filing relevant e-Form with the Registrar of Companies.

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5. In so far as the further observation stating that “It is also noticed that the resulting company is required to allot shares to the shareholders of the demerged company in terms of the scheme for which the resulting company has to increase its authorized capital in accordance with provisions of Sec.94-97 of the Companies Act, 1956”, it is submitted that the Resulting Company has already increased its authorized capital to Rs.50,00,000/- (Rupees Fifty Lakhs only) divided into 500,000 (Five Lakh) shares of Rs.10/- each by a resolution passed in the Extraordinary General Meeting held on January 30, 2013 and undertakes to further increase the authorized capital prior to the allotment of shares in terms of the Scheme subject to compliance with the procedures and payment of stamp duty and Registration fee, as applicable. The copy of the e-Form 5 filed with the Registrar of Companies is herewith furnished as Annexure-2.

6. The Petitioner Company undertakes to comply with the provisions and procedures of the Companies Act, 1956 for change of name, and further increase of the Authorized share capital of the Petitioner Company.

Said affidavit filed by the authorised signatory of Resulting company is placed on record.

12. Learned counsel appearing for petitioner had taken out notice through paper publication as ordered and said paper publication filed along with memo has also been placed on record by this Court on 21.02.2013.

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13. The Demerged company has also filed a memo dated 21.02.2013 enclosing the annexures received from its shareholders in respect of individual notices issued to equity shareholders and ADR holders notifying the date of hearing of the petition which was 21.02.2013 and it has been noticed by this Court that names of those persons which are found in the list enclosed to the memo were called out and none had appeared. Affidavit filed by the authorised signatory of the Resulting company would indicate that an undertaking has been given by the said authorised signatory to comply with observation made by ROC on behalf of RD.

14. A perusal of the proposed Scheme would indicate that it is beneficial to the petitioner-companies, respective members, creditors and shareholders. It is stated by Demerged company that it had commenced its business operations in non-IT space and subsequently commenced IT business which today commands a very significant portion in business operations. It is stated that Scheme intends to

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demerge its diversified business and this initiative is a step in the direction to make the demerged company a pure information technology company and which will enable the stake holders to benefit from unlocking the value of diversified business and allow different businesses to independently pursue their growth strategies while benefiting from sharing of Wipro Brand. Scheme would also indicate that it provides for transfer by way of a demerger of Demerged undertaking of Demerged company to the Resulting company, the consequent issue of securities by Resulting company to the shareholders of Demerged company on a proportionate basis, in consideration of the transfer and vesting of Demerged undertaking in the Resulting company, and at the option of members of the Demerged company, the exchange of Resulting company’s equity shares for additional Demerged company Equity Shares for additional Demerged company equity shares post this Demerger transferred by the promoter to the Special Trust in each case.

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15. Applicant-companies have complied with due procedure and in view of the affidavit filed by ROC giving consent subject to observations made therein which is also agreed to be complied by authorised signatory of Resulting company, I am of the considered view that Scheme of Arrangement proposed by three applicants requires to be approved and to be sanctioned as prayed for in these petitions.

Hence, following order is passed:

(1)	Company petitions are hereby allowed.

(2)	Scheme of Arrangement filed along with Co.P.No.8/20l3 at Annexure-A is hereby sanctioned which is binding on the petitioner-companies, their equity and all stake holders.

(3)	It is made clear that Schedule-III to the Scheme as approved would be owned and used by these companies as enumerated in Part-A, Part-B, Part-C & Part-D respectively.

(4)	Scheme of Arrangement (Demerger) as per Annexure-A would be effective from appointed date 01.04.2012.

(5)	Certified copy of this order shall be filed by petitioners-companies before ROC within 30 days from the date of certified copy of this order.

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8310/04

S. P. John

(3 Seats)

IN THE HIGH COURT OF KARNATAKA AT BANGALORE

DATED THIS THE 28TH DAY OF MARCH, 2014

BEFORE:

THE HONOURABLE MR. JUSTICE ANAND BYRAREDDY

COMPANY PETITION NO.291 OF 2013

CONNECTED WITH

COMPANY PETITION No.292 OF 2013

IN CO.P.No.291/2013

BETWEEN:

Wipro Energy IT Services India

Private Limited,

Registered office at Doddakannelli,

Sarjapur Road,

Bangalore-560 035.

... PETITIONER

(By Shri. Saji P John, Advocate)

AND:

Nil.

... RESPONDENT

(By Shri. K.S. Mahadevan, Advocate for Official Liquidator Smt. Prema Hatti, C.G.C., for Registrar of Companies)

*****

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This Company Petition filed under Section 391 to 394 of the Companies Act, 1956, praying to the Scheme of Amalagamation Annexure-A hereto, be sanctioned by this Hon’ble Court so as to be binding on the petitioner company, its shareholder, creditors and also on the Transferor Company No.2 and the Transferee Company and its shareholders and creditors and etc;

IN CO.P.No.292/2013

BETWEEN:

Wipro Technology Services Limited,

Registered office at Doddakannelli,

Sarjapur Road,

Bangalore - 560 035.	... PETITIONER

(By Shri. Saji P John, Advocate)

AND:

Nil.	... RESPONDENT

(By Shri. K.S. Mahadevan, Advocate for Official Liquidator Smt. Prema Hatti, C.G.C., for Registrar of Companies)

*****

This Company Petition filed under Section 391 to 394 of the Companies Act, 1956, praying to the Scheme of Amalagamation Annexure-A hereto, be sanctioned by this Hon’ble Court so as To be binding on the petitioner company, its shareholder, creditors and also on the Transferor Company No. 1 and the Transferee Company and its shareholders and creditors and etc;

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These Company Petitions coming on for Orders this day, the Court made the following: -

O R D E R

These petitions are heard and disposed of by this common order.

These petitions are filed seeking sanction of a scheme of amalgamation of Wipro Energy IT Services India Private Limited (hereinafter referred to as ‘The Transferor Company No.1’, for brevity) who is the petitioner in Co.P.291/2013 and Wipro Technology Services Limited (hereinafter referred to as ‘The Transferor Company No.2’, for brevity) who is the petitioner in Co.P.292/2013, with Wipro Limited (hereinafter referred to as ‘the Transferee Company’, for brevity).

2. The Transferor Company No.1 was incorporated on March 27, 1996 to carry on the business of dealing in Computer Software and Information Technology. Its registered office is situated at Sarjapur Road, Bangalore.

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3. The Transferor Company No.2 was incorporated in September 2004 and it is engaged in the business of Information Technology. Its registered office is also situated at Sarjapur Road, Bangalore.

4. The Transferee Company was incorporated in the year 1945 under the provisions of the Companies Act, 1913 in the name and style of “Western India Vegetable Products Limited” in the State of Maharashtra. It changed its name to “Wipro Products Limited” in the year 1977. The Transferee company subsequently changed its name to “Wipro Limited” with effect from the year 1984. It then shifted its registered office from the State of Maharashtra to the State of Karnataka in the year 1996. The Transferee Company is presently engaged in the business of providing Information Technology and information technology enabled services. The registered office of the Transferee Company is situated at Sarjapur Road, Bangalore.

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5. The Board of Directors of the Transferor companies, approved and adopted the scheme of amalgamation at its meeting held on 25.11.2013 and the Board of Directors of the Transferee Company have approved and adopted the scheme of amalgamation on 19.04.2013.

6. The Transferor Company No. 1 has filed Company Application 2378/2013 and so also, the Transferor Company No.2 has filed Company Application No.2379/2013 for dispensation of the meetings of the shareholders, secured and unsecured creditors of the Transferor Companies, for approving the scheme of amalgamation. This Court by separate orders dated 10.12.2013, allowed the applications and dispensed with the meetings.

7. Both the Transferor Companies are wholly owned subsidiaries of the Transferee Company. The shareholding and other rights of the members of the Transferee Company will remain unaffected as no new shares are being issued by the Transferee Company under the scheme and there will be no change in the capital structure of the Transferee Company under the Scheme of amalgamation. Hence, the Transferee Company has not filed separate petition for sanction of the scheme of amalgamation.

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8. The present petitions were filed on 13.12.2013 and this Court had issued notice to the Regional Director and the Official Liquidator. The petitioner was also directed to take out notice of the petition in daily newspapers. Notices were duly published and copies of the same are furnished. This Court, by its order dated 17.01.2013 had appointed Chartered Accountants to verify the books and accounts of the Transferor Companies. The Official Liquidator has in turn filed reports based on the report filed by the Chartered Accountants. The companies had served copies of the petitions on the Commissioner of Income Tax as directed by the Registrar of Companies.

The Registrar of Companies has also filed an affidavit indicating that there is no objection to the scheme of amalgamation being sanctioned.

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In view of the above, there is no impediment for the petitions being allowed. Hence, the petitions are allowed and the scheme of amalgamation is hereby sanctioned. The petitioner Companies are deemed to be dissolved without an order of winding. The Transferor Companies and the Transferee Company shall file a copy of this order with the Registrar of Companies within 30 days from the date of this order.

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